     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 1998

                                                     REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    SMITH BARNEY WESTPORT FUTURES FUND L.P.
    (EXACT NAME OF REGISTRANT AS SPECIFIED IN LIMITED PARTNERSHIP AGREEMENT)

              NEW YORK                                6793                               13-3939393
      (STATE OF ORGANIZATION)             (PRIMARY STANDARD INDUSTRIAL                (I.R.S. EMPLOYER
                                          CLASSIFICATION CODE NUMBER)              IDENTIFICATION NUMBER)

                      SMITH BARNEY FUTURES MANAGEMENT INC.
                                GENERAL PARTNER
                              390 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 723-5424
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICE)
                            ------------------------

                             EMILY M. ZEIGLER, ESQ.
                            WILLKIE FARR & GALLAGHER
                               787 SEVENTH AVENUE
                            NEW YORK, NY 10019-6099
                                 (212) 728-8000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                 PROPOSED MAXIMUM  PROPOSED MAXIMUM
     TITLE OF EACH CLASS         AMOUNT BEING        OFFERING         AGGREGATE         AMOUNT OF
OF SECURITIES BEING REGISTERED    REGISTERED      PRICE PER UNIT    OFFERING PRICE   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
  Units of Limited
  Partnership Interest.......      120,000*             0                 0                 0

--------------------------------------------------------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    * SMITH BARNEY INC. INTENDS TO MAKE A MARKET IN 120,000 UNITS OF LIMITED PARTNERSHIP INTEREST ("UNITS") PREVIOUSLY REGISTERED ON REGISTRATION STATEMENT NO. 333-24923. THERE IS NO REGISTRATION FEE DUE IN CONNECTION WITH THIS REGISTRATION STATEMENT BECAUSE THE UNITS WERE PREVIOUSLY REGISTERED UNDER REGISTRATION NO. 333-24923.
================================================================================

                    SMITH BARNEY WESTPORT FUTURES FUND L.P.

                             CROSS REFERENCE SHEET

                   ITEM NUMBER AND CAPTION                            HEADING IN PROSPECTUS
                   -----------------------                            ---------------------
 1.  Forepart of the Registration Statement and Outside
       Front Cover of Prospectus........................  Cover Page
 2.  Inside Front and Outside Back Cover Pages of
       Prospectus.......................................  Inside Cover Page; Table of Contents
 3.  Summary Information, Risk Factors and Ratio of
       Earnings to Fixed Charges........................  Summary of the Prospectus; Risk Factors
 4.  Use of Proceeds....................................  Use of Proceeds
 5.  Determination of Offering Price....................  Cover Page; Plan of Distribution
 6.  Dilution...........................................  *
 7.  Selling Security Holders...........................  *
 8.  Plan of Distribution...............................  Plan of Distribution
 9.  Description of Securities to be Registered.........  Cover Page; Redemptions; The Limited
                                                          Partnership Agreement
10.  Interests of Named Experts and Counsel.............  Legal Matters
11.  Information With Respect to the Registrant.........  Summary of the Prospectus; Risk Factors; Com-
                                                            modity Futures Markets; Trading Policies;
                                                            Financial Statements; The General Partner;
                                                            The Advisor; Conflicts of Interest; Fees
                                                            and Expenses to the Partnership; The
                                                            Limited Partnership Agreement
12.  Disclosure of Commission Position on Indemnifi-
       cation for Securities Act Liability..............  *

---------------
* Not applicable.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 19, 1998
           120,000 OUTSTANDING UNITS OF LIMITED PARTNERSHIP INTEREST

                             SMITH BARNEY WESTPORT
                               FUTURES FUND L.P.
                               ------------------
    Smith Barney Westport Futures Fund L.P. (the "Partnership") is a limited partnership organized under the laws of the State of New York to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options and forward contracts.

    Smith Barney Inc. ("SB") acts as the commodity broker/dealer for the Partnership and its affiliate, Smith Barney Futures Management Inc., is the General Partner of the Partnership (the "General Partner"). See "The General Partner" and "The Commodity Broker/Dealer". All trading decisions are made for the Partnership by John W. Henry & Company, Inc. ("JWH(R)" or the "Advisor"). The Advisor is not affiliated with the General Partner or SB. See "The Advisor" and "Conflicts of Interest". SB intends to make a market in the Partnership's units of limited partnership interest (the "Units"), although it is not obligated to conduct market-making activities and any such activities may be discontinued at any time without notice, at the sole discretion of SB. The Units that may be offered from time to time pursuant to this Prospectus were issued and sold by the Partnership in a public offering which commenced May 30, 1997, and terminated on February 1, 1998. Units were sold at $1,000 per Unit prior to the commencement of trading and at Net Asset Value per Unit thereafter. When a redemption/transfer request is received by the General Partner, SB may, at its sole discretion, purchase such Units for its own account for immediate resale to subscribers. Such purchases and sales will be at Net Asset Value per Unit. If SB does not purchase the Units that are the subject of a redemption/transfer request, the redemption will be effected by the General Partner and, consequently, the number of Units outstanding in the Partnership will be reduced. No assurance can be given as to the liquidity of, or the trading market for, the Units as a result of any market-making activities undertaken by SB. The Partnership will not receive any proceeds from the sale of any Units offered pursuant to this Prospectus. No underwriting commissions are charged in connection with this offering.

    THESE ARE SPECULATIVE SECURITIES.

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS. (SEE "RISK FACTORS" AT PAGES 9-15). THIS OFFERING INVOLVES SIGNIFICANT RISKS AND THE FOLLOWING LIST OF RISKS IS NOT COMPLETE:

    -- COMMODITY TRADING IS SPECULATIVE AND VOLATILE (AN INVESTOR COULD LOSE ALL
       OF HIS INVESTMENT.)

    -- AUTHORIZATION OF SUBSTANTIAL FEES TO GENERAL PARTNER AND AFFILIATES (THE
       PARTNERSHIP REQUIRES A RETURN OF 7.71% PER YEAR TO BREAK EVEN, ASSUMING A PARTNERSHIP SIZE OF $120,000,000. SUBSTANTIAL INCENTIVE FEES MAY BE PAID DURING A YEAR EVEN THOUGH THE PARTNERSHIP MAY INCUR A NET LOSS FOR THE FULL YEAR.)

    -- CONFLICTS OF INTEREST MAY EXIST IN THE MANAGEMENT OF THE PARTNERSHIP
       (INCLUDING THE RELATIONSHIP BETWEEN THE GENERAL PARTNER AND THE COMMODITY BROKER/DEALER; THE BROKERAGE RATE CHARGED BY THE COMMODITY BROKER/DEALER; DISTRIBUTION OF PROFITS; ACCOUNTS OF SB, THE GENERAL PARTNER AND THEIR AFFILIATES; CONTROL OF OTHER ACCOUNTS BY THE ADVISOR; OTHER ACTIVITIES AND POOLS OPERATED BY SB; AND INCENTIVE FEES CHARGED BY THE ADVISOR). THESE CONFLICTS OF INTEREST MAY ADVERSELY AFFECT THE NET PERFORMANCE OF THE PARTNERSHIP.

    -- NO PUBLIC MARKET FOR UNITS EXISTS.

    -- LIMITED PARTNERS MAY HAVE LIMITED VOTING RIGHTS WITH RESPECT TO THE
       PARTNERSHIP'S AFFAIRS.

    -- WHILE THE GENERAL PARTNER DOES NOT INTEND TO MAKE DISTRIBUTIONS, PROFITS
       EARNED IN ANY YEAR WILL RESULT IN AN INCREASE IN A LIMITED PARTNER'S TAX LIABILITY.
                                                        (continued on next page)

    THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. THE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS ENTIRE INVESTMENT. SEE "RISK FACTORS" AT PAGES 9-15.

    THIS OFFERING IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940 AND IS NOT SUBJECT TO REGULATION THEREUNDER. SEE "RISK FACTORS" AT PAGES 9-15.

    SUBSCRIBERS WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT.
                               ------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF
        PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE
               ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

==========================================================================================================
----------------------------------------------------------------------------------------------------------
                                                                                             PROCEEDS TO
                                                             PRICE TO       UNDERWRITING   THE PARTNERSHIP
                                                              PUBLIC       COMMISSIONS(1)     (1)(2)(3)
----------------------------------------------------------------------------------------------------------
Per Unit (minimum purchase: $5,000)(4)..................        NAV             (1)              $0
==========================================================================================================

(Notes on page ii)
                               ------------------
                               SMITH BARNEY INC.

      The date of this Prospectus and Disclosure Document is June 30, 1998

     SB is accepting subscriptions for Units with a minimum initial subscription per investor of $5,000 (except that the minimum initial investment is $2,000 for employee benefit plans, subject to higher minimums in certain states). This Prospectus is to be used by SB in connection with offers and sales of the Units and fractional Units (rounded to four decimal places) in market-making transactions at the prevailing Net Asset Value per Unit as of the last business day of the month ending at least 5 days after a subscription is accepted. Net Asset Value is defined in the Glossary at page 101. A subscription may be revoked by a subscriber if there are no Units available (i.e., no redemptions requested) as of the end of a month. See "Plan of Distribution" and "Subscription Procedure". The Partnership will dissolve no later than December 31, 2017. See "Summary of the Prospectus -- The Partnership -- Dissolution of the Partnership".
---------------

NOTES:

     (1) The Units are being offered by SB. SB will facilitate the transfer of ownership of currently outstanding Units from limited partners wishing to transfer their Units to subscribing investors upon approval by the General Partner of new subscriptions. No underwriting commissions will be paid in connection with this offering. SB may pay underwriting commissions of up to $50 per Unit sold out of its own funds. SB will pay a portion of the brokerage fees it receives to its registered representatives ("Financial Consultants") who sell Units in the offering and who are registered with the Commodity Futures Trading Commission ("CFTC") as associated persons of a futures commission merchant for continuing services to be provided by such persons to purchasers of Units. Those services will include (i) answering questions regarding daily net asset value and computations thereof, monthly statements, annual reports and tax information provided by the Partnership, (ii) providing assistance to investors including when and whether to redeem the Units or purchase additional Units (if available) and (iii) general servicing of accounts. A Financial Consultant may be credited with up to approximately 80% of the amount of brokerage fees attributable to Units sold by him. The brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are charged may change. See "Plan of Distribution" and "The Commodity Broker/Dealer -- Brokerage Fees". No portion of SB's brokerage fees will be paid to any Financial Consultant who is not registered with the CFTC as an associated person of a futures commission merchant.

     (2) The Partnership began its initial offering of Units on May 30, 1997 and began trading on August 1, 1997 with an initial capitalization of $40,439,000. As of March 31, 1998, the Partnership's Net Assets were $114,810,781 and the Net Asset Value per Unit initially sold for $1,000 was $961.22. During the offering, subscription amounts will be held in escrow at European American Bank, New York, New York, until they are transferred to SB specifically for facilitating the transfers described herein. The funds held in escrow will be invested as SB shall from time to time direct by written instrument delivered to the escrow agent in an interest bearing bank money market account. Subscription proceeds resulting from SB's market-making activities will be offset by an equal amount of transfer proceeds paid by SB to transferring investors. No new Units will be sold as a result of this offering. Proceeds from the sale of Units made pursuant to this Prospectus will not increase the number of Units outstanding nor the size of the Partnership. If a subscription is accepted by the General Partner, such subscription will purchase available Units and fractional Units (rounded to four decimal places) in amounts provided by transferring investors in the Partnership. See "Plan of Distribution" and "Use of Proceeds".

     (3) The Limited Partnership Agreement requires the Partnership to bear all of its offering expenses. See "Fees and Expenses to the Partnership" and "Redemptions".

     (4) The minimum additional subscription (to the extent available due to redemptions) for investors who are already limited partners will be $1,000 (except in Maine, where the minimum additional subscription will be $5,000). In the case of sales to employee-benefit plans including qualified corporate pension and profit-sharing plans, "simplified employee pension plans," so-called, "Keogh" (H.R. 10) plans and Individual Retirement Accounts, and subject to higher minimum investment standards imposed by certain states as listed in Exhibit C hereto, the minimum purchase is $2,000. See "ERISA Considerations."

                            ------------------------

     An annual report containing financial statements and the report of the Partnership's independent accountants will be distributed to limited partners not more than 90 days after the close of the Partnership's fiscal year.
                            ------------------------

     The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and its Northeast regional office at 7 World Trade Center, Suite 1300, New York, NY 10048 and its Midwest regional office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Partnership is an electronic filer. The Commission maintains a Web site (http://www.sec.gov) that contains such reports and other information regarding the Partnership.
                            ------------------------

     A COPY OF THE NASAA GUIDELINES FOR THE REGISTRATION OF COMMODITY POOL PROGRAMS, AS AMENDED AND ADOPTED AS OF AUGUST 30, 1990, WILL BE PROVIDED TO ANY PERSON, WITHOUT CHARGE, UPON REQUEST. SAID REQUEST MAY BE MADE IN WRITING TO THE PARTNERSHIP, C/O SMITH BARNEY FUTURES MANAGEMENT INC., 390 GREENWICH STREET, NEW YORK, NEW YORK 10013 OR BY CALLING (212) 723-5424.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

     UNTIL             , 1998 (90 DAYS AFTER THE DATE HEREOF), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                            ------------------------

                           RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS POOL AT PAGES 16-18 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 18 AND 19.

     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 9-15.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                            ------------------------

                               TABLE OF CONTENTS

                                             Page
                                             ----
Risk Disclosure Statement.................      iv
Summary of the Prospectus.................       1
  The Offering............................       1
  The Partnership.........................       2
  Statement of Financial Condition........       8
Risk Factors..............................       9
Fees and Expenses to the Partnership......      16
Potential Benefits to Investors...........      19
Conflicts of Interest.....................      20
Trading Policies..........................      23
The General Partner.......................      24
  Background..............................      24
  Principals..............................      24
  Other Pools Operated by the General
    Partner...............................      28
The Advisor...............................      34
Fiduciary Responsibility..................      61
The Commodity Broker/Dealer...............      62
Income Tax Aspects........................      65
  Summary of the Federal Income Tax
    Consequences for United States
    Taxpayers Who Are Individuals.........      65
  Tax Consequences for Exempt
    Organizations.........................      71
  State, Local and Other Taxes............      71
  Summary of the United States Federal
    Income Tax Consequences for Non-U.S.
    Taxpayers.............................      72
  Basis of Summary of Income Tax
    Aspects...............................      72
Use of Proceeds...........................      73
Plan of Distribution......................      73
Investment Requirements...................      74

                                             Page
                                             ----
Subscription Procedure....................      75
The Limited Partnership Agreement.........      75
  Liability of Limited Partners...........      76
  Management of Partnership Affairs.......      76
  Sharing of Profits and Losses...........      76
  Additional Partners.....................      77
  Restrictions on Transfer or
    Assignment............................      77
  Dissolution of the Partnership..........      77
  Removal or Admission of General
    Partner...............................      78
  Amendments; Meetings....................      78
  Reports to Limited Partners.............      78
  Power of Attorney.......................      79
  Indemnification.........................      79
Redemption/Transfer.......................      79
ERISA Considerations......................      80
Legal Matters.............................      83
Experts...................................      83
Additional Information....................      83
Commodity Markets.........................      83
  Commodity Futures.......................      83
  Forward Contracts.......................      84
  Uses of Commodity Markets...............      84
  Options.................................      84
  Regulation..............................      85
  Margins.................................      87
Financial Statements......................      89
Glossary..................................     101
Amended and Restated Limited Partnership
  Agreement -- Exhibit A..................     A-1
Subscription Agreement -- Exhibit B.......     B-1
Suitability Requirements -- Exhibit C.....     C-1

                 (This page has been left blank intentionally.)

                           SUMMARY OF THE PROSPECTUS

     The following is a summary of the Prospectus. The Prospectus contains more detailed information under the captions referred to below, and this summary is qualified in its entirety by the information appearing elsewhere in this Prospectus. See also the Glossary.

                                  THE OFFERING

Securities Offered......Units at Net Asset Value per Unit as of the end of each month during which SB conducts market-making activities. Net Asset Value is defined in the Glossary at page 101.

Minimum Subscription....The minimum subscription is $5,000, except for subscriptions by employee-benefit plans (and subject to higher minimums imposed by certain states) which may be made for a minimum of $2,000. The minimum investment for subscribers who are already limited partners will be $1,000 (except in Maine, where the minimum additional subscription will be $5,000). The minimum subscription will purchase Units and fractional Units (rounded to four decimal places) as of the first day of the month which is at least 6 days after a subscription is accepted. See "Plan of Distribution". The General Partner and its affiliates are free to purchase Units for investment purposes provided that in no event will total contributions by these entities equal or exceed 10% of the total contributions to the Partnership at any time.

Plan of Distribution....SB intends to make a market in the Units (to the extent that investors in the Partnership desire to redeem/transfer Units) by matching redemption/transfer requests with subscriptions for the Partnership's Units which were previously issued. SB is not obligated to conduct market-making activities and any such activities may be discontinued at any time without notice, at the sole discretion of SB. No assurance can be given as to the liquidity of, or the trading market for, the Units as a result of any market-making activities undertaken by SB. This Prospectus is to be used by SB in connection with offers and sales of the Units and fractional Units (rounded to four decimal places) in market-making transactions in the over-the-counter market at the prevailing Net Asset Value per Unit as of the last business day of the month ending at least 5 days after a subscription is accepted. Subscriptions will be accepted only to the extent that they can be matched with Units for which redemption/transfer requests have been received by the General Partner. All subscriptions accepted by the General Partner will be held in the escrow account until the first day of the month beginning at least 6 days after receipt of the subscription on which day subscription funds will be transferred to SB for further payment to transferring investors and the General Partner will cause the Partnership's records to reflect the change in ownership of the Units from the transferring investor to the subscribing investor. Sales of Units made by SB as a market-maker will not increase the number of Units outstanding in the Partnership nor the size of the Partnership. The General Partner may reject any subscription for any reason. A subscription may be revoked by a subscriber if SB determines not to conduct market-making activities as of the end of a month. Subscription amounts that are not used to purchase Units (because of fluctuations in Net Asset Value per Unit between the date the subscription is accepted and the effective date of purchase) will be returned to subscribers by SB. See "Plan of Distribution" and "Subscription Procedure."

Use of Proceeds.........The Partnership will not receive any proceeds from the sale of any Units offered pursuant to this Prospectus. Proceeds received by SB as a result of its market-making in the Units will be utilized by SB to pay amounts to transferring investors when a transfer of Unit ownership is to occur. A subscription will be either approved or rejected within four business days from the receipt of the subscription by the General Partner. All of the Partnership's assets are maintained in the Partnership's trading accounts at SB and are currently or may be used to trade in commodity interests including futures contracts, options and forward contracts. Such proceeds will be maintained in cash. See "Use of Proceeds".

Purchase of Units
  by Retirement Plans...Participants in employee-benefit plans may be capable of purchasing Units with a portion of their retirement assets. See "ERISA Considerations".

                                THE PARTNERSHIP

The Partnership.........Smith Barney Westport Futures Fund L.P. is a limited partnership organized on March 21, 1997 under the laws of the State of New York. See "The Limited Partnership Agreement".

Risk Factors............An investment in the Partnership is speculative and involves substantial risks. The risks of an investment in the Partnership include, but are not limited to:

                        -- the speculative, volatile and highly leveraged nature
                           of trading in commodity futures, forward and option contracts;

                        -- the fees and expenses which the Partnership incurs
                           regardless of the Partnership's trading performance, including a brokerage charge of 6.5% per year and a management fee of 4%; substantial incentive fees may be paid during a year even though the Partnership incurs a net loss for the full year;

                        -- that the Partnership is subject to certain conflicts
                           of interest (including those arising from the relationship between the General Partner and the commodity broker/dealer);

                        -- no public market for Units exists;

                        -- investors have limited voting rights with respect to
                           the Partnership's affairs;

                        -- profits earned in any year will result in an increase
                           in a limited partner's tax liability.

Dissolution of the
  Partnership...........The Partnership will dissolve and its affairs be wound up as soon as practicable upon the first to occur of the following: (i) December 31, 2017; (ii) the vote to dissolve the Partnership by limited partners owning more than 50% of the Units; (iii) assignment by the General Partner of all of its interest in the Partnership or withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the New York Revised Limited Partnership Act unless the Partnership is continued as described in the Limited Partnership Agreement; (iv) Net Asset Value per Unit falls to less than $400 as of the end of any trading day; or (v) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued. See "Risk
                        Factors -- Dissolution of the Partnership, Cessation of Trading" and "The Limited Partnership Agreement -- Management of Partnership Affairs".

Offices.................The offices of the Partnership and the General Partner are located at c/o Smith Barney Futures Management Inc., 390 Greenwich Street, New York, New York 10013, (212) 723-5424.

Trading Policies........The Partnership's objective is to achieve capital appreciation by engaging in speculative trading of a diversified portfolio of commodity interests which may include futures contracts, options, forward contracts and physicals. There can be no assurance that the Partnership's investment objective will be met. The Partnership's trading policies, in summary, are to invest Partnership funds only in commodity contracts traded in sufficient volume to permit the ease of taking and liquidating positions; that no additional positions in a commodity will be initiated by the Advisor if such positions would result in aggregate positions for all commodities requiring as margin more than 66 2/3% of the Partnership's assets allocated to that Advisor; that the Partnership will not employ the trading technique commonly known as "pyramiding"; that the Partnership will not utilize borrowings except short-term borrowings if the Partnership takes delivery of any cash commodities; that the Partnership may, from time to time, engage in spreads or straddles; and that the Partnership will not permit the churning of its trading accounts. See "Commodity Markets" and "Trading Policies". The terms "pyramiding", "spreads" and "straddles" are defined in the Glossary.

Management..............The General Partner of the Partnership is Smith Barney
                        Futures Management Inc., a corporation organized under the laws of the State of Delaware and an affiliate of Smith Barney Inc. ("SB"). SB acts as commodity broker/dealer for the Partnership. The General Partner administers the business and affairs of the Partnership and has selected the Advisor to make trading decisions for the Partnership. The Advisor is currently the Partnership's sole advisor. The General Partner, consistent with its fiduciary duties to the limited partners, may select additional or replacement advisors at any time in its sole discretion. However, the General Partner has no current intention of selecting additional advisors or replacing JWH. All of the Partnership's assets in its trading accounts at SB will be available for trading, subject to the trading policies of the Partnership.

                        JWH utilizes its Original Investment Program, its Financial and Metals Portfolio, its Global Financial Portfolio and its Global Diversified Portfolio in its management of the Partnership's assets. As of March 31, 1998, the Partnership's assets were allocated to the programs in the following approximate percentages: 36% to the Original Investment Program; 24% to the Financial and Metals Portfolio; 26% to the Global Financial Portfolio; and 14% to the Global Diversified Portfolio. The Original Investment Program utilizes a very long-term, quantitative approach which always maintains a position, either long or short, in every market traded by the program. The Financial and Metals Portfolio uses quantitative trend analysis models, participates in four major market sectors -- global interest rates, currencies, stock indices and metals -- and attempts to identify and capitalize on intermediate and long term price movements in these markets using a systematic approach. The Global Financial Portfolio offers access to a small group of energy and financial markets, including currencies, global interest rates and stock indices. This program is designed to identify and capitalize on long-term price movements using a disciplined trend identification approach and always maintains a position -- long or short -- in every market traded by the program. The Global Diversified Portfolio utilizes a systematic approach which attempts to identify and profit from market trends and to remain neutral (i.e., no position taken) during non-trending market periods.

                        The limited partners do not participate in the management or control of the Partnership. Under the Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner. The General Partner is a fiduciary to the limited partners. As such, the General Partner must exercise good faith and fairness in all dealings affecting the Partnership. In the event that a limited partner believes the General Partner has violated its fiduciary responsibility to the limited partners, he may seek legal relief for himself or on behalf of the Partnership, if the General Partner has refused to bring the action, or if an effort to cause the General Partner to bring the action is not likely to succeed, or may have a right to bring a class action on behalf of all of the limited partners, under applicable laws, including partnership, commodities or securities laws, to recover damages from or require an accounting by the General Partner. Limited partners may also be afforded certain rights for reparations under the Commodity Exchange Act ("CEA") for violations of the CEA by the General Partner. The General Partner may be removed and successor general partners may be admitted upon the vote of a majority of the outstanding Units. See "The Limited Partnership Agreement" and "Fiduciary Responsibility". Any limited partner, upon written request addressed to the General Partner, may obtain from the General Partner a list of the names and addresses of record of all limited partners and the number of Units held by each limited partner. Upon receipt of a written request delivered in person or by certified mail, signed by limited partners owning at least 10% of the outstanding Units, that a meeting of the Partnership be called to consider any matter upon which limited partners may vote pursuant to the Limited Partnership Agreement, the General Partner, by written notice to each limited partner of record mailed within 15 days after such receipt, must call a meeting of the Partnership. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice and the notice must specify the date, a reasonable time and place, and the purpose of such meeting.

                        See "Risk Factors" and "Fees and Expenses to the Partnership".

Fiscal Year.............The fiscal year of the Partnership will commence on
                        January 1 and end on December 31 each year ("fiscal year").
Fees and Expenses
  to the Partnership....The Partnership will pay substantial fees to the Advisor and SB. The Partnership will pay the Advisor a monthly management fee equal to 1/3 of 1% (4% per year) of month-end Net Assets. The Partnership will also pay the Advisor an incentive fee payable quarterly equal to 19% of the New Trading Profits earned by the Advisor for the Partnership, including unrealized appreciation on open positions, as of the end of each period. New Trading Profits does not include interest earned or accrued during the period. Since the Advisor's incentive fee is paid quarterly, substantial incentive fees may be paid during a year even though the Partnership may incur a net loss for the full year. Management and incentive fees are subject to an overall limitation in the Limited Partnership Agreement and the Revised Commodity Pool Guidelines of the North American Securities Administrators Association, Inc. (the "NASAA Guidelines"), as described under "Fees and Expenses to the Partnership -- Caps on Fees".

                        The Customer Agreement provides that the Partnership will pay SB a monthly brokerage fee equal to 13/24 of 1% of month-end Net Assets (6.5% per year) in lieu of brokerage commissions on a per trade basis. (The brokerage fee -- together with National Futures Association ("NFA"), exchange, floor brokerage, give-up, user and clearing fees -- is subject to the limitation imposed by the NASAA Guidelines, as described under "Fees and Expenses to the Partnership -- Caps on Fees".) See "Fees and Expenses to the Partnership -- The Commodity Broker/Dealer". SB will pay a portion of such brokerage fees to its Financial Consultants who have sold Units in this offering and who are registered as associated persons with the CFTC. Such Financial Consultants would be credited with a maximum of 5% of Net Assets per year in return for continuing services to be provided by them to Unit holders as described under "The Commodity Broker/Dealer -- Brokerage Fees". Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may be changed. Based upon the trading experience of the Partnership the fee that the Partnership pays is estimated to equal $98 per round-turn transaction (as defined in the Glossary), of which $92 is brokerage commissions and $6 is other trading-related fees. The General Partner will review, at least annually, the brokerage rates charged to other comparable commodity pools to the extent practicable, to determine that the brokerage rates being paid by the Partnership are competitive with such other rates. The General Partner will renegotiate the Customer Agreement if its fiduciary duties so require. Brokerage fees will not exceed the limit imposed in the NASAA Guidelines. The General Partner, consistent with the restrictions imposed by the Limited Partnership Agreement attached hereto as Exhibit A, as well as the NASAA Guidelines discussed below, may negotiate for increased brokerage fees in appropriate circumstances. The Partnership shall seek the best prices and services available in its commodity futures brokerage transactions. The NASAA Guidelines provide that a brokerage commission is presumptively reasonable if it is 80% of the published retail rate plus pit brokerage fees or if it (including pit brokerage fees) is 14% annually of the average Net Assets of the Partnership (excluding Partnership assets not directly related to trading activity). See "The Commodity Broker/Dealer -- Brokerage Fees". The brokerage fee payable to SB for a year would equal a maximum of $7,800,000 per year assuming a Partnership size of $120 million and Net Assets that remain at the same level for the year. On these assumptions, Financial Consultants could be credited with a maximum of approximately $6,000,000.

                        The Partnership will pay or reimburse SB if previously paid for NFA, exchange, clearing, user, give-up and floor brokerage fees, all of which are estimated to be up to .7% of Net Assets per year. The Partnership will effect all transactions in spot and forward foreign currencies with SB at prices quoted by SB which do not include a mark-up.

                        The General Partner will bear such general and administrative expenses of the Partnership as may be incurred, but (except as noted below) the Partnership will pay all of its legal, accounting, filing, reporting and data processing expenses, incentive fees, management fees, brokerage fees, expenses of this offering and extraordinary expenses (only periodic filing and reporting fees are subject to an overall limitation in the Limited Partnership Agreement as described under "Fees and Expenses of the Partnership -- Cap on Fees"). The aggregate annual expenses of every character paid or incurred by the Partnership, including management fees, advisory fees and all other fees, except for incentive fees, commodity brokerage fees, the actual cost of legal and audit services and extraordinary expenses, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis, 1/2 of 1% of Net Assets per month (6% per year). For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage fees, incentive fees, the actual cost of legal and audit services and extraordinary expenses.

                        Offering expenses related to the Partnership's Units will be borne by the Partnership. Such expenses are estimated at $225,000. The offering expenses that may be paid or reimbursed to SB by the Partnership are capped at 15% of the Partners' aggregate subscriptions. See "Fees and Expenses to the Partnership", "Plan of Distribution" and "Redemptions".

                        The table below summarizes the fees and expenses to the
                        Partnership:

                                        ENTITY            FORM OF COMPENSATION           AMOUNT OF COMPENSATION
                                  ------------------  ----------------------------    ----------------------------
                                  Advisor..... (JWH)  Monthly management fee          1/3 of 1% (4% per year) of
                                                        (Subject to cap)                month-end Net Assets.
                                                      Quarterly incentive fee         19% of New Trading Profits
                                                        (Subject to cap)                earned by the Advisor for
                                                                                        the Partnership in each
                                                                                        calendar quarter.
                                  Commodity           Brokerage fee                   13/24 of 1% of month-end Net
                                  Broker....... (SB)    (Subject to cap)                Assets per month (6.5% per
                                                                                        year)(1) (a portion of
                                                                                        which will be credited to
                                                                                        SB Financial Consultants
                                                                                        who have sold Units in
                                                                                        this offering), and
                                                                                        reimbursement of other
                                                                                        actual transaction fees
                                                                                        paid in connection with
                                                                                        trading estimated at .7%
                                                                                        of Net Assets.
                                  Others............  Periodic legal, accounting,     Actual expenses incurred
                                                      filing and reporting fees,      estimated at .32% of Net
                                                        expenses of the offering        Assets per year (exclusive
                                                        as well as extraordinary        of extraordinary
                                                        expenses                        expenses).

                         ----------------------------------------
                         (1) Brokerage fees will be paid for the life of the Partnership, but the rate at which such fees will be paid may change, provided that such fees (i) remain competitive with the brokerage rates paid by public commodity pools which are comparable to the Partnership, (ii) will not be increased for the first five years of trading if any Advisor is affiliated with the General Partner and (iii) will not exceed the limitations imposed by the NASAA Guidelines, which provide that brokerage fees (together with NFA, exchange, floor brokerage, give-up, user and clearing fees) will be considered presumptively reasonable if they do not exceed 14% annually of the Partnership's Net Assets (excluding Partnership assets not directly related to trading activity). SB may receive a benefit with respect to Partnership assets maintained in cash as described below under the heading "Fees and Expenses to the Partnership -- Commodity Broker/Dealer."

Interest Income.........All of the Partnership's assets are maintained in cash in brokerage accounts at SB. SB deposited the Partnership's cash in segregated bank accounts as required by CFTC regulations. Such accounts do not earn interest. However, SB will pay monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's account at SB during each month at a 30-day Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined. All assets in the Partnership's accounts may be used to meet margin requirements. SB intends to require the Partnership to meet its standard customer margin requirements which may be greater than exchange minimum levels. SB may benefit from the use of the Partnership's cash to the extent that such use reduces SB's interest expense in an amount greater than the amount of interest payments received by the Partnership. See "Commodity Markets -- Margins" and "The Commodity Broker/ Dealer -- Customer Agreement".

Break-even Analysis.....The General Partner estimates that during each fiscal year, the Partnership would be required to make trading profits equal to 7.71% assuming a Partnership size of $120 million in order for the value of a Unit at year end to equal the initial value of that Unit at the beginning of the year. See "Fees and Expenses to the Partnership".

Redemptions/Transfers...On 10 days' notice to the General Partner, a limited partner may cause some or all of his Units to be redeemed by the Partnership and/or purchased by SB for transfer at their Net Asset Value as of the last day of a month. Because Net Asset Value fluctuates daily, Limited Partners will not know the redemption value of their Units at the time their notice of redemption is submitted. The General Partner reserves the right to permit the redemption of Units more frequently than monthly (but no more frequently than daily), provided that such action is in the best interest of the Partnership taking into account potential tax consequences to Limited Partners. See "Redemptions". No fee is charged for redemptions. A redemption/transfer request may be effected by redemption of Units by the General Partner and/or purchase and transfer of Units pursuant to SB's market-making activities, at the option of SB. In either case, the limited partner wishing to redeem/transfer will receive Net Asset Value per Unit as of the month-end that the redemption or transfer is effective. The Partnership's assets are generally valued at fair market value, or in the absence of a fair market value, as determined in good faith by the General Partner. Options are generally valued at the last sale price or, in the absence of a last sale price, the last bid price. The value of a futures contract equals the unrealized gain or loss on the contract that is determined by marking it to the current settlement price for a like contract acquired on the day on which the futures contract is being valued. A settlement price may not be used if the market makes a limit move with respect to a particular commodity. Forward contracts and futures contracts, when no market quote is available, will be valued at their fair market value as determined by the General Partner.

Distributions...........Distributions of profits, if any, will be made in the sole discretion of the General Partner and at such times as the General Partner may decide. In view of the fact that a limited partner may redeem his Units and no charge is assessed upon redemption, the General Partner has no current intention of making any distributions. In any event, the General Partner does not intend to make any distribution which would reduce the Net Asset Value of a Unit below $1,000, or if the size of a distribution would not warrant the administrative expense which would be involved, or if, in the opinion of the General Partner, a distribution would otherwise not be in the best interests of the Partnership or the limited partners. The determination of what is in the best interests of the Partnership or limited partners will be made on a case by case basis by the General Partner in its sole discretion and consistent with its fiduciary obligations to the Partnership and the limited partners. To the extent that profits are retained by the Partnership, the Net Assets of the Partnership will be greater, thereby increasing the amount of the brokerage fee which will be earned by SB. See "Conflicts of Interest". A limited partner's tax liability for profits of the Partnership may exceed the amount of any distributions received from the Partnership. See "Risk Factors -- Tax Consequences" and "Income Tax Aspects".

Income Tax Aspects......The trading activities of the Partnership, in general, generate capital gain and loss and ordinary income. Counsel to the Partnership has opined that the Partnership will be treated as a partnership for federal income tax purposes. Accordingly, the Partnership will pay no federal income tax; rather, limited partners will be allocated their proportionate share of the taxable income or losses realized by the Partnership during the period of the Partnership's taxable year that Units were owned by them. Unrealized gains on "Section 1256 contracts" as defined in the Internal Revenue Code of 1986, as amended (the "Code") held by the Partnership at the end of its taxable year must be included in income under the "mark-to-market" rule and will be allocated to partners in proportion to their respective capital accounts. The mark-to-market rule does not apply to the Partnership's positions in futures contracts on most foreign exchanges and in foreign currency forward contracts not in the interbank market, unless the Partnership elects such treatment under Code Section 988.

                        The Partnership should not generate to Exempt Organizations (as defined herein) unrelated business taxable income that would result from an investment in a publicly-traded partnership. See "Income Tax
                        Aspects -- Tax Consequences for Exempt Organizations".


SELECTED FINANCIAL DATA.                             SMITH BARNEY WESTPORT FUTURES FUND L.P.
                                                         STATEMENT OF FINANCIAL CONDITION
                                                       DECEMBER 31, 1997 AND MARCH 31, 1998
                                                                                  MARCH 31,       DECEMBER 31,
                                                                                     1998             1997
                                                                                 ------------     ------------
                                                                                 (UNAUDITED)
                                   ASSETS:...................................    $116,954,683     $103,029,348
                                                                                 ============     ============
                                   LIABILITIES AND PARTNERS' CAPITAL:
                                   LIABILITIES:..............................    $  2,143,952     $  1,773,741
                                                                                 ------------     ------------
                                   PARTNERS' CAPITAL:
                                   General Partner, 1,212.9836 and 1,002.9801
                                     Unit equivalents outstanding in 1998 and
                                     1997, respectively......................       1,165,943        1,014,504
                                   Limited Partners, 118,229.9202 and
                                     99,102.5475                                  113,644,788      100,241,103
                                                                                 ------------     ------------
                                   Units of Limited Partnership Interest
                                     outstanding in 1998 and 1997,
                                     respectively............................     114,810,731      101,255,607
                                                                                 ------------     ------------
                                                                                 $116,954,683     $103,029,348
                                                                                 ============     ============
                                   Net Asset Value Per Unit..................    $     961.22     $   1,011.49

                        See the Partnership's financial statements beginning on page 89.

                                  RISK FACTORS

     INVESTMENT IN THE UNITS IS SPECULATIVE AND INVESTORS SHOULD NOT INVEST IN UNITS UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS SHOULD CONSIDER THE FOLLOWING RISKS BEFORE SUBSCRIBING FOR UNITS.

COMMODITY TRADING RISKS

     COMMODITY TRADING IS SPECULATIVE. Commodity futures markets are highly volatile. Profitability of the Partnership's commodity trading will depend on the ability of the Advisor to analyze the commodity markets, which are influenced by, among other things, changing supply and demand relationships, weather, government agricultural, commercial and trade programs and policies, national and international political and economic events and changes in interest rates. See "Commodity Futures Markets". The Advisor's technical trading methods do not generally take into account such fundamental factors except to the extent such factors are reflected in the technical input data analyzed by the Advisor. The Advisor may trade futures contracts on stock indices. Such contracts have experienced substantial volatility. While a volatile market can produce trends which might be identified by the trend-following strategies employed by the Advisor, such markets can also be without sustained price trends. Participation in a volatile market without significant trends could produce substantial losses for the Partnership.

     COMMODITY TRADING IS HIGHLY LEVERAGED. Because of the low margin deposits normally required in commodity futures trading, a high degree of leverage is typical of a commodity trading account. AS A RESULT, A RELATIVELY SMALL PRICE MOVEMENT IN A COMMODITY CONTRACT MAY RESULT IN SUBSTANTIAL LOSSES TO THE INVESTOR. For example, if at the time of purchase 10% of the price of the futures contract is deposited as margin, a 10% decrease in the price of the futures contract would, if the contract is then closed out, result in a total loss of the margin deposit before any deduction for the brokerage fee. Thus, like other leveraged investments, any purchase or sale of a commodity contract may result in losses to the Partnership in excess of the amount initially deposited by the Partnership as margin with respect to that contract. SB does not intend to require the Partnership to deposit and maintain margin with respect to its forward currency trading. The General Partner will, however, impose trading limits on forward trading. See "Commodity Markets -- Margins".

     COMMODITY TRADING MAY BE ILLIQUID. Most commodity exchanges limit fluctuations in commodity contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits". During a single trading day no trades may be executed at prices beyond the daily limit. Once the price of a contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can be neither taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have moved the daily limit for several consecutive days with little or no trading in the past. Similar occurrences could prevent the Partnership from promptly liquidating unfavorable positions and thus subject the Partnership to substantial losses. See "Commodity Markets -- Regulations".

     RISKS OF PURCHASING AND WRITING OPTIONS. The Partnership may engage in the trading of commodity options on exchanges. Such trading involves risks substantially similar to those involved in trading commodity futures contracts in that options are speculative and highly leveraged. Specific market movements of the commodities or futures contracts underlying an option cannot accurately be predicted. The purchaser of an option is subject to the risk of losing the entire purchase price of the option. The writer of an option is subject to the risk of loss resulting from the difference between the premium received for the option and the price of the commodity or futures contract underlying the option which the writer must purchase or deliver upon exercise of the option. The Advisor currently does not trade options, but may do so in the future. The Partnership may trade in over-the-counter currency options to the extent permitted by CFTC regulation.

     RISKS INHERENT IN TRADING STRATEGIES. Trading decisions of the Advisor will be based on technical analysis. The buy and sell decisions based on technical and trend-following strategies are not based on analysis of fundamental supply and demand factors, general economic factors or anticipated world events. The profitability of such trading programs depends upon occurrence in the future of major price moves or trends in commodities. In the past there have been periods without trends and such periods may recur. The past performance of such trading programs is not necessarily indicative of their future profitability, and no trading program can consistently determine which commodity futures contracts to enter into or when to enter into them. The best commodity trading program will not be profitable if there are no trends of the kind it seeks to identify and follow. Any factor which may lessen the prospect of major trends in the future (such as increased government control of, or participation in, the markets) may reduce the Advisor's ability to trade profitably in the future. Any factor which would make it more difficult to execute timely trades, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability. AS A RESULT OF THESE FACTORS AND THE GENERAL VOLATILITY OF THE COMMODITIES MARKETS, INVESTORS SHOULD VIEW THEIR INVESTMENT AS LONG TERM (AT LEAST 2 YEARS) IN ORDER TO PERMIT THE STRATEGIES OF THE ADVISOR TO FUNCTION OVER TIME. ALTHOUGH THE ADVISOR'S STRATEGIES MAY BE VIEWED AS LONG-TERM, SUCH STRATEGIES MAY ENTAIL THE FREQUENT OPENING AND CLOSING OF PARTICULAR TRADING POSITIONS. Further, commodity trading advisors may alter their strategies from time to time in an attempt better to evaluate market movements. As a result of such periodic modifications, it is possible that the trading strategies used by the Advisor in the future may be different from those presently in use. Further, the total amount of funds being managed by the Advisor may be substantially increased by the addition of the Partnership's account. Moreover, somewhat different trading strategies may be required for accounts of differing sizes or trading objectives. See the discussion of programs to be traded for the Partnership under "The Advisor". Limited partners will be notified by the Partnership of material changes in the Advisor's trading strategies.

     POSSIBLE EFFECTS OF SPECULATIVE POSITION LIMITS. The CFTC and U.S. exchanges have established limits referred to as "speculative position limits" on the maximum net long or net short position which any person may hold or control in particular futures and options on futures, and most exchanges have established limits referred to as "trading limits" on the amount of fluctuation in commodity futures contract prices on a single trading day. Currently, trading limits do not generally apply to currency futures contracts. See "Commodity Markets -- Regulation". All commodity futures and options accounts owned or controlled directly or indirectly by the Advisor or its principals, including the Partnership's account, are combined for speculative position limit purposes. The Advisor believes that established speculative position and trading limits will not adversely affect its trading for the Partnership. However, it is possible that the trading instructions of the Advisor for the Partnership may have to be modified and that positions held by the Partnership may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the operations and profitability of the Partnership. Furthermore, in the unlikely event that positions in other pools operated by the General Partner but not advised by the Advisor or other accounts managed by SB or its employees are required to be aggregated with the Partnership's positions, it is more likely that the trading instructions of the Advisor for the Partnership would have to be modified and that positions held by the Partnership would have to be liquidated in order to avoid exceeding such limits. Neither CFTC nor exchange position nor trading limits apply to forward contracts in foreign currencies.

     POSSIBLE EFFECTS OF COMPETITION. The Partnership may experience increased competition for the best prices on the same commodity contracts, not only because of the utilization by other persons of trend following trading strategies, but also because at April 30, 1998, commodity accounts aggregating approximately $2.1 billion were being managed by the Advisor. Trading orders for such accounts similar to those of the Partnership are likely to occur contemporaneously. The Advisor enters trading orders either through the SB order desk or through a floor broker approved by the General Partner. Orders placed with SB are transmitted through a floor broker selected by SB and the order fill is then relayed to the Advisor. For orders entered through a floor broker approved by the General Partner such orders are given with instructions to the floor broker to give up the trade to SB for order clearance and the Advisor provides SB with a list of such "give up" trades initiated by the floor broker. There is no specific limit under any agreement between the Advisor and the Partnership as to the number of accounts which may be managed or advised by the Advisor, so that such competition could be further increased if the Advisor chooses to manage additional accounts in the future. The performance of the Partnership's investments in commodity interests could also be adversely affected by the manner in which particular orders are entered by the Advisor for all such accounts traded by the Advisor.

     TRADING IN FORWARD FOREIGN CURRENCIES. The Partnership will engage in the trading of forward contracts in foreign currencies. In this connection, the Partnership contracts with SB to make or take future delivery of a particular foreign currency. Although the foreign currency market is not believed to be necessarily more volatile than the market in other commodities, there is less protection against defaults in the forward trading of currencies than there is in trading such currencies on an exchange since such forward contracts are not guaranteed by an exchange or clearing house. Investors are not afforded the regulatory protections of such exchanges or the CFTC; rather, banks and dealers act as principals in such markets. Neither the CFTC nor banking authorities regulate trading in forward foreign currencies. There are no limits on daily price movements or on speculative positions in this market. Moreover, principals are not required to continue to make markets in these contracts. The CFTC has indicated that it may assert jurisdiction over forward contracts in foreign currencies and attempt to prohibit certain entities from engaging in such transactions. In the event that such prohibition included the Partnership, the Partnership would cease trading such contracts. The Advisor may trade forward contracts in foreign currencies extensively for the Partnership's account and thus, such a cessation of forward trading could have a substantial adverse effect on the performance of the Advisor for the Partnership. There are no limits on the Advisor's ability to trade currency forwards other than the trading policies of the Partnership. See "Trading Policies".

     TRADING ON FOREIGN EXCHANGES AND TRADING IN PHYSICAL COMMODITIES. The Partnership may trade in commodity contracts on exchanges located outside the U.S. such as the London International Financial Futures Exchange and the Sydney Futures Exchange. Trading on such exchanges is not regulated by the CFTC and may, therefore, be subject to more risks than trading on domestic exchanges such as the risks of exchange controls, expropriation, burdensome taxation, moratoria and political or diplomatic events. See "Commodity Markets -- Regulation". In addition, the rights and responsibilities of the Partnership in the event of an exchange or clearing house default or bankruptcy are likely to differ from those existing on U.S. exchanges. There are no limits on the Advisor's ability to trade on CFTC-approved foreign markets in accordance with the Partnership's trading policies. See "Trading Policies." The Partnership may engage in spot commodity transactions (transactions in physical commodities), including contracts on foreign currencies. Such spot transactions are not regulated by the CFTC. Some of such transactions may be entered into in conjunction with exchange for physical transactions. In any principal transactions entered by the Partnership, the Partnership is subject to the risk of the inability of, or refusal by, a counterparty to perform with respect to the underlying contract. Such transactions may be entered into with SB or an affiliate at prices quoted by SB which will not include a mark-up.

     RISKS OF PARTNERSHIP FUNDS HELD IN FOREIGN DEPOSITORIES. The Partnership's funds held in connection with contracts on U.S. contract markets that are priced and settled in a foreign currency may be held in accounts denominated in a foreign currency with a depository located outside the United States or its territories. The Partnership currently does not intend to maintain any of its assets with depositories located outside the United States or its territories. There are no limits on the amount of funds that may be held in foreign depositories or in funds that may be denominated in foreign currencies. See "Use of Proceeds". Such accounts are subject to the risk that events could occur which would hinder or prevent the availability of these funds for distribution to customers including the Partnership. Such accounts may also be subject to foreign currency exchange rate risks. The Partnership has agreed with SB, its futures commission merchant, that in order to avoid the possible dilution of other customer funds, any Partnership claims based on such funds will be subordinated in the unlikely event that both of the following conditions are met: (A) SB is placed in receivership or bankruptcy and (B) there are insufficient funds available for distribution denominated in the foreign currency as to which the Partnership has a claim to satisfy all claims against those funds. The Partnership has agreed with SB that if both conditions (A) and
(B) occur, the Partnership's claim against SB's assets attributable to funds held overseas in a particular foreign currency may be satisfied out of segregated customer funds held in accounts denominated in dollars or other foreign currencies only after each customer whose funds are held in dollars or in such other foreign currencies receives its pro rata portion of such funds.

RISKS OF PARTNERSHIP STRUCTURE

     SUBSTANTIAL FEES AND EXPENSES TO THE PARTNERSHIP. The Partnership is obligated to pay brokerage fees, legal, accounting and reporting expenses and filing fees regardless of whether the Partnership realizes profits.

Incentive fees payable by the Partnership are based upon New Trading Profits earned by the Advisor for the Partnership at the end of each calendar quarter, including any unrealized appreciation on open commodity positions. Such appreciation may never be realized by the Partnership; however, any such lost appreciation would have to be recovered before another incentive fee would be payable. It should be noted that since the Advisor's incentive fee is paid quarterly, substantial incentive fees may be paid during a year even though the Partnership may incur a net loss for the full year. Therefore, it is possible that the Partnership could incur substantial incentive fees in a year in which it had no net trading profits or in which it actually lost money. A $1,000 Unit would have to increase 7.71% (assuming a partnership size of $120 million) in a given one-year period of trading operations (that is, $77.12) for the redemption value per Unit to equal $1,000. The Partnership is therefore required to make trading profits and interest income equal to the aforementioned percentage in order to avoid depletion or exhaustion of its assets from these expenses. See "Fees and Expenses to the Partnership".

     CONFLICTS OF INTEREST. Conflicts of interest exist in the structure and operation of the Partnership's business. These conflicts include (1) the conflict between the duty of the General Partner to act in the best interests of the Partnership and any advantage to SB, an affiliate of the General Partner, resulting from the trading of the Partnership's account, and (2) the probable competition for positions with the Partnership by SB, the Advisor, the General Partner and other commodity pools and accounts organized or advised by such persons, or their principals, affiliates or customers. The Limited Partnership Agreement requires the General Partner to review brokerage rates at least annually and to determine that such rates are competitive with those charged to other similar commodity pools. In addition, the General Partner, as a fiduciary to the limited partners, must resolve any conflict in favor of the limited partners. See "Conflicts of Interest".

     NO PUBLIC MARKET FOR UNITS EXISTS. Although a limited partner may transfer his Units as of the first day of any fiscal quarter, no market exists for their sale and none is likely to develop. In addition, a transferee of a Unit can only become a substituted limited partner with the General Partner's consent. See "The Limited Partnership Agreement -- Restrictions on Transfer or Assignment". However, a limited partner may require the Partnership to redeem some or all of his Units at their Net Asset Value as of the last day of any month beginning six months after trading commences on 10 days' notice to the General Partner. Under extraordinary circumstances, including market conditions that would prohibit the liquidation of positions, the Partnership may delay redemptions beyond the end of the applicable month. See "Redemptions".

     LIMITED PARTNERS WILL NOT PARTICIPATE IN MANAGEMENT. Purchasers of the Units are not entitled to participate in the management or control of the Partnership or the conduct of its business. Limited Partners have limited voting rights with respect to the Partnership's affairs. See "The Limited Partnership Agreement -- Management of Partnership Affairs".

     EXPIRATION OF MANAGEMENT AGREEMENT WITH THE ADVISOR. The Management Agreement between the General Partner and the Advisor expires on June 30, 1999. No assurance is given that the services of the Advisor will be available on the terms contained in its Management Agreement after its expiration (provided, however, that in any contract renewal or renegotiation the Advisor will carry forward all losses attributable to it), or that a new advisor would agree to such terms. See "The Advisor -- Management Agreement". In the event that a new advisor is selected, New Trading Profits earned by the new advisor will not be reduced by cumulative net realized trading losses, if any, incurred by the prior advisor. Any fees paid to a new or replacement advisor will comply with NASAA Guidelines. Subject to the caps of fees to which the Partnership is generally subject, the fees payable by the Partnership to the Advisor could increase following the termination of a management agreement, either according to the terms of a new management agreement, or if a new advisor were selected by the General Partner for the Partnership.

     DISSOLUTION OF THE PARTNERSHIP; CESSATION OF TRADING. The Partnership will dissolve on December 31, 2017, unless earlier dissolved pursuant to the Limited Partnership Agreement, regardless of its financial condition or market positions on such date. Liquidation of positions at such date may result in losses to the Partnership. The Partnership may cease trading and liquidate all open positions prior to its dissolution. The General Partner will dissolve the Partnership if Net Asset Value per Unit falls below $400 as of the end of a trading day. See "The Limited Partnership Agreement -- Dissolution of the Partnership" and "The Limited Partnership Agreement -- Management of Partnership Affairs".

     In the event of early cessation of trading, the Partnership would continue to accrue legal, accounting, reporting and filing expenses.

     NO INDEPENDENT REVIEW. The Partnership, the General Partner and SB are affiliated entities and are represented by single counsel. Therefore, to the extent the Partnership and this offering would benefit by independent review, such benefit will not be available in this offering. There may also be an absence of arm's-length negotiations with respect to some of the terms of this offering, including with respect to the Customer Agreement and Selling Agreement with SB. The General Partner believes that the terms received by the Partnership with respect to such negotiation are no less favorable to the Partnership than they would be as a result of arm's-length negotiations. The Advisor is represented by its own counsel.

     OPERATING HISTORY OF PARTNERSHIP AND GENERAL PARTNER. The CFTC requires commodity pool operators to disclose to prospective pool participants the actual performance record of their pools for at least the previous five years. You should note that the Partnership has been trading only since August 1, 1997. However, as of March 31, 1998, the General Partner operates twenty-one other active commodity pools. The performance records of these pools are set forth under the caption "The General Partner -- Other Pools Operated by the General Partner". Investors should note that the Advisor is not the sole advisor to each of such pools operated by the General Partner, and that the trading strategies of the other advisors of those pools may also vary from those employed by the Advisor and the Partnership. INVESTORS SHOULD NOTE THAT THE PERFORMANCE RECORDS OF THE GENERAL PARTNER'S OTHER COMMODITY POOLS ARE NOT INDICATIVE OF THE PERFORMANCE OF THE PARTNERSHIP.

     RELIANCE ON ADVISOR AND KEY PERSONNEL. The Partnership will rely on the Advisor to manage its portfolio. There can be no assurance that the trading systems and strategies used by the Advisor will prove to be successful under all or any market conditions. In addition, the Advisor relies on key personnel to implement its trading strategies and is therefore subject to the risk that those individuals may be unable to implement such trading strategies. The General Partner may terminate the Advisor in certain circumstances and may replace the Advisor with a new advisor or may make trading decisions for the Partnership itself, but it is extremely unlikely that the General Partner or replacement advisor would trade in the same way that the terminated Advisor traded for the Partnership. See "The Advisor -- Management Agreement".

     RESTRICTIONS ON TRANSFER OR ASSIGNMENT. The Limited Partnership Agreement provides that a limited partner may assign or transfer his Units upon notice to the General Partner. No assignment or transfer of Units will be effective against the Partnership or the General Partner until the commencement of the next month after the General Partner receives such notice. Without the consent of the General Partner (which consent may be withheld at its sole and absolute discretion for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership), no assignee may become a substituted limited partner. An assignee who becomes a substituted limited partner will be subject to all of the rights and liabilities of a limited partner of the Partnership. An assignee who does not become a substituted limited partner will be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but will not be entitled to vote, to an accounting of Partnership transactions, to receive tax information or to inspect the books and records of the Partnership. A redemption/transfer request in the proper form will be deemed a notice of transfer.

LEGAL AND REGULATORY RISKS

     TAX LIABILITY MAY EXCEED CASH DISTRIBUTIONS. Cash will be distributed to the partners in the sole discretion of the General Partner, and the General Partner may determine not to make a distribution in any particular year of the Partnership. The Partnership's taxable income for a fiscal year (including both realized income and income resulting from marking to market positions in regulated futures contracts) will be taxable to the partners in accordance with their pro rata shares of Partnership profits for tax purposes whether or not any cash has been distributed to the partners. As a result, cash distributions to a limited partner in a given year may be less than the taxes payable by that partner with respect to Partnership profits for that year. However, subject to certain conditions and exceptions, each partner may redeem his Units (as of the end of any month) in order to provide funds for the payment of taxes or for any other purpose. See "Redemptions" and "Income Tax Aspects".

     POSSIBILITY OF TAXATION AS A CORPORATION. The General Partner has been advised by Willkie Farr & Gallagher, its attorneys, that under current federal income tax laws and regulations and given the factual assumptions set forth under "Income Tax Aspects", the Partnership will be classified as a partnership and not as a corporation. Such opinion is not binding on the Internal Revenue Service. No ruling has been obtained from the Internal Revenue Service in this regard and the Partnership does not intend to apply for any such ruling. The facts and authorities relied upon by counsel in their opinion may change in the future. See "Income Tax Aspects -- Classification as a Partnership". If the Partnership were to be treated as a corporation for federal income tax purposes, income or loss of the Partnership would not be passed through to the partners, and the Partnership would be subject to tax on its income at the rate of tax applicable to corporations. In addition, all or a portion of distributions of Partnership income would generally be taxable to the partners as corporate dividends, and the partners' tax on such distributions would be in addition to the corporate tax paid by the Partnership on the same income.

     TAXATION OF COMMODITY INTERESTS. Commodity interests are subject to special tax rules, which rules will apply to the taxation of Partnership income and loss. There can be no assurance that the Internal Revenue Service will not issue regulations that would adversely affect the expected treatment of Partnership transactions or that such regulations would not be given retroactive effect. Finally, Willkie Farr & Gallagher cannot opine on whether and to what extent Partnership transactions would be taken into account by the Internal Revenue Service in determining the tax consequences of transactions entered into by a partner in his individual capacity. See "Income Tax Aspects".

     ABSENCE OF REGULATION APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISORS. Since the purpose of the Partnership is to trade commodities, the Partnership has not registered as a securities investment company, or "mutual fund", subject to extensive regulation by the Securities and Exchange Commission imposed upon such entities under the Investment Company Act of 1940, as amended (the "1940 Act"). Therefore, investors may not be accorded the protective measures provided by such legislation. In addition, the Advisor is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended or any similar state law. However, the General Partner is a CFTC-registered commodity pool operator and the Advisor is a CFTC-registered commodity trading advisor. See "Commodity Markets -- Regulation". Any determination that the Partnership be required to register as an investment company under the 1940 Act could have serious adverse consequences for the Partnership, the General Partner, the Advisor and the limited partners. In the event of such determination (or for any other reason), the General Partner may, in its discretion, withdraw from the Partnership, causing its dissolution.

     REGULATION OF COMMODITY POOL OPERATORS AND COMMODITY TRADING ADVISORS. The General Partner is a registered commodity pool operator and the Advisor is a registered commodity trading advisor, as required by Federal law. Any determination by the CFTC to terminate, suspend, revoke or not renew the registration of the General Partner would cause the General Partner to withdraw as general partner of the Partnership; the limited partners would then determine to select a replacement general partner (as provided in the Limited Partnership Agreement) or to dissolve the Partnership. Any determination by the CFTC to terminate, suspend, revoke or not renew the registrations of the Advisor would cause the General Partner to terminate the Management Agreement with the Advisor, as permitted in the Management Agreement. The General Partner could reallocate the Partnership's assets managed by the Advisor to other advisors, or appoint a new advisor (including itself).

SALES AND DISTRIBUTION RISKS

     PARTICIPATION OF PROMOTERS. SB and the General Partner have been instrumental in the organization of the Partnership and may be deemed "promoters" of the Partnership within the meaning of Rule 405 under the Securities Act of 1933. No selling agent which is not affiliated with the General Partner and SB has made an investigation of the offering or has participated in the negotiation of its terms or the structuring of the Partnership.

     NO ASSURANCE THAT UNITS WILL BE AVAILABLE. The offering of Units is being made by SB acting in its market-making capacity. SB is not obligated to conduct market-making activities and any such activities may be discontinued at any time without notice, at the sole discretion of SB. SB will sell only Units for which redemption/transfer requests have been submitted by a limited partner. See "Plan of Distribution".

     CONSIDERATIONS FOR NON-U.S. INVESTORS. Non-U.S. investors should note that Units are denominated in U.S. dollars and that changes in rates of exchange between currencies may cause the value of the investment to diminish or to increase. Non-U.S. investors should consult their own tax advisors concerning local tax implications of this investment.

     The foregoing list of Risk Factors does not purport to be a complete explanation of the risks involved in this offering. Potential investors should read the entire Prospectus before determining to invest in the Units.

                      FEES AND EXPENSES TO THE PARTNERSHIP

     The Partnership is subject to the following fees and expenses which are described in more detail below:

            ENTITY                        FORM OF COMPENSATION                    AMOUNT OF COMPENSATION
-------------------------------  ---------------------------------------  ---------------------------------------
Advisor..................        Monthly management fee                   1/3 of 1% (4% per year) to JWH of
(JWH)                              (Subject to cap)                         month-end allocated Net Assets. (This
                                                                            fee is subject to an overall
                                                                            limitation in the Limited Partnership
                                                                            Agreement and the NASAA Guidelines,
                                                                            as described below.)
                                 Quarterly incentive fee                  19% to JWH of New Trading Profits
                                   (Subject to cap)                         earned for the Partnership in each
                                                                            calendar quarter. (Incentive fees are
                                                                            subject to the limits imposed by the
                                                                            NASAA Guidelines and the Limited
                                                                            Partnership Agreement, as described
                                                                            below.)
Commodity                        Brokerage fee                            13/24 of 1% of month-end Net Assets per
Broker....................         (Subject to cap)                         month (6.5% per year)(1) (a portion
(SB)                                                                        of which, up to 5% of Net Assets per
                                                                            year, will be credited to SB
                                                                            Financial Consultants who have sold
                                                                            Units in this offering), and
                                                                            reimbursement of other actual
                                                                            transaction fees paid in connection
                                                                            with trading estimated at .7% of Net
                                                                            Assets. (The brokerage
                                                                            fee -- together with NFA, exchange,
                                                                            floor brokerage, give-up, user and
                                                                            clearing fees -- are subject to the
                                                                            limitation imposed by the NASAA
                                                                            Guidelines, as described below.)
Others.........................  Periodic legal, accounting, filing and   Actual expenses incurred estimated at
                                   reporting fees, expenses of the          .32% of Net Assets per year
                                   offering as well as extraordinary        (exclusive of extraordinary
                                   expenses                                 expenses). (Periodic filing and
                                                                            reporting fees and expenses of the
                                                                            offering are subject to an overall
                                                                            limitation in the Limited Partnership
                                                                            Agreement as described below.)

---------------
(1) Brokerage fees will be paid for the life of the Partnership, but the rate at which such fees will be paid may change, provided that such fees (i) remain competitive with the brokerage rates paid by public commodity pools which are comparable to the Partnership, (ii) will not be increased for the first five years of trading if any Advisor is affiliated with the General Partner and (iii) together with NFA, exchange, floor brokerage, give-up, user and clearing fees, will not exceed the limitations imposed by the NASAA Guidelines. SB may receive a benefit with respect to Partnership assets maintained in cash as described below under the heading "Fees and Expenses to the Partnership -- Commodity Broker/Dealer."

     CAPS ON FEES. Fees to which the Partnership is subject are in turn subject to several limitations imposed by the Limited Partnership Agreement or the NASAA Guidelines or both as follows. (A) The Limited Partnership Agreement contains an overall limitation on expenses which provides that the aggregate annual fees and expenses of every kind paid or incurred by the Partnership ("Aggregate Expenses"), including management fees, advisory fees and all other fees except for incentive fees and commodity brokerage fees, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis, 1/2 of 1% of Net Assets per month as required by the NASAA Guidelines. For the purpose of this limitation, customary and routine administrative expenses include all expenses of the Partnership other than commodity brokerage fees, incentive fees, the actual cost of legal and accounting services and extraordinary expenses. Periodic filing and reporting fees are also subject to this overall limitation. There is no cap on the costs of legal and accounting services or extraordinary expenses. (B) In addition, as provided in the Limited Partnership Agreement and the NASAA Guidelines, the aggregate incentive fee paid by the Partnership shall not exceed 15% of New Trading Profits, except that an additional 2% incentive fee may be paid for each 1% by which the Partnership's Aggregate Expenses are reduced below 6% annually. (C) Furthermore, the NASAA Guidelines also provide that brokerage fees (together with NFA, exchange, floor brokerage, give-up, user and clearing fees) will be considered presumptively reasonable if they do not exceed 14% annually of the Partnership's Net Assets (excluding Partnership assets not directly related to trading activity).

     In addition, the Limited Partnership Agreement prohibits the payment of management and incentive fees to any person who receives brokerage commissions or fees on transactions for the Partnership, as well as the payment by any broker of rebates or give-ups to any advisor. Such prohibitions may not be circumvented by any reciprocal business arrangements.

     In no event will organizational and offering expenses exceed 15% of the Partners' capital contributions.

     ADVISOR. THE PARTNERSHIP PAYS THE ADVISOR A MONTHLY MANAGEMENT FEE EQUAL TO 1/3 OF 1% (4% PER YEAR) OF MONTH-END NET ASSETS ALLOCATED TO THE ADVISOR. THE PARTNERSHIP ALSO PAYS AN INCENTIVE FEE PAYABLE QUARTERLY EQUAL TO 19% OF NEW TRADING PROFITS EARNED BY JWH FOR THE PARTNERSHIP. The quarterly incentive fee payable to the Advisor (for purposes of calculating the Net Asset Value as of the end of the month that is not the end of a quarter) will be accrued on a monthly basis. New Trading Profits are computed solely based on commodity trading. "New Trading Profits" earned by the Advisor is defined in the Management Agreement as the excess, if any, of Net Assets managed by the Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if any, made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership's assets during the fiscal period, whether the assets are held separately or in margin accounts.

     If any payment is made to the Advisor with respect to New Trading Profits earned by the Advisor for the Partnership, and the Partnership thereafter incurs a net loss for any subsequent period, the Advisor will retain the amount previously paid in respect of New Trading Profits. If Net Assets allocated to the Advisor are reduced due to redemptions, distributions or reallocations, there will be a proportional reduction in the related loss carryforward amount that must be recouped before the Advisor is eligible to receive another incentive fee. In the event redemptions, distributions or reallocations (net of additions) are made at other than a quarter-end, the incentive fee, if any, will be computed and paid as if it were a quarter-end. Since the incentive fee is paid quarterly, substantial incentive fees may be paid to the Advisor during a fiscal year even though the account managed by the Advisor may incur a net loss for the full year. For example, if at the end of the last fiscal quarter the Advisor had earned New Trading Profits of $500,000, it would be paid an incentive fee of 19% thereof, or $95,000. That Advisor would be entitled to retain that $95,000 even if the Partnership's account experienced losses during the subsequent fiscal quarter. However, the Advisor would not be again entitled to an incentive fee until such losses incurred by the Advisor were recovered.

     COMMODITY BROKER/DEALER. SB acts as commodity broker/dealer for the Partnership. The Partnership has agreed to pay SB a monthly commodity brokerage fee equal to 13/24 of 1% of month-end Net Assets (6.5% per year). The Partnership pays a flat rate brokerage fee instead of per transaction brokerage commissions. However, based upon the trading experience of the Partnership, the fee that the Partnership will pay is estimated to equal $98 per round-turn transaction (of which $92 is brokerage commission and $6 is other trading-related fees). The brokerage rate may be substantially higher than the rate which SB charges certain other customers with accounts of a similar size. The brokerage fees will be paid for the life of the Partnership, although the rates at which such fees are paid may change. See "The Commodity Broker/Dealer -- Brokerage Fees". Brokerage fees will not exceed the limit imposed by the NASAA Guidelines. The Partnership enters into spot and forward transactions with SB as principal at prices quoted by SB which reflect a price differential between the bid and the ask prices (which differential includes anticipated profits and costs to SB as dealer), but do not include a mark-up. The spread charged on related party trades will be at competitive market prices. Thus, the price quoted to the Partnership will be less than or equal to the price quoted to any other SB account for the same forward or spot transaction.

     The Partnership's funds will be maintained in cash and deposited by SB in segregated bank accounts as required by CFTC regulations. Such accounts do not earn interest. SB has informal arrangements with various banks with which it does business pursuant to which it obtains overdraft privileges which are extended as a result of the total banking relationship between SB and the banks which includes the deposit of customer funds so segregated (although such funds cannot be attached by the bank in the event of the failure of SB to repay the overdraft). As a result of such overdraft privileges, SB is usually able to reduce its other short term borrowings which generally carry a higher interest rate than the 30-day U.S. Treasury bill yield.

     The Partnership will pay, or will reimburse SB if previously paid by SB on behalf of the Partnership, for any NFA, exchange, floor brokerage, give-up, user or clearing fees applicable to the Partnership's trading. Such fees and charges will be paid to the exchange on which the trades are effected, to the floor broker or brokerage executing a transaction, to the clearing association for such exchange or to the NFA. Although it is impossible to predict the amount of such fees accurately, based on the past performance of the Advisor, the Partnership could pay up to approximately .7% of Net Assets per year to cover these fees. This is an estimate and not a cap. Such fees are subject to various caps as discussed in this section under "Caps on Fees".

     OTHERS. The Partnership is obligated to pay periodic legal, accounting, filing, reporting and data processing fees and the expenses of the offering which may equal up to approximately .32% of Net Assets ($375,000) per year, assuming a Partnership size of $120 million. The Limited Partnership Agreement requires the Partnership to bear all of its offering expenses. See "Commodity Broker/Dealer" above. The Partnership also bears any extraordinary expenses incurred by it. Any and all other general and administrative expenses of the Partnership are borne by the General Partner.

                              BREAK-EVEN ANALYSIS

     The following table is a summary of fees and expenses expressed both as a dollar amount and as a percentage of a $1,000 investment in the Partnership. See "Fees and Expenses to the Partnership." The break-even point per Unit (that is, the trading profit the Partnership must realize in the first year of a limited partner's investment so that such investment at the end of the year is equal to its value at the beginning of the year), assuming a limited partner purchases Units at $1,000 each as of the beginning of the year and redeems its Units at the end of the first year of its investment, is 7.71%, or $77.12 per Unit (assuming the estimated Partnership size is $120,000,000). The minimum initial investment in the Partnership is $5,000, except that investments by employee-benefit plans may be made for a minimum of $2,000 (subject to higher minimums in certain states).

                                                               ESTIMATED
                                                              PARTNERSHIP
                                                                  SIZE
                                                              ------------
                                                              $120,000,000
                                                              ------------
Selling Price Per Unit(1)...................................  $   1,000.00
                                                              ------------
Interest Income Credit(2)...................................  $     (39.36)
Brokerage Fees(3)...........................................  $      74.83
Operating and Offering Expenses(4)..........................  $       3.20
Advisor's Management Fee(5).................................         38.45
Amount of Trading Income Required for the Partnership's Net
  Asset Value per Unit at the End of One Year to Equal the
  Selling Price per Unit....................................  $      77.12
                                                              ------------
Percentage of Selling Price per Unit........................          7.71%
                                                              ============

---------------
(1) Units may be purchased at the prevailing Net Asset Value per Unit during months that SB conducts market-making activities.

(2) The Partnership will earn interest income on 80% of the average daily equity maintained in the Partnership's cash accounts at a rate equal to the average yield on the 30-day U.S. Treasury bills issued during each month. For purposes of this analysis, interest income was estimated at 3.94% of the Partnership's Net Asset Value (assuming an estimated annual interest rate of 4.92%).

(3) Brokerage fees were estimated at 7.2% (6.5% for brokerage fees and .7% for other trading-related expenses) of Net Assets. In calculating the brokerage fee, Net Assets equals the equity maintained in cash at the end of the month plus unrealized gain (loss) on open positions and accrued interest income for the month.

(4) Operating and offering expenses include expenses of this offering, periodic legal, accounting, filing and reporting fees, but do not include extraordinary expenses. These expenses are expected to be $375,000 assuming a Partnership size of $120,000,000. This estimate is comprised of (i) expenses of this offering of $225,000, (ii) legal expenses of $65,000, (iii) accounting expenses of $50,000 and (iv) other expenses (such as filing and reporting fees) of $35,000.

(5) The Partnership's Advisor will be paid a monthly management fee at the annual rate of 4% of Net Assets. In calculating the management fee, Net Assets equals the equity maintained in cash at the end of the month plus unrealized gain (loss) on open positions and accrued interest income for the month, less the monthly brokerage fee amount and operating expenses.

     The Advisor's quarterly incentive fee is not reflected in the break-even analysis because it is based on New Trading Profits after deduction of all of the Partnership's expenses.

                        POTENTIAL BENEFITS TO INVESTORS

     Investment in the Units is speculative and involves risks, including the risk of loss. See "Risk Factors". However, investment in the Partnership offers the following potential advantages:

     PROFESSIONAL TRADING MANAGEMENT. Commodity trading decisions are made for the Partnership by the Advisor. The Advisor manages the commodity investments of the Partnership pursuant to the trading policies of the Partnership and certain trend-following techniques and other technical strategies. The performance of commodity accounts managed by the Advisor is described under "The Advisor".

     DIVERSIFICATION. The assets of the Partnership will normally be invested in a number of commodities, so that each limited partner will obtain greater diversification in commodities traded than would be possible trading individually unless substantially more than the $5,000 minimum investment ($2,000 in the case of employee-benefit plans, and subject to higher minimums in certain states) required by the Partnership were committed to the commodity markets. See "Trading Policies" and "The Advisor".

     Allocating a portion of the risk segment of a portfolio to a managed futures investment, such as the Partnership, can add a potentially valuable element of diversification to a traditionally structured stock and bond portfolio. Historically, the returns of many managed futures investments have exhibited a substantial degree of non-correlation with the performance of the general equity and debt markets (as reflected in the performance of various market indices such as the Standard & Poor's 500 Index for domestic equities, the Lehman Brothers Bond Index for debt and the Morgan Stanley Europe, Australasia and the Far East (EAFE) Index for international equities), suggesting that a managed futures component may provide a valuable complement to a traditional portfolio.

     This benefit of adding a managed futures component to a portfolio is an application of Modern Portfolio Theory. Modern Portfolio Theory is an analytical framework that suggests that it is possible for an investor to construct a portfolio using multiple asset classes that attempts to balance desired returns with tolerable risk (volatility as measured by standard deviation). This objective can be achieved by adding investments for which the desired return has a low to negative or non-correlation to the other assets in the portfolio. Consequently, allocating a limited portion of the risk segment of a portfolio to a managed futures program such as the Partnership, if the managed futures performance is in fact non-correlated with stocks and bonds, can potentially improve the overall return and reduce the volatility of the total portfolio over the long term.

     Although the General Partner generally endorses the Modern Portfolio Theory, there can be no assurance that any managed futures investment will be successful, avoid substantial losses or generate performance non-correlated with the equity or debt markets. Furthermore, non-correlation is not negative correlation. Even if the performance of the Partnership is non-correlated with these markets, this does not mean that the Partnership's results will not parallel either or both during significant periods of time. In any event, unless a managed futures investment is successful, it cannot add a potentially valuable element of diversification to a portfolio.

     LIMITED LIABILITY. Unlike an individual who invests directly in commodity futures or forward contracts, an investor in the Partnership cannot be individually subjected to margin calls and cannot lose more than the amount of his contribution to the Partnership and his share of the Partnership's profits (including distributions of profits and payments on redemption of his Units). It is possible for a limited partner to lose the entire amount of his contribution to the Partnership. See "Commodity Markets -- Margins" and "The Limited Partnership Agreement -- Liability of Limited Partners".

     INTEREST INCOME. SB will pay the Partnership interest on 80% of the average daily equity maintained in cash in the Partnership's trading accounts with SB. An individual trader would generally not receive interest on the funds in his commodity account unless he committed substantially more than the $5,000 minimum investment required by the Partnership. See "The Commodity Broker/Dealer -- Customer Agreement".

     BROKERAGE FEES. The Partnership pays SB a fixed monthly brokerage fee equal to 13/24 of 1% of month-end Net Assets (6.5% per year) in lieu of brokerage commissions on a per trade basis. The Partnership will also pay certain fees in connection with its trading as described under "Fees and Expenses to the Partnership -- Others." See "Fees and Expenses to the Partnership -- Commodity Broker/Dealer". Certain public customers of SB may pay lower commission rates than the Partnership will pay, and other commodity brokerage firms might offer lower rates to an account the size of the Partnership's because different accounts require different levels of service and monitoring based upon the number of advisors and the volume and complexity of trading. In addition, pursuant to its Customer Agreement with SB, the Partnership will receive several administrative services, such as account reconcilement, payment of fees and expenses, crediting of interest income and assistance with regulatory filings and monthly reports. These types of services may not be provided to certain other public customers of SB and may account for the possibly higher fees paid by the Partnership. See "Commodity
Broker/Dealer -- Customer Agreement". Brokerage fees will be paid for the life of the Partnership, although the rate at which such fees are paid may change. See "Conflicts of Interest" and "The Commodity Broker/Dealer -- Brokerage Fees".

     ADMINISTRATIVE CONVENIENCE. The Partnership provides investors with many services designed to simplify the administrative details involved in engaging directly in commodities transactions, including maintaining the books and accounts of trading activities, preparing monthly and annual reports to limited partners and supplying limited partners with information necessary for individual federal tax returns. See "The Limited Partnership
Agreement -- Reports to Limited Partners".

                             CONFLICTS OF INTEREST

     The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for Units:

     RELATIONSHIP BETWEEN THE GENERAL PARTNER AND THE COMMODITY
BROKER/DEALER. The General Partner is an affiliate of SB, which acts as the commodity broker/dealer and market-maker for the Partnership. Since SB charges the Partnership a monthly brokerage fee based on Net Assets rather than a per transaction commission, the General Partner has no incentive to select advisors that will generate a large number of trades to benefit SB. Instead, the General Partner may have a conflict of interest between its responsibility to manage the Partnership for the benefit of the limited partners and its interest in selecting advisors that will generate a small number of trades, thus incurring small amounts of charges incidental to trading so that Net Assets, from which SB's fees are paid, remain relatively higher. Furthermore, the less active the trading, the fewer services SB will be required to provide to the Partnership with respect to such trading. In addition, the General Partner may have an incentive to select advisors that trade more forward and spot contracts than futures and options contracts, since forward and spot prices may include a profit margin to SB as dealer. Because the General Partner is an affiliate of SB, the General Partner has a potential conflict of interest in its decision to replace the futures commission merchant, if necessary. The fact that the General Partner and SB are affiliated creates a potential conflict in that the fees received by SB may not have been set by "arm's-length" negotiation. The General Partner is a fiduciary to the limited partners and, as such, must resolve any conflict in favor of the limited partners. Prospective investors should be aware that because SB and certain Financial Consultants (excluding principals of the General Partner) receive a portion of the commodity brokerage fees generated by the Partnership and allocated to outstanding Units sold by them, SB and such Financial Consultants may have a conflict of interest in advising subscribers as to whether they should redeem their Units or purchase additional Units. Except as otherwise set forth in this section, no other conflict of interest exists on the part of any other principal of SB. See "The Commodity
Broker/Dealer -- Brokerage Fees".

     BROKERAGE RATE CHARGED BY THE COMMODITY BROKER/DEALER. Pursuant to the Customer Agreement between the Partnership and SB, SB acts as the commodity broker/dealer for the Partnership. Because the General Partner is an affiliate of SB, the General Partner may have a conflict of interest between its responsibility to manage the Partnership for the benefit of the limited partners and its interest in obtaining brokerage rates which are favorable to SB. SB charges the Partnership a monthly brokerage fee equal to 13/24 of 1% of month-end Net Assets (6.5% per year). Although the Customer Agreement is non-exclusive, so that the Partnership has the right to seek lower brokerage rates from other brokers at any time, the General Partner believes that the arrangements between the Partnership and SB are consistent with arrangements other comparable commodity pools have entered into with other futures commission merchants and are fair to the Partnership and does not intend to negotiate with SB to obtain lower commission rates or to refer brokerage transactions to other firms. However, the General Partner will review, at least annually, the commission rates charged to other comparable commodity pools to determine that the brokerage fee being paid by the Partnership is competitive with such other rates. The General Partner, as a fiduciary to the limited partners, must resolve any conflict in favor of the limited partners. Therefore, at the time of such review, the General Partner will consider whether any action need be taken in light of its obligations to the Partnership, and will advise the limited partners of any action so taken. Limited partners would not be able to require the General Partner to take any specific action, but could vote to terminate the Customer Agreement with SB (with the vote of limited partners owning more than 50% of the Units) if independent counsel provides the General Partner with an opinion that such vote would not affect their status as limited partners. See "The Limited Partnership Agreement -- Amendments; Meetings".

     DISTRIBUTION OF PROFITS. The General Partner has sole discretion as to the distribution of profits, if any, to the limited partners. The determination of what is in the best interest of the Partnership or limited partners will be made on a case by case basis by the General Partner in its sole discretion and consistent with its fiduciary obligations to the Partnership and the limited partners. To the extent that profits are retained by the Partnership rather than distributed, the Net Assets of the Partnership, which determine the brokerage fees payable in any year, will be increased, thereby increasing the maximum amount of fees which can be earned by SB. In addition, the amount of funds in segregated accounts at banks which extend overdraft privileges to SB will be greater to the extent that profits are retained. See "The Commodity Broker/Dealer -- Customer Agreement". Thus, the General Partner may have a conflict of interest between its obligation to the limited partners in considering a distribution of profits and its interest in increasing fees payable to SB. Any such conflict must be resolved in favor of the limited partners. In any event, the General Partner does not intend to make any distribution which would reduce the Net Asset Value of a Unit below $1,000, or if the size of a distribution would not warrant the administrative expense which would be involved, or if, in the opinion of the General Partner, a distribution would otherwise not be in the best interests of the Partnership or the limited partners. The General Partner has no current intention of making any distributions.

     ACCOUNTS OF SB, THE GENERAL PARTNER AND THEIR AFFILIATES. The officers, directors and employees of SB and the General Partner, as well as SB and the General Partner themselves, may trade in commodity contracts for their own accounts. The records of any such trading will not be available for inspection by limited partners. In addition, SB is a futures commission merchant and effects transactions in commodity futures contracts for its customers. Thus, it is possible that SB could effect transactions for the Partnership in which the other parties to the transactions are its officers, directors or employees or its customers. Such persons might also compete with the Partnership in making purchases or sales of contracts without knowing that the Partnership is also bidding on such contracts. Trading decisions for the Partnership are not currently made by the General Partner, SB or their affiliates. CFTC regulations require that SB, to the extent possible, insure that each order received from the Partnership which is executable at or near the market price be transmitted to the floor of the appropriate contract market before any order in the same commodity for any proprietary account of SB.

     CONTROL OF OTHER ACCOUNTS BY THE ADVISOR. The Advisor manages the accounts of clients other than the Partnership including other commodity pools and intends to manage such accounts in the future. The Advisor acts as advisor to the following pools operated by the General Partner: Shearson Select Advisors Futures Fund L.P., Shearson Mid-West Futures Fund L.P. ("Midwest"), Smith Barney Mid-West Futures Fund II, L.P. ("Midwest II"), Hutton Investors Futures Fund L.P. II, Smith Barney Diversified Futures Fund L.P., F-1000 Futures Fund L.P. Michigan Series II, Smith Barney Principal Plus Futures Fund L.P., Smith Barney Diversified Futures Fund L.P. II and Smith Barney Principal Plus Futures Fund L.P. II. The Advisor is the sole advisor to Midwest and Midwest II. In addition, Mr. Henry, the Advisor and the Advisor's affiliates may trade for their own accounts. The records of any such trading will not be available for inspection by limited partners. It is possible that as a result of a neutral allocation system, testing a new quantitative model or program, trading proprietary accounts more aggressively, or other actions not constituting a violation of fiduciary duties, the Advisor or its principals or affiliates may take positions in their proprietary accounts that are opposite or ahead of a client (including the Partnership). As a result, positions in proprietary accounts of Mr. Henry, the Advisor and the Advisor's affiliates may be taken which are in competition with positions taken for the Partnership. In addition, the principals of the Advisor devote time to other business activities. All commodity futures and options positions held by all accounts owned or controlled directly or indirectly by the Advisor and its principals, including the portion of the Partnership's account managed by the Advisor will be aggregated for purposes of determining compliance with speculative position limits. As a result, the Partnership might not be able to enter into or maintain certain positions if such positions, when added to the positions held by such other accounts, would exceed the applicable limits. If trading orders must be revised as a result of the application of speculative position limits, the Advisor will modify such orders in a manner which will not substantially disproportionately affect the Partnership as compared with the Advisor's other accounts. In addition, the Advisor will not knowingly or deliberately use trading strategies for the Partnership which are inferior to those used for any other client or account nor favor any other account over the Partnership in any way, although the Advisor may offer different trading programs and various factors affecting different types and sizes of accounts may require the utilization of different strategies or methods for such accounts. See "Commodity Markets -- Regulation". See also "Risk Factors -- Possible Effects of Competition" and "The Advisor -- Management Agreement" with respect to other potential conflicts of interest arising in connection with the operations and activities of the Advisor.

     OTHER ACTIVITIES OF SB. SB maintains a commodity research department which makes trading recommendations on a daily basis. In addition, SB sponsors commodity trading programs in which certain customers participate. The trading records of such programs will not be made available to limited partners. In such programs and in its trading recommendations, transactions may be made or recommended which are similar or opposed to transactions being made for the Partnership. SB will not provide advisory services to the Partnership.

     OTHER COMMODITY POOLS. The General Partner and its predecessors over the last five years have sponsored and established over forty-five commodity pools and may sponsor or establish other commodity pools which may compete with the Partnership. See "The General Partner -- Other Pools Operated by the General Partner". Neither the General Partner nor SB will knowingly or deliberately favor any such pools over the Partnership in their dealings on behalf of such other pools. In addition, the General Partner may in the future serve as an advisor or co-advisor to such other commodity pools or to the Partnership. If the General Partner were to serve as a trading advisor to the Partnership, there would be a conflict between its duty to determine its management fees in the best interests of the Partnership and its interest in maximizing fees paid to itself (subject to limitations imposed by the NASAA Guidelines as set forth in the Partnership Agreement). Of course, the General Partner is bound by its fiduciary duties as a general partner to resolve this potential conflict in the best interest of the limited partners.

     GENERAL PARTNER'S CHOICE OF ADVISORS. The Limited Partnership Agreement empowers the General Partner to make trading decisions for the Partnership itself or to delegate some or all of its authority to make such decisions to one or more trading advisors. The Limited Partnership Agreement empowers the General Partner on behalf of the Partnership to enter into, renew, terminate or renegotiate a management agreement with such advisors pursuant to which the Partnership will be obligated to pay management and/or incentive fees to the advisors. The Partnership has entered into the Management Agreement described herein with JWH as sole advisor. The General Partner has no current intention of selecting additional advisors for the Partnership. However, the General Partner may have a conflict of interest between its obligations to act in the best interests of the limited partners and its own interest in receiving fees from the Partnership in the future. The General Partner believes that the fees charged to the Partnership are fair to the Partnership and acknowledges its fiduciary duty to negotiate future contracts including contracts with itself in the best interests of the limited partners.

                                TRADING POLICIES

     The objective of the Partnership is to preserve and to achieve substantial appreciation of its assets through speculative trading in commodity interests including futures contracts, options and forward contracts. Commodity futures and options trading may be conducted on all major United States and on certain foreign commodities exchanges. The Partnership does not intend to act as a dealer. The Partnership will attempt to accomplish its trading objectives by following the trading policies set forth below:

          1. Partnership funds will be invested only in commodity contracts which are traded in sufficient volume to permit, in the opinion of the Advisor trading that contract, ease of taking and liquidating positions.

          2. No Advisor will initiate additional positions in any commodity if such additional positions would result in aggregate positions for all commodities requiring as margin more than 66 2/3% of the Partnership's assets allocated to the Advisor. For the purpose of this limitation, forward contracts in currencies will be deemed to have the same margin requirements as the same or similar futures contracts traded on the Chicago Mercantile Exchange.

          3. The Partnership will not employ the trading technique commonly known as "pyramiding", in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or related commodities.

          4. The Partnership will not utilize borrowings except short-term borrowings if the Partnership takes delivery of any cash commodities, provided that neither the deposit of margin with a commodity broker nor obtaining and drawing on a line of credit with respect to forward contracts shall constitute borrowing.

          5. From time to time trading strategies such as spreads or straddles may be employed on behalf of the Partnership. The term "spread" or "straddle" describes a commodity trading strategy involving the simultaneous buying and selling of contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

          6. The Partnership will not permit the churning of its commodity trading accounts.

     The trading policies described above (except the Partnership's basic investment policies, Nos. 3, 4 and 6) may be altered by the General Partner without approval by the limited partners if it is determined that such change is in the best interests of the Partnership (based upon factors including but not limited to the performance of various futures markets, advisors and the risks associated with modified trading policies). The limited partners will be notified by mail within seven business days of any material changes in trading policies.

The limited partners may also change the trading policies of the Partnership in accordance with the Limited Partnership Agreement, as set forth in Section 17(c) thereof, set forth in Exhibit A hereto. Such procedures are also summarized under "The Limited Partnership Agreement -- Amendments; Meetings".

                              THE GENERAL PARTNER

BACKGROUND

     The Partnership's General Partner and commodity pool operator is Smith Barney Futures Management Inc. which is a Delaware corporation that is wholly owned by Salomon Smith Barney Holdings, Inc., which is the sole owner of SB. Salomon Smith Barney Holdings, Inc. is a wholly owned subsidiary of Travelers Group, Inc., a publicly-held company whose shares are listed on the New York Stock Exchange and is engaged in various financial service and other businesses. The General Partner is the successor to the business of Smith Barney Futures Partners, Inc. (which was the surviving entity of the merger on August 2, 1993 of three commodity pool operators: Smith Barney Futures Partners, Inc., Lehman Brothers Capital Management Corp. and Hutton Commodity Management Inc.). The General Partner is a commodity pool operator and a member of the NFA under the registration and memberships of Smith Barney Futures Partners, Inc, which became registered with the CFTC as a commodity pool operator and a member of the NFA on September 2, 1986. The principal offices of the General Partner are located at 390 Greenwich Street - 1st floor, New York, New York 10013; telephone (212) 723-5424.

PRINCIPALS

     The officers and directors of the General Partner are Jack H. Lehman, III (Chairman and Director), David J. Vogel (Director and President), Michael R. Schaefer (Director), Steven J. Keltz (Secretary and Director), Daniel A. Dantuono (Chief Financial Officer, Treasurer and Director), Daniel R. McAuliffe, Jr. (Director), Shelley Ullman (Senior Vice President and Director) and Maureen O'Toole (Senior Vice President). Each director and officer is subject to re-appointment annually.

     Mr. Lehman, age 52, is a Senior Executive Vice President and Director of SB's commodity division. In addition, he has been a Director of the General Partner since July 1993 and was Co-Chairman of SB's commodity division from July 1992 through May 1996. Before joining SB, he was employed for twenty years at SLB where from 1982 through April 1992 he was a Senior Executive Vice President and Director of Commodities. He was a director and the Chairman of Lehman Brothers Capital Management Corp., one of the predecessors of the General Partner. Mr. Lehman is a past Chairman of the Futures Industry Association and currently serves on its Executive Committee. He has been a member of the Board of Governors of the Commodity Exchange, Inc. and the Comex Clearing Association.

     Mr. Vogel, age 53, became an Executive Vice President of SB and a Director of the General Partner on August 2, 1993. In May 1996, he was appointed President of the General Partner. From January 1993 to July 1993, Mr. Vogel was an Executive Vice President of SLB. Formerly, Mr. Vogel was the chairman and CEO of LIT America, Inc. (September 1988 through December 1992) and an Executive Vice President of Thomson McKinnon Securities Inc. (June 1979 through August
1988). Mr. Vogel is also a past chairman of the Futures Industry Association, a past director of Comex Clearing Corporation and the Commodity Exchange Inc. and a past Governor of the Chicago Mercantile Exchange.

     Mr. Schaefer, age 48, has been involved in the securities and commodities brokerage business for over twenty-five years and has been an Executive Vice President of SB since early 1992. He has been employed with the firm in various capacities associated with its commodity businesses since 1981. His principal areas of responsibility include futures research, trade execution, clearing and administration. He is a member of various major U.S. commodity exchanges and a Director of the NFA. He has been a Director of the General Partner since its organization in 1986.

     Mr. Keltz, age 48, is an Associate General Counsel in the Law Department of SB. He became Secretary and Director of the General Partner on August 2, 1993. He is a Director of SB since October 1995. From

October 1988 through July 1993, Mr. Keltz was employed by SLB as First Vice President and Associate General Counsel where he provided legal counsel to various derivative products businesses. Mr. Keltz was Vice President, Product Manager -- Futures and an Associate General Counsel for PaineWebber Incorporated from 1985 through September 1988.

     Mr. Dantuono, age 40, is a Senior Vice President of SB (since March 1994) prior to which he was a First Vice President since August 1993. Mr. Dantuono was Vice President at SLB where he was employed since 1980. He has been Chief Financial Officer, Treasurer and Director of the General Partner since August 1993. Prior to August 1993, Mr. Dantuono was Controller and Treasurer of a corporate predecessor of the General Partner.

     Mr. McAuliffe, age 48, is a Senior Vice President of SB (since August 1990) and became a director of the General Partner in April 1994. Mr. McAuliffe is Director of Administration for Smith Barney Managed Futures. From 1986 through 1997, he was responsible for the marketing and sales of retail futures products, including public and private futures funds and managed account programs. Prior to joining SLB, Mr. McAuliffe was employed by Merrill Lynch Pierce Fenner & Smith from 1983 through 1986. Prior to joining Merrill Lynch, Mr. McAuliffe was employed by Citibank from 1973 to 1983. He is a member of the Managed Futures Association and the Marketing Division of the Futures Industry Association.

     Ms. Ullman, age 39, is a Senior Vice President of SB (since October 1989) and a Senior Vice President and director of the General Partner (since May 1997 and April 1994, respectively). Previously, Ms. Ullman was a First Vice President of SLB and a vice president and assistant secretary of a predecessor of the General Partner, with responsibility for execution, administration, operations and performance analysis for managed futures funds and accounts.

     Ms. O'Toole, age 40, is a Senior Vice President of SB (since April 1995) and a Senior Vice President of the General Partner (since May 1997). Ms. O'Toole is Director of Managed Futures Sales and Marketing for SB. Prior to joining SB in March 1993, Ms. O'Toole was the director of managed futures quantitative analysis at Rodman and Renshaw from 1989 to 1993. Ms. O'Toole began her career in the futures industry in 1981 when she joined Drexel Burnham Lambert in the research department of the Financial Futures Division. She has an MBA with a concentration in Finance from Northwestern University.

     The General Partner employs a team of approximately 40 professionals whose primary emphasis is on maintaining quality control among the funds' advisors.

     A full time staff of due diligence professionals use state-of-the-art technology and on-site evaluations to monitor new and existing futures money managers. The accounting and operations staff provide processing of trading activity and reporting to limited partners and regulatory authorities.

     There have been no administrative, civil or criminal actions pending, on appeal or concluded against the General Partner or any of its individual principals within the past five years that are material to a decision whether to invest in the Partnership.

     The Limited Partnership Agreement requires the General Partner to maintain a cash investment in the Partnership equal to the greater of (a) 1% of the aggregate capital contributions of all partners or (b) $25,000. As of March 31, 1998, the General Partner had contributed $1,189,000 to the Partnership. The General Partner will share in profits and losses of the Partnership in proportion to its share of Partnership capital on the same basis as the limited partners. The General Partner's capital contribution to the Partnership will be treated as Units of General Partnership Interest for the purpose of Partnership accounting. Units of General Partnership Interest are equal in all respects to Units held by limited partners, except as to liability and the ability to vote. See "The Limited Partnership Agreement -- Sharing of Profits and Losses" and "Amendments; Meetings." The Limited Partnership Agreement also requires that the General Partner maintain an overall net worth (including capital contributions) equal to the greater of (a) 5% of the total contributions (including contributions by the General Partner) to all limited partnerships to which it is a general partner (including the Partnership) plus (prior to the termination of the Public Offering) 5% of the Units being offered for sale in the Partnership or (b) $50,000.

     David J. Vogel, the initial Limited Partner of the Partnership, acquired one Unit of limited partnership interest for $1,000 to permit the Partnership to be organized as a limited partnership under the laws of the State of New York. Mr. Vogel owned 6 Units as of March 31, 1998. No other principal of the General Partner owns any Units, although they are not precluded from purchasing such Units.

     As of March 31, 1998, the General Partner acts as general partner to twenty-one other active commodity pools that are currently trading. The performance of all of these pools for the past five years and year-to-date period is set forth beginning on page 28.

     The statements of financial condition of the Partnership and the General Partner at December 31, 1997 and the reports of the independent accountants thereon is set forth beginning on page 88.

 THE PARTNERSHIP -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

     The Partnership does not engage in the sale of goods or services. Its only assets are its equity in its commodity futures trading account, consisting of cash and cash equivalents, net unrealized appreciation (depreciation) on open futures and forward contracts and interest receivable. Because of the low margin deposits normally required in commodity futures trading, relatively small price movements may result in substantial losses to the Partnership. While substantial losses could lead to a decrease in liquidity, no such losses occurred during the period ended December 31, 1997 or during the first quarter of 1998.

     The Partnership's capital consists of the capital contributions of the partners as increased or decreased by gains or losses on commodity futures trading, expenses, interest income, additions and redemptions of Units and distributions of profits if any.

     Between May 30, 1997 (commencement of the offering period) and July 31, 1997, 40,035 Units were sold at $1,000 per Unit. Proceeds of the offering were held in an escrow account and were transferred, along with the General Partner's contribution of $404,000 to the Partnership's trading account on August 1, 1997 when the Partnership commenced trading. For the period ended December 31, 1997, there were additional sales of 59,076.5475 Units totaling $56,807,000 and contributions by the General Partner representing 597.9801 Unit equivalents totaling $575,000. For the period ended December 31, 1997, 10 Units were redeemed totaling $9,689.

     For the three months ended March 31, 1998, Partnership capital increased 13.4% from $101,255,607 to $114,810,731. This increase was attributable to the addition of 21,097.2073 Units totaling $20,997,000 partially offset by the redemption of 1,759.8311 Units resulting in an outflow of $1,705,107 and by the net loss from operations of $5,736,769 for the quarter ended March 31, 1998.

RESULTS OF OPERATIONS

     For the period from August 1, 1997 (commencement of trading operations) to December 31, 1997, the net asset value per Unit increased 3.0% from $982.44 to $1,011.49. There were no operations in 1996 and 1995. The net asset value of $982.44 at commencement of trading operations is reflective of charging offering and organizational expenses against the initial capital of the Partnership for financial reporting purposes.

     The Partnership experienced net trading gains of $7,178,621 before commissions and expenses in 1997. These gains were attributable to gains incurred in the trading of U.S. and non-U.S. interest rates, metals and currencies and were partially offset by losses experienced in the trading of energy products, grains, indices and softs.

     During the Partnership's first quarter of 1998, the net asset value per Unit decreased 5.0% from $1,011.49 to $961.22. The Partnership experienced a net trading loss before commissions and expenses in the first quarter of 1998 of $3,652,439. Losses were recognized in the trading of commodity futures in currencies,

U.S. interest rates, grains, metals and softs and were partially offset by gains in energy products and non-U.S. interest rates.

     Commodity futures markets are highly volatile. Broad price fluctuations and rapid inflation increase the risks involved in commodity trading, but also increase the possibility of profit. The profitability of the Partnership depends on the existence of major price trends and the ability of the Advisor to identify correctly those price trends. Price trends are influenced by, among other things, changing supply and demand relationships, weather, governmental, agricultural, commercial and trade programs and policies, national and international political and economic events and changes in interest rates. To the extent that market trends exist and the Advisor is able to identify them, the Partnership expects to increase capital through operations.

     Interest income on 80% of the Partnership's daily equity maintained in cash was earned at the 30-day U.S. Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days.

     Brokerage commissions are calculated on the Partnership's net asset value as of the last day of each month and, therefore, are affected by trading performance, additions and redemptions.

     Management fees are calculated on the portion of the Partnership's net asset value allocated to the Advisor at the end of the month and, therefore, are affected by trading performance, additions and redemptions.

     Incentive fees are based on the New Trading Profits generated by the Advisor at the end of the quarter, as defined under "Fees and Expenses to the Partnership" and in the advisory agreement between the Partnership, the General Partner and the Advisor.

                    SMITH BARNEY WESTPORT FUTURES FUND L.P.
     AUGUST 1, 1997 (COMMENCEMENT OF TRADING OPERATIONS) TO MARCH 31, 1998

---------------------------------------------------------------------------------------
                 PERCENTAGE RATE OF RETURN                       1998          1997
---------------------------------------------------------------------------------------
 January....................................................     (3.04)           --
 February...................................................      0.02            --
 March......................................................     (2.01)           --
 April......................................................        --            --
 May........................................................        --            --
 June.......................................................        --            --
 July.......................................................        --            --
 August.....................................................        --         (3.43)
 September..................................................        --         (2.59)
 October....................................................        --          3.24
 November...................................................        --         (0.24)
 December...................................................        --          4.40
 Annual (or Period) Rate of Return..........................     (4.97)%       1.15%
=================================================================================================
 Inception of Trading:                                August 1, 1997
 Aggregate Subscriptions:                             $  118,820,000      (3/98)
 Current Net Asset Value:                             $  114,810,781      (3/98)
 Worst Monthly Percentage Draw-Down:                           3.43%      (8/97)
 Worst Peak-to-Valley Draw-Down:                               5.93%   (8/97-9/97)
------------------------------------------------------------------------------------------------------------------------------
 Notes to this table appear at page 33.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

OTHER POOLS OPERATED BY THE GENERAL PARTNER

     Tables 1, 2 and 3 below set forth in capsule format, as prescribed by CFTC regulations, the performance of the other commodity pools which have been operated by the General Partner during the past five years. Table 1 sets forth the performance of commodity pools currently operated by the General Partner for the period from January 1, 1993 through March 31, 1998. Table 2 sets forth the performance of commodity pools which were previously operated by the General Partner during that period and which have ceased trading operations as of March 31, 1998. Table 3 sets forth the performance of commodity pools for that same period previously operated by the General Partner for which it does not act as commodity pool operator as of March 31, 1998. Additional information regarding currently operated pools follows Table 1.

     Each of the funds has as its investment purpose to profit by speculation in commodity interests. As of March 31, 1998, the only active funds operated by the General Partner which did not have net asset values in excess of their respective initial offering amounts were: Smith Barney Newport Futures Fund L.P., Smith Barney Great Lakes Futures Fund L.P., Smith Barney Telesis Futures Fund, L.P., Smith Barney AAA Futures Fund L.P. and the Partnership. This situation is attributable to the failure of the trading systems employed by the respective advisors to speculate profitably over the period tabulated. It may be noted that each of the funds has traded for two years or less and their trading programs, which should be considered long-term, may not have had a sufficient time in which to take full effect.

     Smith Barney Futures Management Inc. offers other pools which have only one trading advisor but whose performance may differ from the Partnership's performance. Differences are due to different trading advisors (and programs traded) as well as different partnership or organizational structures. JWH is the sole advisor to Midwest and Midwest II. The combination of programs employed by JWH in trading the Partnership's account vary from those used on behalf of Midwest and Midwest II.

                                    TABLE 1
 CAPSULE PERFORMANCE OF OTHER POOLS CURRENTLY OPERATED BY SMITH BARNEY FUTURES
                                MANAGEMENT INC.
               FOR THE PERIOD JANUARY 1993 THROUGH MARCH 31, 1998

[CAPTION]

                                                                                          LARGEST MONTHLY
                                                                               CURRENT   PERCENT DRAW-DOWN
                                                   INCEPTION     AGGREGATE      TOTAL    -----------------
                                         TYPE OF      OF       SUBSCRIPTIONS     NAV     PERCENT
             NAME OF POOL                 POOL      TRADING       $(000)       $(000)      (%)       DATE
-----------------------------------------------------------------------------------------------------------
 Shearson Select Advisors Futures Fund        A      Jul-87           50,507     5,356     9.72    (May-97)
 Hutton Investors Futures Fund II             A      Jul-87           30,304    20,216     5.87    (Jul-94)
 Shearson Mid-West Futures Fund               1      Dec-91           60,804    57,740     9.18    (May-97)
 Smith Barney International Advisors          A      Mar-92           32,312     3,529     7.08    (Nov-93)
 Currency Fund
 F-1000 Futures Fund Series VIII            2,A      Aug-92           36,000     8,046     3.84    (Feb-96)
-----------------------------------------------------------------------------------------------------------
 F-1000 Futures Fund Series IX              2,A      Mar-93           24,005     6,690     4.26    (Feb-96)
 Smith Barney Global Markets Futures        1,A      Aug-93           20,226     8,558     9.19    (Aug-97)
 Fund (formerly Erisa Futures Fund)
 Smith Barney Diversified Futures Fund        A      Jan-94          256,756   140,929     8.12    (Feb-96)
 F-1000 Futures Fund Michigan Series I    1,2,A      May-94           10,697    13,571     5.86    (Feb-96)
 Smith Barney Mid-West Futures Fund II        1      Sep-94           90,217    57,740     9.23    (May-97)
-----------------------------------------------------------------------------------------------------------
 F-1000 Futures Fund Michigan Series II   1,2,A      Jun-95           20,490    24,932     5.08    (Feb-96)
 Smith Barney Tidewater Futures Fund          1      Jul-95           15,701    14,821    18.24    (Aug-97)
 Smith Barney Principal Plus Futures        2,A      Nov-95           37,507    33,886     5.94    (Feb-96)
 Fund
 Smith Barney Diversified Futures Fund        A      Jan-96          131,148   116,927     8.57    (Feb-96)
 II
 SB/Michigan Futures Fund                   1,A      Jul-96           11,591    12,823     8.08    (Aug-97)
-----------------------------------------------------------------------------------------------------------
 Smith Barney Principal Plus Futures        2,A      Aug-96           22,581    21,423     5.98    (Aug-97)
 Fund II
 Smith Barney Newport Futures Fund            1      Dec-96           25,855    14,111    17.43    (Mar-98)
 Smith Barney Great Lakes Futures Fund        1      Jan-97           10,102     9,665     7.62    (Aug-97)
 Smith Barney Westport Futures Fund                  Aug-97          118,820   114,811     3.43    (Aug-97)
 Smith Barney Potomac Futures Fund            1      Oct-97            2,572     2,687     3.03    (Feb-98)
-----------------------------------------------------------------------------------------------------------
 Smith Barney Telesis Futures Fund            1      Feb-98            6,598     6,566     0.54    (Feb-98)
-----------------------------------------------------------------------------------------------------------
 Smith Barney AAA Futures Fund                1      Mar-98           50,040    48,505     3.07    (Mar-98)
-----------------------------------------------------------------------------------------------------------

                                              LARGEST PEAK-TO-VALLEY             PERCENTAGE ANNUAL RATE OF RETURN
                                                    DRAW-DOWN               (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                                         ---------------------------     -----------------------------------------------
                                         PERCENT         TIME PERIOD     1993     1994    1995    1996    1997     1998
------------------------------------------------------------------------------------------------------------------------
 Shearson Select Advisors Futures Fund    22.59      (Aug-93 to Jan-95)  20.62   (13.96)  26.91   21.57    13.06   (9.73)
 Hutton Investors Futures Fund II         13.66      (Jul-94 to Jan-95)  29.40    (4.66)  41.78   29.11    17.82   (5.49)
 Shearson Mid-West Futures Fund           19.90      (Jul-94 to Jan-95)  39.88    (8.64)  36.24   26.76    12.95   (9.66)
 Smith Barney International Advisors      24.08      (Oct-93 to Feb-96)   0.95   (10.40)  (5.04)  22.68    18.51    4.20
 Currency Fund
 F-1000 Futures Fund Series VIII          12.22      (Sep-93 to Oct-94)  18.93   (10.41)  12.69    3.96     3.15    1.59
------------------------------------------------------------------------------------------------------------------------
 F-1000 Futures Fund Series IX             8.41      (Jun-95 to Oct-95)   3.91    (4.13)  12.89    3.51     8.87   (0.31)
 Smith Barney Global Markets Futures      12.08     (Dec-96 to May-97*)  (0.59)   (7.19)  20.91   17.70     4.13    1.04
 Fund (formerly Erisa Futures Fund)
 Smith Barney Diversified Futures Fund    14.50      (Jun-95 to Oct-95)      -    (3.29)  12.86   14.54     3.83   (3.18)
 F-1000 Futures Fund Michigan Series I     8.80      (Jun-95 to Oct-95)      -     1.38   14.25    2.79    10.47   (0.79)
 Smith Barney Mid-West Futures Fund II    15.45      (Feb-97 to May-97)      -    (7.54)  31.74   26.26    12.73   (9.66)
------------------------------------------------------------------------------------------------------------------------
 F-1000 Futures Fund Michigan Series II    7.27      (Feb-96 to May-96)      -        -    2.25    9.49    11.61   (2.65)
 Smith Barney Tidewater Futures Fund      18.24      (Aug-97 to Aug-97)      -        -   (1.25)   7.83     6.12   15.27
 Smith Barney Principal Plus Futures       8.85      (Feb-96 to Aug-96)      -        -    5.75    4.37    10.45   (1.85)
 Fund
 Smith Barney Diversified Futures Fund    10.75    (Mar-97 to Sept-97*)      -        -       -   12.51    (0.10)  (1.40)
 II
 SB/Michigan Futures Fund                  8.09     (Aug-97 to Oct-97*)      -        -       -   18.58     5.90    1.22
------------------------------------------------------------------------------------------------------------------------
 Smith Barney Principal Plus Futures       6.71    (Aug-97 to Sept-97*)      -        -       -   12.97     4.45   (0.28)
 Fund II
 Smith Barney Newport Futures Fund        45.20     (Mar-97 to Mar-98*)      -        -       -    7.34   (21.84)  (26.90)
 Smith Barney Great Lakes Futures Fund    11.29    (Mar-97 to Sept-97*)      -        -       -       -     2.67   (4.11)
 Smith Barney Westport Futures Fund        5.93     (Aug-97 to Sept-97)      -        -       -       -     1.15   (4.97)
 Smith Barney Potomac Futures Fund         3.03      (Feb-98 to Feb-98)      -        -       -       -     2.95    3.15
------------------------------------------------------------------------------------------------------------------------
 Smith Barney Telesis Futures Fund         0.64     (Feb-98 to Mar-98*)      -        -       -       -        -   (0.64)
------------------------------------------------------------------------------------------------------------------------
 Smith Barney AAA Futures Fund             3.07     (Mar-98 to Mar-98*)      -        -       -       -        -   (3.07)
------------------------------------------------------------------------------------------------------------------------

--------------------
 Notes follow Table 3

 TYPE OF POOL LEGEND
-----------------
 1-Privately Offered
 2-Principal Protected
 3-Multi-Advisor
 A-More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

           ADDITIONAL INFORMATION FOR POOLS CURRENTLY OPERATED BY THE
                      GENERAL PARTNER AS OF MARCH 31, 1998

                                                                            GENERAL    GENERAL
                                                                            PARTNER    PARTNER
                                           COMMENCEMENT OF    NUMBER OF      UNITS     INITIAL
              NAME OF POOL                     TRADING       PARTICIPANTS    OWNED    INVESTMENT
              ------------                 ---------------   ------------   -------   ----------
Select Advisors Futures Fund.............      Jul-87             579           34     $507,000
Hutton Investors Futures Fund II.........      Jul-87             404           44     $314,000
SLB Mid-West Futures Fund................      Dec-91             679          322     $ 25,000
Smith Barney International Advisors
  Currency Fund..........................      Mar-92             133        8,000     $144,760
F-1000 Futures Fund Series VIII..........      Aug-92             575          175     $384,000
F-1000 Futures Fund Series IX............      Mar-93             468          103     $249,000
Smith Barney Global Markets Futures
  Fund...................................      Aug-93             115          108     $ 75,000
Smith Barney Diversified Futures Fund....      Jan-94           6,630        2,049     $781,000
F-1000 Futures Fund Michigan Series I....      May-94              23          110     $110,000
Smith Barney Mid-West Futures Fund II....      Sep-94           1,032          609     $ 97,000
F-1000 Futures Fund Michigan Series II...      Jun-95               2          207     $207,000
Smith Barney Tidewater Futures Fund......      Jul-95             183          128     $ 52,000
Smith Barney Principal Plus Futures
  Fund...................................      Nov-95           1,404          376     $376,000
Smith Barney Diversified Futures Fund
  II.....................................      Jan-96           5,622        1,084     $ 87,000
SB/Michigan Futures Fund.................      Jul-96               2          102     $ 52,000
Smith Barney Principal Plus Futures Fund
  II.....................................      Aug-96           1,254          203     $203,000
Smith Barney Newport Futures Fund........      Dec-96             424          240     $ 44,000
Smith Barney Great Lakes Futures Fund....      Jan-97               2           99     $ 51,000
Smith Barney Westport Futures Fund.......      Aug-97           4,860        1,213     $405,000
Smith Barney Potomac Futures Fund........      Oct-97              53           33     $ 17,000
Smith Barney Telesis Futures Fund........      Feb-98             116           66     $ 48,000
Smith Barney AAA Futures Fund............      Mar-98             810          501     $501,000

     IT SHOULD NOT BE ASSUMED THAT PARTICIPANTS IN THE PARTNERSHIP WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE FUNDS. THE RESULTS SET FORTH IN THE FOLLOWING TABLES ARE NOT INDICATIVE OF, AND HAVE NO BEARING ON, ANY RESULTS THAT MAY BE OBTAINED BY THE PARTNERSHIP NOR ARE THE PAST RESULTS OF SUCH FUNDS A GUARANTEE OF THE FUTURE PERFORMANCE OF THE PARTNERSHIP. THIS IS DUE IN LARGE PART TO THE FACT THAT THE RESULTS CONTAINED IN THESE TABLES DERIVE TO AN EXTENT FROM THE UNCERTAIN NATURE AND FUNCTION OF COMMODITIES MARKETS AS WELL AS THE DIVERGENT TRADING STRATEGIES, POLICIES AND METHODS OF THE ADVISORS DIRECTING VARIOUS FUNDS.

                                     TABLE 2
  CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY FUTURES MANAGEMENT INC.
        FOR THE PERIOD JANUARY 1993 THROUGH MARCH 31, 1998 AND WHICH HAVE CEASED TRADING OPERATIONS AS OF MARCH 31, 1998

                                                                                                        LARGEST MONTHLY
                                                                                            NAV        PERCENT DRAW-DOWN
                                               INCEPTION                  AGGREGATE       BEFORE      -------------------
                                     TYPE OF      OF       TERMINATION   SUBSCRIPTION   TERMINATION   PERCENT
           NAME OF POOL               POOL      TRADING       DATE          $(000)        $(000)        (%)       DATE
-------------------------------------------------------------------------------------------------------------------------
 Commodity Venture Fund                           Nov-80        Feb-95         15,153         1,412    11.91     (Jan-94)
 Matterhorn Commodity Partners                    Jun-81        Mar-93         15,153         1,989     3.68     (Jan-93)
 Matterhorn Commodity Partners II                 Apr-84        Mar-93         10,653         2,453     3.68     (Jan-93)
 Hutton Investors Futures Fund III         A      Apr-88        Dec-93          7,614           612     8.03     (Dec-93)
 Ayco Futures Fund                         1      May-88        Jul-94          5,114           161    29.35     (Apr-94)
-------------------------------------------------------------------------------------------------------------------------
 F-1000 Guarantee Futures Fund II          2      Jun-88        Aug-93        101,012        33,053     1.15     (Jan-93)
 F-1000 Guarantee Futures Fund III         2      Aug-88        Aug-93         55,824        10,955     1.23     (May-93)
 Parnel Futures Fund                       1      Nov-88        Oct-94          2,885            74    19.43     (Feb-94)
 F-1000 Guarantee Futures Fund IV          2      Dec-88        Feb-94         45,692        16,389     5.93     (Jan-94)
 F-1000 Futures Fund VI                    2      May-90        May-95         32,996        21,805     3.11     (Jul-94)
-------------------------------------------------------------------------------------------------------------------------
 Peregrine Futures Fund                    A      Dec-91        Sep-95          9,767           432    16.21     (Aug-93)
 Shearson Lehman Brothers
  Erisa Futures Fund                     1,A      Jan-92        Jun-93         14,026        15,244     2.50     (Jun-93)
 Signet Partners                         1,A      Jan-93        Feb-95            522           191    11.97     (Aug-93)
 Smith Barney Offshore Futures Fund      3,A      Aug-93        Aug-94          2,704         1,945     6.50     (Jan-94)
 Monetary Venture Fund                     1      Feb-87        Apr-96          2,368           164    12.37     (Apr-94)
-------------------------------------------------------------------------------------------------------------------------
 Shearson Lehman Futures 1000 Plus       2,A      May-91        May-96         63,088        40,673     3.00     (Feb-96)
 Shearson Hutton Performance
  Partners                                 A      Jun-89        Dec-97         16,541         1,225     8.12     (Aug-97)
-------------------------------------------------------------------------------------------------------------------------

                                        LARGEST PEAK-TO-VALLEY
                                               DRAW-DOWN                    PERCENTAGE ANNUAL RATE OF RETURN
                                     -----------------------------      (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                                     PERCENT                         -----------------------------------------------
           NAME OF POOL                (%)         TIME PERIOD       1993     1994     1995    1996     1997    1998
-------------------------------------------------------------------------------------------------------------------------
 Commodity Venture Fund               39.53    (Jan-92 to Feb-95*)   (2.16)  (26.37)   (8.44)      -        -       -
 Matterhorn Commodity Partners         3.68     (Jan-93 to Jan-93)    7.02        -        -       -        -       -
 Matterhorn Commodity Partners II      3.68     (Jan-93 to Jan-93)    5.19        -        -       -        -       -
 Hutton Investors Futures Fund III     8.31    (Jun-93 to Dec-93*)   (5.56)       -        -       -        -       -
 Ayco Futures Fund                    78.99    (Jul-89 to Apr-94*)  (36.84)  (45.77)       -       -        -       -
-------------------------------------------------------------------------------------------------------------------------
 F-1000 Guarantee Futures Fund II      1.72     (Mar-93 to May-93)    4.79        -        -       -        -       -
 F-1000 Guarantee Futures Fund III     1.77     (Mar-93 to May-93)    4.15        -        -       -        -       -
 Parnel Futures Fund                  38.09    (Jan-94 to Apr-94*)   25.49   (28.79)       -       -        -       -
 F-1000 Guarantee Futures Fund IV      7.22    (Jan-94 to Feb-94*)    5.81    (7.22)       -       -        -       -
 F-1000 Futures Fund VI                8.58     (Jul-94 to Jan-95)   22.03    (2.43)   18.61       -        -       -
-------------------------------------------------------------------------------------------------------------------------
 Peregrine Futures Fund               32.42    (Jul-93 to Nov-93*)  (20.56)    5.91    (3.05)      -        -       -
 Shearson Lehman Brothers
  Erisa Futures Fund                   3.47    (May-93 to Jun-93*)   12.68        -        -       -        -       -
 Signet Partners                      11.97     (Aug-93 to Aug-93)   29.21    53.32    (0.36)      -        -       -
 Smith Barney Offshore Futures Fund    6.50     (Jan-94 to Jan-94)    2.22     2.68        -       -        -       -
 Monetary Venture Fund                37.41    (Jan-92 to Jan-95*)   (3.18)  (27.47)   32.05    5.76        -       -
-------------------------------------------------------------------------------------------------------------------------
 Shearson Lehman Futures 1000 Plus    11.16     (Aug-93 to Jan-95)   10.82    (6.41)   12.79    1.59        -       -
 Shearson Hutton Performance
  Partners                            24.12     (Aug-93 to Jan-95)    4.38   (10.59)   18.04    2.42   (10.l2)      -
-------------------------------------------------------------------------------------------------------------------------

--------------------
 Notes follow Table 3

 TYPE OF POOL LEGEND
--------------
 1-Privately Offered
 2-Principal Protected
 3-Offshore
 4-Multi-Advisor
 A-More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                    TABLE 3
 CAPSULE PERFORMANCE OF OTHER POOLS PREVIOUSLY OPERATED BY SMITH BARNEY FUTURES
                                MANAGEMENT INC.
 FOR THE PERIOD JANUARY 1993 THROUGH MARCH 31, 1998 AND FOR WHICH SMITH BARNEY
                           FUTURES MANAGEMENT INC. NO
          LONGER ACTS AS COMMODITY POOL OPERATOR AS OF MARCH 31, 1998

                                                                                                        LARGEST MONTHLY
                                                                                             NAV       PERCENT DRAW-DOWN
                                                    INCEPTION                AGGREGATE      BEFORE    -------------------
                                          TYPE OF      OF       TRANSFER   SUBSCRIPTIONS   TRANSFER   PERCENT
              NAME OF POOL                 POOL      TRADING      DATE        $(000)        $(000)      (%)       DATE
-------------------------------------------------------------------------------------------------------------------------
 Commodity Trend Timing Fund                           Jan-80     May-95          16,625      1,275    14.67     (Feb-94)
 Commodity Trend Timing Fund II                        Dec-82     Apr-95          34,428      1,412    14.48     (Feb-94)
 Shearson Lehman Hutton Guarantee
 Futures Fund I                               2,3      Apr-89     Jul-93          10,202      1,562     2.76     (May-93)
 Premier Futures Limited                      3,A      Jun-91     Jul-93           9,878      6,157     1.37     (Mar-93)
 Lehman Brothers Japan Futures Fund           3,A      Feb-91     Jul-93          53,007     72,267     0.93     (Mar-93)
 ------------------------------------------------------------------------------------------------------------------------
 New Millennium Futures Fund Limited            3      Mar-91     Jul-93          10,366      1,210     3.10     (Jun-93)
 Delafund                                       3      Jan-93     Jul-93           2,521      1,542    15.35     (May-93)
 Harbourer Futures Fund                         3      May-93     Dec-94          25,003     12,657     5.10     (Feb-94)
 Greenbrier Futures Fund                        1      Jul-92     Dec-96          24,678     26,716    10.23     (Aug-94)
-------------------------------------------------------------------------------------------------------------------------

                                              LARGEST PEAK-TO-VALLEY
                                                    DRAW-DOWN                     PERCENTAGE ANNUAL RATE OF RETURN
                                          ------------------------------      (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                                          PERCENT                          ----------------------------------------------
              NAME OF POOL                  (%)         TIME PERIOD        1993     1994     1995    1996    1997    1998
-------------------------------------------------------------------------------------------------------------------------
 Commodity Trend Timing Fund               54.35     (Aug-93 to Feb-95*)   17.23   (50.55)   (5.08)      -       -       -
 Commodity Trend Timing Fund II            54.67     (Aug-93 to Feb-95*)   16.74   (50.43)   (6.86)      -       -       -
 Shearson Lehman Hutton Guarantee
 Futures Fund I                             3.24      (Mar-93 to May-93)   11.10        -        -       -       -       -
 Premier Futures Limited                    1.37      (Mar-93 to Mar-93)   29.84        -        -       -       -       -
 Lehman Brothers Japan Futures Fund         0.93      (Mar-93 to Mar-93)   14.46        -        -       -       -       -
 ------------------------------------------------------------------------------------------------------------------------
 New Millennium Futures Fund Limited       26.94     (Apr-91 to Mar-93*)    9.08        -        -       -       -       -
 Delafund                                  22.20     (May-93 to Jul-93*)  (18.12)       -        -       -       -       -
 Harbourer Futures Fund                     5.10      (Feb-94 to Feb-94)   42.95    39.20        -       -       -       -
 Greenbrier Futures Fund                   15.48      (Aug-94 to Jun-95)   33.45    16.74    (1.09)  17.60       -       -
-------------------------------------------------------------------------------------------------------------------------

--------------------
 Notes follow Table

 TYPE OF POOL LEGEND
--------------
 1-Privately Offered
 2-Principal Protected
 3-Offshore
 4-Multi-Advisor
 A-More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                           NOTES TO TABLES 1, 2 AND 3
             POOLS OPERATED BY SMITH BARNEY FUTURES MANAGEMENT INC.

(a) "Draw-Down" is defined as losses experienced by a pool over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the pool during any period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the pool is in a current draw-down, or was in a current draw-down at the termination or transfer date, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

    For purposes of the Largest Peak-to-Valley Draw-Down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (Year to Date) Rate of Return" is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred
     (100).

    Monthly rate of return ("Monthly ROR") is calculated by dividing each month's net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

                                  THE ADVISOR

     The General Partner has selected JWH as the Partnership's sole trading advisor. The Advisor manages the Partnership's assets in accordance with the trading policies set forth above. The General Partner, consistent with its fiduciary duties to the limited partners, may select additional or replacement advisors at any time in its sole discretion, however, the General Partner has no present intention of selecting additional advisors or replacing JWH. In selecting the Advisor for the Partnership, the General Partner considered past performance, trading style, volatility of markets traded and fee requirements. The Advisor has 16 years of trading performance.

     Neither the Advisor nor any of its principals currently own any Units, although they are not precluded from purchasing Units.

     JWH utilizes its Original Investment Program, Financial and Metals Portfolio, Global Financial Portfolio and Global Diversified Portfolio in managing the Partnership's assets. As of March 31, 1998, 36%, 24%, 26% and 14%, respectively, of the Partnership's assets were allocated to each Program. The General Partner may alter the percentages allocated to each program and add or delete programs to and from the total mix.

     The following descriptions include background information, information concerning the Advisor's trading strategy and the performance record for the Advisor. Investors should note that the summaries of trading strategies were prepared by the Advisor.

JOHN W. HENRY & COMPANY, INC.

BACKGROUND

     John W. Henry & Company, Inc. (JWH(R)) is a nontraditional United States-based global investment management firm. JWH is an established leader in the managed futures industry and as of April 30, 1998 managed approximately $2.1 billion in client assets invested in financial instruments outside the "traditional" realm of stocks and bonds. JWH's asset management services utilize global foreign exchange, financial futures and commodities markets. Assets are managed by JWH for leading money center banks, brokerage firms, retirement plans, insurance companies, multinational corporations, private banks, and family offices spanning the Americas, Europe and Asia. Funds for which JWH acts as manager or co-manager regularly have appeared on industry lists of top-performing futures funds.

     John W. Henry & Company began managing assets in 1981 as a sole proprietorship, and was later incorporated in the state of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. JWH reincorporated in the State of Florida in 1997. The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. The trustee and sole beneficiary of the Trust is John W. Henry. The firm is registered as a commodity trading advisor as of November 1980 and as a commodity pool operator as of July 1989 with the Commodity Futures Trading Commission and is a member of the National Futures Association. "JWH" is the registered trademark of John W. Henry & Company, Inc.

PRINCIPALS

     Mr. John W. Henry, age 48, is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. Mr. Henry is also a member of the Investment Policy Committee of JWH. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry, and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts.

     Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors and the Managed Futures Trade Association, and has served on the Nominating Committee of the National Futures Association. Mr. Henry currently serves on the Board of Directors of the FIA and is chairman of the FIA Task Force on Derivatives for Investment. He also currently serves on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing, and the issues regarding a potential merger. In 1989, Mr. Henry established residency in Florida and since that time has performed services from that location as well as at the offices of

JWH in Westport, Connecticut. Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investment Management, Inc., JWH Asset Management, Inc., and JWH Financial Products, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has devoted, and will continue to devote, considerable time to business activities unrelated to JWH and its affiliates.

     Mr. Mark H. Mitchell, age 48, is vice chairman, counsel to the firm and a member of the JWH Board of Directors. He is also vice chairman and a director of JWH Asset Management, Inc., and JWH Financial Products, Inc. Prior to his employment at JWH in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago law firm, where he headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of the National Association of Futures Trading Advisors and, from March 1991 to December 1993, he served as General Counsel of the Managed Futures Association. Mr. Mitchell is currently a member of the Commodity Pool Operator/Commodity Trading Advisor Advisory Committee and the Special Committee for the Review of a Multi-tiered Regulatory Approach to NFA rules, both of the National Futures Association. In addition, he has served as a member of the Government Relations Committee of the Managed Futures Association and of the Executive Committee of the Law and Compliance Division of the Futures Industry Association. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been editor of Futures International Law Letter and of its predecessor publication, Commodities Law Letter. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honor society.

     Mr. Mark S. Rzepczynski, Ph.D., age 41, is the director of research and trading at JWH. Mr. Rzepczynski will be a principal of JWH as soon as his CFTC registration is granted. He is responsible for overseeing research and trading functions at the firm. Prior to joining JWH, Mr. Rzepczynski's last management responsibility was as vice president and director of taxable credit and quantitative research in the fixed income division of Fidelity Management and Research. While at Fidelity from May 1995 to April 1998, he oversaw credit and quantitative research recommendations for all Fidelity taxable fixed income funds. From April 1993 to April 1995, Mr. Rzepczynski was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of Prudential Insurance. Mr. Rzepczynski has a B.A. (Cum Laude) Honors in Economics from Loyola University of Chicago, and an A.M. and Ph.D. in Economics from Brown University.

     Ms. Elizabeth A. M. Kenton, age 32, is the chief administrative officer, a senior vice president and the director of compliance of JWH. Ms. Kenton is also a senior vice president of JWH Investment Management, Inc., director of Westport Capital Management Corporation, the vice president of JWH Asset Management, Inc. and JWH Financial Products, Inc. and a director of Global Capital Management Limited. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in Research and Development, Administration and Regulatory Compliance. Prior to her employment at JWH, Ms. Kenton was Associate Manager of Finance and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a Product Specialist for foreign exchange and Treasury options trading. She received a B.S. in Finance from Ithaca College.

     Mr. David M. Kozak, age 50, is general counsel, a vice president and secretary of JWH. He is also secretary of JWH Investment Management, Inc., JWH Asset Management, Inc., and JWH Financial Products, Inc., and a director and secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, Mr. Kozak was employed at the law firm of Chapman and Cutler, where he was an associate from September 1983 and a partner from 1989. Mr. Kozak has concentrated in commodity futures law since 1981, with emphasis in the area of commodity money management. Mr. Kozak is currently a director of the MFA, Chairman of the subcommittee on CTA and CPO issues of the Committee on Futures Regulation of the Association of the Bar of the City of New York, a member of The NFA Special Committee on CPO/CTA Disclosure Issues, the Government Relations Committee of the Managed Futures Association and the Visiting Committee of the University of Chicago Library. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.

     Mr. Kevin S. Koshi, age 34, is an executive vice president and a member of the Investment Policy Committee of JWH. He is responsible for the implementation and oversight of JWH's proprietary strategies and investments. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.

     Mr. Matthew J. Driscoll, age 31, is chief trader, vice president and a member of the Investment Policy Committee of JWH. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Driscoll joined JWH in March 1991 as a member of its trading department. Since joining the firm he has held positions of increasing responsibility as they relate to the department and implementation of JWH's trading strategies and procedures. In 1993, Mr. Driscoll was promoted to manager of JWH's overseas trading desk. He has played a major role in the development of JWH's 24-hour trading operation. Mr. Driscoll attended Pace University.

     Mr. Christopher E. Deakins, age 38, is director of investor services and a vice president of JWH. He is responsible for general business development and oversees the investor services function. Prior to joining JWH in August 1995, he was a vice president, national sales, and a member of the Management Team for RXR Capital Management, Inc. His responsibilities consisted of business development, institutional sales, and broker dealer support. Prior to joining RXR in August 1986, he was engaged as an account executive for Prudential-Bache Securities starting in February 1985. Prior to that, he was an account executive for Merrill Lynch. He received a B.A. in Economics from Hartwick College.

     Mr. Edwin B. Twist, age 47, is a director of JWH and has held that position since August 1993. He is also a director of JWH Investment Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc. Mr. Twist joined JWH as Internal Projects Manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration and internal projects of JWH's Florida office. Mr. Twist was Secretary and Treasurer of J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991.

     Ms. Nancy O. Fox, C.P.A., age 32, is a vice president and the director of investment support of JWH. She is responsible for the day-to-day activities of the Investment Support Department, including all aspects of operations and performance reporting. Prior to joining JWH in January 1992, Ms. Fox was a senior accountant at Deloitte & Touche, where she served commodities and securities industry clients and held positions of increasing responsibility since July 1987. Ms. Fox is a member of the AICPA and the New Jersey Society of C.P.A.s. She received a B.S. in Accounting and Finance from Fairfield University and an M.B.A. from the University of Connecticut.

     Mr. Julius A. Staniewicz, age 39, is the senior strategist in JWH's Product Development Department and a member of the Investment Policy Committee of JWH. He is also president of JWH Asset Management, Inc. and JWH Financial Products, Inc. and a vice president of Westport Capital Management Corporation. Prior to joining JWH in March of 1992, Mr. Staniewicz was employed with Shearson Lehman Brothers as a financial consultant since April 1991. Prior to that, beginning in 1990, Mr. Staniewicz was a vice president of Phoenix Asset Management, a commodity pool operator and introducing broker, where he helped develop futures funds for syndication and institutional investors. From 1986 to 1989, Mr. Staniewicz worked in the managed futures department at Prudential-Bache Securities, Inc., lastly as an assistant vice president and co-director of managed futures. In that capacity, he oversaw all aspects of forming and offering futures funds, including the selection and monitoring of commodity trading advisors. Mr. Staniewicz received a B.A. in Economics from Cornell University.

     Ms. Eilene Nicoll, age 44, is the vice president of trading administration and a member of the Investment Policy Committee of JWH. Prior to joining JWH in July 1997, Ms. Nicoll was a vice president beginning in January 1997 at Commercial Materials LLC, a newly organized corporation which had not yet begun operations. She was a vice president and director at West Course Capital, Inc., a CTA, from January 1994 until it dissolved in December 1996. At West Course Capital, Inc., Ms. Nicoll was responsible for operations and administration. Prior to joining West Course Capital, Inc., she was a vice president at Refco, Inc. from May 1991 to December 1993. While at Refco, she was also a principal of Nikkhah & Nicoll Asset

Management Inc., a CPO. Ms. Nicoll was at Shearson Lehman Brothers from January 1987 to December 1990 as vice president-futures, and from January to May 1991 at Moore Capital Management, Inc. where she was involved in all aspects of the commodity trading advisor business, including administration, marketing and allocation of proprietary capital. Ms. Nicoll received her B.A. in psychology from Brooklyn College.

     Mr. Paul D. Braica, CPA, age 34, is the managing director of administration of JWH. He is also treasurer of JWH Financial Products Inc. Since joining JWH in April 1996, Mr. Braica has held positions of increasing responsibility in internal audit, risk management and administration. Prior to joining JWH, he was employed with Ernst & Young LLP as an Auditor from December 1994 to March 1996 and as a Tax Manager from July 1986 to September 1993. From October 1993 to November 1994 he was the director of fund accounting at Organizer Systems, Inc. Mr. Braica received his B.A. in economics from Gettysburg College, his M.B.A. from Rutgers University and his M.S. in taxation from Seton Hall University.

     Mr. Kevin J. Treacy, FCA, age 37, is a vice president of JWH. He is also the treasurer of JWH Asset Management Inc. Prior to joining JWH in September 1997, Mr. Treacy was the chief financial officer of Kenmar Advisory Corp. ("Kenmar"), a CPO, from August 1993 to August 1997. While at Kenmar, Mr. Treacy was also a principal of multiple Kenmar affiliates which were registered as CTAs and CPOs and an Introducing Broker. At Kenmar he was responsible for corporate finance and administration for the firm and its affiliates. Beginning in September 1986, Mr. Treacy worked for E.S. Jacobs, a corporation specializing in leveraged buyouts and venture capital investments, where he held positions of increasing responsibility, lastly as the firm's chief financial officer until July 1993. He received his Bachelor of Commerce and Masters in Accounting from University College Dublin.

     Ms. Florence Y. Sofer, age 32, is director of marketing of JWH. She is responsible for the development and implementation of strategic marketing and communications programs. Ms. Sofer joined JWH as a marketing manager in June 1997 from GAM Funds, Inc. where she was a marketing manager from June 1994 to May 1997. From October 1993 to June 1994, Ms. Sofer relocated from Washington, D.C. to New York, New York. Prior to that she was a senior marketing analyst with MCI Telecommunications, Inc. from May 1992 to October 1993. She received her B.A. in Economics and International Relations from The American University and an M.B.A. with an emphasis in marketing from George Washington University.

     Following are the additional principals of JWH:

     Mr. Andrew D. Willard is the director of technology of JWH.

     Ms. Lynn Radlauer Lubell is the vice president of the Office of the Chairman of JWH. Ms. Lubell will be a principal of JWH as soon as her CFTC registration is granted.

     Each of the following persons is a vice president of JWH: Mr. William G. Kelley and Mr. Robert B. Lendrim.

     Each of the following persons is an assistant vice president of JWH: Ms. Wendy Goodyear, Mr. Mark Sprankel, Mr. Kenneth S. Webster, CPA, and Mr. Michael
P. Flannery.

THE INVESTMENT POLICY COMMITTEE

     The Investment Policy Committee (the "IPC"), which is composed of key professionals from throughout JWH, is one vehicle for decision-making at JWH about the content and application of JWH investment programs. Composition of the IPC, and participation in its discussions and decisions by non-members, may vary over time. The IPC is an interdepartmental advisory body which meets periodically to discuss issues relating to the JWH trading programs and their application to markets, including research on markets and strategies in relation to the proprietary trading models employed by JWH. JWH's proprietary research group may determine new markets which should be traded in given portfolios, or determine markets which should be removed from given portfolios. Non-proprietary recommendations from research are then presented to and discussed by the IPC, which may recommend them to the chairman for approval. Proprietary research findings are reviewed directly by the chairman before implementation. All recommendations of the IPC are subject to final approval by the chairman. The IPC does not make particular trading decisions. The trading department initiates and liquidates positions and manages JWH portfolios in accordance with the firm's proprietary trading methodology, which is not overruled unless the chief trader or director of trading administration determines that doing so is in the best interest of clients. No trade indications are overruled without the express approval of the chairman. The chairman may also notify the trading department at any time of special situations which he deems may require a modification in applying the methodology.

LEGAL AND ETHICAL CONCERNS

     There have been no administrative, civil or criminal actions pending, on appeal or concluded against the Advisor or any of its individual principals except as noted below.

     In September 1996, JWH was named as co-defendant in class action lawsuits brought in the California Superior Court, Los Angeles County and in the New York Supreme Court, New York County. Additional complaints containing the same allegations as the earlier California complaints were filed in California in March 1997. The California complaints were consolidated under the caption "In re Dean Witter Managed Futures Litigation" in May 1997. The New York complaints were consolidated under the caption "In re Dean Witter Managed Futures Limited Partnerships Litigation" in July 1997. The actions, which seek unspecified damages, purport to be brought on behalf of investors in certain Dean Witter, Discover & Co. commodity pools, some of which are advised by JWH, and are primarily directed at Dean Witter's alleged fraudulent selling practices in connection with the marketing of those pools. JWH is essentially alleged to have aided and abetted or directly participated with Dean Witter in those practices. JWH believes the allegations against it are without merit; it intends to contest these allegations vigorously and is convinced that it will be shown to have acted properly and in the best interest of investors.

     JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same as or opposite to client positions due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods and on occasion such orders may receive better fills than client accounts. Records for these accounts will not be made available to clients. Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles which trade futures, options on futures, or forward contracts, when an independent trader manages trading in such vehicles, or through the JWH Employee Fund, L.P., for which JWH is the trading advisor. The records of these accounts also will not be made available to clients.

JWH TRADING POLICIES

The JWH Investment Process

     Regardless of recent performance in any one market, or widely held opinions on future market direction, JWH maintains a disciplined investment process. The consistent application of JWH's investment techniques facilitates the ability to participate in rising or falling markets without bias. The first step in the JWH investment process is the identification of sustained price movements -- or trends -- in a given market. While there are many ways to identify trends, JWH uses mathematical models that attempt to distinguish real trends from interim volatility. It also presumes that trends often exceed in duration the expectation of the general marketplace.

     JWH believes that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. As such, JWH attempts to pare losing positions relatively quickly while allowing profitable positions to mature. Most losing positions are closed within a few days or weeks, while others -- those where a profitable trend continues -- are retained. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only thirty to forty percent of all trades made pursuant to the investment methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. Generally, most losing positions are liquidated within weeks. The greatest cumulative percentage decline in daily net asset value JWH has experienced in any single program on a composite basis was nearly sixty percent. Investors should understand that similar or greater drawdowns are possible in the future.

     To reduce exposure to volatility in any particular market, most JWH programs participate in several markets at one time. In total, JWH participates in up to 60 markets, encompassing interest rates, foreign exchange, and commodities such as agricultural and energy products and precious metals. Most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.

     Throughout the investment process, risk controls are maintained in an attempt to reduce the possibility of an extraordinary loss in any one market. Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies and attempt to reduce volatility while maintaining the potential for profitable performance.

     JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur during holiday seasons. Subjective aspects of JWH's quantitative models also include the determination of leverage, commencement of trading an account, contracts and contract months, and effective trade execution.

Program Modifications

     In an effort to maintain and improve performance, JWH has conducted, and continues to conduct, extensive research. While the basic philosophy underlying the firm's investment approach has remained intact throughout its history, the potential benefits of employing more than one investment methodology alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research and analysis may suggest substitution of alternative investment methodologies with respect to particular contracts in light of relative differences in historical trading performance achieved through testing different methodologies. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

     As capital in each JWH program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. Investors generally will not be informed of changes.

Leverage

     Leverage adjustments have been and continue to be an integral part of JWH's trading methods. At its discretion, JWH may adjust leverage in certain markets or entire programs. Leverage adjustments may be made at certain times for some programs but not for others. Factors which may affect the decision to adjust leverage include: ongoing research, program volatility, current market volatility, risk exposure, and subjective judgement and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjustments may lead to greater profits or losses, more frequent and larger margin calls, and greater brokerage expense. No assurance is given that such leverage adjustments will be to the financial advantage of JWH clients. JWH reserves the right, in its sole discretion, to adjust its leverage policy without notification to investors.

Addition, Redemption and Reallocation of Capital for Fund Accounts

     JWH has developed the following procedures for trading fund accounts, such as the Partnership, that provide for the addition, redemption and/or reallocation of capital. Investors who purchase or redeem units in a fund are most frequently permitted to do so at a price equal to the net asset value per unit ("NAV") on the close of business on the last business day of the month or quarter. In addition, funds often may reallocate capital among advisors at the close of business on the last business day of the month. In order to provide market exposure commensurate with equity in the account on the date of these transactions, JWH's general practice is to adjust positions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions, redemptions and reallocations at an NAV that will be the same for each of these transactions and to eliminate possible variation in the NAVs that could occur as a result of inter-day price changes, if, for example, additions were calculated on the first day of the subsequent month. Therefore JWH may, in its sole discretion, adjust its investment of the assets associated with the addition, redemption and reallocation of capital as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or, at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

Physical and Cash Commodities

     JWH may, from time to time, trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options and forward contracts when it believes that cash markets offer comparable or superior market liquidity or ability to execute transactions at a single price. Cash transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There are no limitations on daily price movements of cash or forward contracts transacted through banks, brokerage firms or government dealers, and those entities are not required to continue to make markets in any commodity. In addition, the CFTC does not comprehensively regulate cash transactions which are subject to the risk of these entities' failure or inability or refusal to perform with respect to such contracts.

THE ORIGINAL INVESTMENT PROGRAM (ALLOCATION AS OF MARCH 31, 1998: 36%)

     The Original Investment Program was the first program offered by JWH and began trading client assets in 1982. The program is a broadly diversified portfolio that offers access to a spectrum of worldwide financial and nonfinancial markets using a disciplined trend identification investment approach. This program has experienced an improved risk/reward profile since 1992, when the sector allocations were altered and enhanced risk management procedures were implemented. The Original Investment Program utilizes a long term, quantitative approach which always maintains a position -- long or short -- in every market traded by the Program.

THE FINANCIAL AND METALS PORTFOLIO (ALLOCATION AS OF MARCH 31, 1998: 24%)

     The Financial and Metals Portfolio is JWH's largest and most widely recognized program. The program began trading client capital in 1984 and as of April 30, 1998 has over $1 billion in investor assets. The program attempts to deliver attractive risk adjusted returns in the global financial and precious metals markets. Currency positions may be held both as outrights, where trading positions are taken in foreign currencies versus the U.S. dollar, and crossrates, where foreign currencies are traded against each other in the interbank market and occasionally on futures exchanges.

     The Financial and Metals Portfolio is designed to identify and capitalize on intermediate and long term price movements in these markets using a systematic approach to ensure disciplined investment decisions. If a trend is identified, the program attempts to take a position; in nontrending market environments, the program may remain neutral or liquidate open positions.

THE GLOBAL FINANCIAL PORTFOLIO (ALLOCATION AS OF MARCH 31, 1998: 26%)

     The Global Financial Portfolio began trading client capital in 1994 and offers access to a small group of energy and financial markets, including global currencies, interest rates and stock indices. The program is designed to identify and capitalize on long-term price movements using a disciplined trend identification approach. This program always maintains a position -- long or short -- in every market traded by the Portfolio. In 1997 the sector allocation for this program was altered to include precious metals.

THE GLOBAL DIVERSIFIED PORTFOLIO (ALLOCATION AS OF MARCH 31, 1998: 14%)

     The Global Diversified Portfolio began trading client assets in 1988. This program is one of JWH's most diversified programs. The program is designed to identify and capitalize on long-term price movements using a systematic approach. This program does not maintain continuous positions and may take a neutral stance (i.e., no position) if a long-term trend fails to develop or during periods of nontrending markets.

SECTORS TRADED

     On a combined basis, these four Portfolios provide access to a wide variety of market sectors around the world. Some of the sectors traded are: Global Interest Rates, Foreign Exchange, Global Stock Indices, Energy, Precious and Base Metals and Agriculture.

OTHER JWH PROGRAMS

     In addition to the programs to be utilized on behalf of the Partnership, JWH currently operates seven different investment programs for U.S. and foreign investors, none of which are currently utilized by JWH for the Partnership. Each program is operated separately and independently.

     The World Financial Perspective began trading client capital in 1987 and seeks to capitalize on market opportunities by holding positions from multiple currency perspectives, including the British pound, German mark, Japanese yen, Swiss franc, and the U.S. dollar. This program always maintains a position -- long or short -- in every market it trades. JWH began trading client capital in the International Foreign Exchange Program in 1986. This program is designed to identify and capitalize on intermediate and long-term price movements in a broad range of major and minor currencies in the interbank market. Positions are taken as outrights against the U.S. dollar, or cross rates, which eliminates dependence on the dollar. The G-7 Currency Portfolio, which began trading client capital in 1991, invests in the highly liquid currencies of the Group of Seven industrialized nations and Switzerland. Not all of these currencies are traded at all times. Because this program excludes minor currencies, which may be less liquid, and maintains a lower degree of leverage, the performance characteristics are different from those of the International Foreign Exchange Program. Using a more conservative approach compared to the leverage used in the other JWH programs, the International Currency and Bond Portfolio, which began trading client capital in 1993, targets the long end of interest rate and currency futures of major industrialized nations. Foreign exchange positions are held both as outrights -- trading positions taken in foreign currencies versus the U.S. dollar -- and cross rates -- trading foreign currencies against each other. The Worldwide Bond Program, which began trading client capital in 1996, invests through financial futures in the long-term portion of global interest rate markets, including the U.S. 30-year bond, U.S. 10-year note, British long gilt, the French, German and Italian bond and Australian 10-year bond. This program is not limited to investments that have the potential to profit in a stable or declining interest rate environment; rather, the program attempts to capitalize on dominant trends, whether rising or falling, in bond markets around the world. The Dollar Program began trading client capital in 1996 and specializes in the foreign exchange sector using outright trading, an approach that has significantly contributed to the success of other JWH programs. The Dollar Program trades four of the world's major currencies -- Japanese yen, German mark, Swiss franc, and British pound -- versus the U.S. dollar, and does not participate in cross rates. The JWH GlobalAnalytics(TM) Family of Programs, which began trading client capital in June 1997, is an integrated investment system consisting of a family of programs, collectively known as JWH GlobalAnalytics(TM). The family of programs combines different trend identification methodologies into a single, broadly diversified investment portfolio. JWH GlobalAnalytics(TM) trades a wide range of financial and commodity markets. Certain energy and agricultural contracts not previously available through other JWH investment programs are also included.

     InterRate(TM) began trading client capital in 1988 and closed in 1996. This program was designed to enhance returns available in short-term instruments investing in U.S. treasury bills to provide both secure income and collateral for a portfolio of interbank forward and exchange-traded futures contracts. The Yen Financial Portfolio, which began trading client capital in 1992 and closed in 1996, offered investors access to a select group of Japanese financial futures markets which historically have presented some of the most favorable profit opportunities for JWH. The Delevered Yen Financial and Metals Profile, which began trading in 1995 and closed in 1996, was opened at the request of a client. This program was traded at approximately one half of the leverage of the Financial and Metals Portfolio and was traded from the perspective of the Japanese yen.

PAST PERFORMANCE

     Table A-1 sets forth the composite performance capsule results of all accounts traded according to the Original Investment Program of JWH for the period January 1993 through March 1998.

     Table A-2 sets forth the composite performance capsule results of all accounts traded according to the Financial and Metals Portfolio for the period January 1993 through March 1998.

     Table A-3 sets forth the composite performance capsule results of all accounts traded according to the Global Financial Portfolio for the period June 1994 through March 1998.

     Table A-4 sets forth the composite performance capsule results of all accounts traded according to the Global Diversified Portfolio of JWH for the period January 1993 through March 1998.

     Table A-5 reflects the composite capsule performance results of all other trading programs directed by JWH during the periods indicated by the table.

     Table A-6 reflects the composite capsule performance results of all trading programs directed by JWH Investments, Inc. ("JWHII"), an affiliate of JWH registered as a commodity trading advisor and an investment advisor which has ceased operations, during the periods indicated by the table.

     Tables B-1, B-2, B-3 and B-4 were prepared by the General Partner and set forth the results of each program or portfolio that the Advisor will use for the Partnership's account for the periods indicated in the tables, adjusted for the brokerage, management and incentive fees and other expenses to be paid by the Partnership and interest to be earned by the Partnership. Partnership interest was estimated using historical 30-day Treasury bill rates during the time periods presented on Tables B-1, B-2, B-3 and B-4. Such rates may be higher than current 30-day Treasury bill rates that will be used to calculate Partnership interest income. The application of historical rates may compare more closely to the Advisor's interest income which was most likely earned at the then prevailing interest rates of a particular time period. Performance for the period August 1, 1997 (inception of Partnership trading) through March 31, 1998, represents the actual performance of the respective portfolio as traded for the Partnership.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                   TABLE A-1
                         JOHN W. HENRY & COMPANY, INC.
                          ORIGINAL INVESTMENT PROGRAM
                     JANUARY 1, 1993 THROUGH MARCH 31, 1998

                                                                  Percentage monthly rate of return
---------------------------------------------------------------------------------------------------------------------------------
                                                    1998         1997         1996         1995         1994         1993
---------------------------------------------------------------------------------------------------------------------------------
 January...................................      (1.3)           3.4          5.3          2.2         (2.9)        (0.8)
 February..................................       2.2            0.2         (7.4)        17.9          1.5          9.5
 March.....................................      (4.1)           1.6          1.0         16.6          4.4         (3.5)
 April.....................................            -         0.5          3.8          9.1          0.2         10.4
 May.......................................            -         1.1         (6.5)        (4.4)         5.5          0.1
 June......................................            -        (4.4)         8.0          1.7          6.6         (4.1)
 July......................................            -         2.0         (4.4)        (0.0)        (7.1)        14.9
 August....................................            -        (0.8)        (2.3)        (3.9)        (4.7)        (3.6)
 September.................................            -        (6.0)         8.2         (3.9)        (2.8)         0.6
 October...................................            -         3.6         10.4          3.3        (14.1)        (1.5)
 November..................................            -        (0.0)         5.2          1.1         10.2          3.5
 December..................................            -         4.9          1.1          6.8         (0.0)        11.4

 Annual (or Period) Rate of Return.........      (3.2)%          5.7%        22.6%        53.2%        (5.7)%       40.6%
---------------------------------------------------------------------------------------------------------------------------------
Compound Average Annual Rate of Return (1/1/93-3/31/98)     19.5%
---------------------------------------------------------------------------------------------------------------------------------
 Inception of Client Account Trading by CTA:            October 1982
 Inception of Client Account Trading in Program:        October 1982
 Number of Open Accounts as of March 31, 1998:                    23
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $2,226,449,635      (3/98)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $2,231,477,271      (3/98)
 Aggregate Assets (Excluding "Notional" Equity) in
  Program:                                              $363,749,579      (3/98)
 Aggregate Assets (Including "Notional" Equity) in
  Program:                                              $368,777,215      (3/98)
 Largest Monthly Draw-Down:                                    16.3%      (10/94)
 Largest Peak-to-Valley Draw-Down:                             31.0%   (7/94-10/94)

--------------------
Notes follow Table A-6

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-2
                         JOHN W. HENRY & COMPANY, INC.
                         FINANCIAL AND METALS PORTFOLIO
                     JANUARY 1, 1993 THROUGH MARCH 31, 1998

                                                         Percentage monthly rate of return
---------------------------------------------------------------------------------------------------------------------------

                                       1998         1997         1996         1995         1994         1993
---------------------------------------------------------------------------------------------------------------------------
 January..........................      (3.5)           4.4          6.0         (3.8)        (2.9)         3.3
 February.........................      (4.0)          (2.2)        (5.5)        15.7         (0.6)        13.9
 March............................      (1.6)          (0.7)         0.7         15.3          7.2         (0.3)
 April............................            -        (2.9)         2.3          6.1          0.9          9.3
 May..............................            -        (8.3)        (1.7)         1.2          1.3          3.3
 June.............................            -         4.1          2.2         (1.7)         4.5          0.1
 July.............................            -        15.8         (1.1)        (2.3)        (6.1)         9.7
 August...........................            -        (3.7)        (0.8)         2.1         (4.1)        (0.8)
 September........................            -         2.2          3.2         (2.1)         1.5          0.2
 October..........................            -         2.0         14.3          0.3          1.7         (1.1)
 November.........................            -         2.5         10.9          2.6         (4.4)        (0.3)
 December.........................            -         2.9         (2.6)         1.7         (3.5)         2.9
 Annual (or Period) Rate of
  Return..........................      (8.8)%         15.2%        29.7%        38.5%        (5.3)%       46.8%
---------------------------------------------------------------------------------------------------------------------------

               Compound Average Annual Rate of Return (1/1/93-3/31/98)     20.2%
--------------------------------------------------------------------------------

 Inception of Client Account Trading by CTA:          October 1982
 Inception of Client Account Trading in Program:      October 1984
 Number of Open Accounts as of March 31, 1998:                  35
 Aggregate Assets (Excluding "Notional" Equity) in
 all Programs:                                        $2,226,449,635       (3/98)
 Aggregate Assets (Including "Notional" Equity) in
 all Programs:                                        $2,231,477,271       (3/98)
 Aggregate Assets in Program:                         $1,205,712,396       (3/98)
 Largest Monthly Draw-Down:                                   9.8%         (7/94)
 Largest Peak-to-Valley Draw-Down:                           30.5%    (6/94-1/95)

--------------------
Notes follow Table A-6

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-3
                         JOHN W. HENRY & COMPANY, INC.
                           GLOBAL FINANCIAL PORTFOLIO
                        JUNE 1994 THROUGH MARCH 31, 1998

                                                             Percentage monthly rate of return
----------------------------------------------------------------------------------------------------------------
                                                1998          1997          1996          1995          1994
----------------------------------------------------------------------------------------------------------------
 January..................................         (1.5)          2.7           4.8          (4.8)             -
 February.................................         (0.1)         (0.6)         (4.2)         25.6              -
 March....................................          2.0          (0.4)          2.4          44.4              -
 April....................................             -         (0.4)          1.3           7.0              -
 May......................................             -         (3.7)         (1.5)         (5.1)             -
 June.....................................             -         (2.2)          1.4          (1.0)          9.8
 July.....................................             -          5.4          (3.1)          1.4          (7.4)
 August...................................             -         (1.4)          4.3           4.6          (8.8)
 September................................             -         (2.1)          8.1          (4.9)         (4.0)
 October..................................             -          4.2           8.8           4.0          (8.3)
 November.................................             -         (1.5)          6.3           0.4         (17.4)
 December.................................             -          5.3           0.8           1.8          (7.7)
 Annual (or Period) Rate of Return........          0.4%          4.9%         32.4%         86.2%        (37.7)%
---------------------------------------------------------------------------------------------------------------------------
                                                    Compound Average Annual Rate of Return (6/94-3/31/98)        13.4%
---------------------------------------------------------------------------------------------------------------------------
 Inception of Client Account Trading by CTA:            October 1982
 Inception of Client Account Trading in Program:           June 1994
 Number of Open Accounts as of March 31, 1998:                     7
 Aggregate Assets (Excluding "Notional" Equity) in
  all Programs:                                       $2,226,449,635      (3/98)
 Aggregate Assets (Including "Notional" Equity) in
  all Programs:                                       $2,231,477,271      (3/98)
 Aggregate Assets in Program:                           $142,395,815      (3/98)
 Largest Monthly Draw-Down:                                    19.5%      (11/94)
 Largest Peak-to-Valley Draw-Down:                             48.9%    (7/94-1/95)

--------------------
Notes follow Table A-6

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-4
                         JOHN W. HENRY & COMPANY, INC.
                          GLOBAL DIVERSIFIED PORTFOLIO
                     JANUARY 1, 1993 THROUGH MARCH 31, 1998

                                                                 Percentage monthly rate of return
---------------------------------------------------------------------------------------------------------------------------------
                                               1998         1997         1996         1995         1994         1993
---------------------------------------------------------------------------------------------------------------------------------
 January..................................      (3.2)           1.5         (1.3)        (6.9)        (2.6)         1.7
 February.................................       3.8           (0.4)        (9.8)        13.5         (0.8)        16.6
 March....................................      (1.4)          (1.0)         1.3          8.5          4.0          2.9
 April....................................            -        (7.2)         7.1          7.3          0.9          6.6
 May......................................            -        (0.8)        (9.1)         1.2          7.9          1.5
 June.....................................            -        (2.1)         1.7         (1.7)        10.8          1.0
 July.....................................            -        11.5          2.2         (8.9)        (2.6)        14.3
 August...................................            -        (7.8)         4.5         (5.0)        (6.4)        (0.0)
 September................................            -        (0.2)         7.6         (5.1)         2.1         (4.2)
 October..................................            -         4.5         14.6         (2.2)        (3.6)         0.1
 November.................................            -        (0.5)         9.1          5.9          5.6          3.1
 December.................................            -         7.3         (1.0)        14.9         (4.1)         6.1
 Annual (or Period) Rate of Return........      (1.0)%          3.3%        26.9%        19.6%        10.1%        59.8%
---------------------------------------------------------------------------------------------------------------------------------
                                                               Compound Average Annual Rate of Return (1/1/93-3/31/98)      21.1%
---------------------------------------------------------------------------------------------------------------------------------
 Inception of Client Account Trading by CTA:            October 1982
 Inception of Client Account Trading in Program:           June 1988
 Number of Open Accounts as of March 31, 1998:                    10
 Aggregate Assets (Excluding "Notional" Equity) in
 all Programs:                                        $2,226,449,635      (3/98)
 Aggregate Assets (Including "Notional" Equity) in
 all Programs:                                        $2,231,477,271      (3/98)
 Aggregate Assets in Program:                           $179,713,018      (3/98)
 Largest Monthly Draw-Down:                                    11.2%      (2/96)
 Largest Peak-to-Valley Draw-Down:                             24.1%   (6/95-10/95)

--------------------
Notes follow Table A-6

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-5
                     OTHER TRADING PROGRAMS DIRECTED BY JWH
               FOR THE PERIOD JANUARY 1993 THROUGH MARCH 31, 1998

                                 INCEPTION    NUMBER       AGGREGATE
                                 OF CLIENT      OF           ASSETS          LARGEST            LARGEST
                                 TRADING IN    OPEN        IN PROGRAM        MONTHLY         PEAK-TO-VALLEY
        NAME OF PROGRAM           PROGRAM    ACCOUNTS    MARCH 31, 1998     DRAW-DOWN          DRAW-DOWN
--------------------------------------------------------------------------------------------------------------
 International Foreign              Aug-86           4       $83,385,590   8.3%   (5/97)   35.9%   (9/92-1/95)
 Exchange Program
 World Financial Perspective        Apr-87           2       $32,672,614  11.6%   (3/93)   25.9%   (7/94-1/95)
 G-7 Currency Portfolio             Feb-91           6       $67,606,010  12.3%  (11/94)   31.4%  (10/92-1/95)
 International Currency and         Jan-93           2       $31,123,146   7.8%   (7/94)   23.6%   (7/94-1/95)
 Bond Portfolio
 Dollar Program                     Jul-96           2       $29,473,897   8.4%   (5/97)   11.6%   (5/97-9/97)
 Worldwide Bond Program             Jul-96           2       $20,001,820   3.8%   (4/97)    6.2%  (12/96-5/97)
 JWH GlobalAnalytics(TM)            Jun-97           2       $70,615,750   4.5%   (8/97)    4.5%   (8/97-8/97)
 Family of Programs
 KT Diversified Program             Jan-84   N/A-Closed       N/A-Closed  19.6%   (8/93)   33.9%   (8/93-2/94)
 InterRate(TM)                      Dec-88   N/A-Closed       N/A-Closed   3.1%  (11/94)   19.7%  (9/92-11/93)*
 Delevered Yen Denominated          Oct-95   N/A-Closed       N/A-Closed   3.2%   (2/96)    5.1%   (2/96-8/96)
 Financial and Metals Profile


                                                                      PERCENTAGE ANNUAL RATE OF RETURN
                                                              (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
        NAME OF PROGRAM               1998        1997        1996        1995        1994        1993
--------------------------------------------------------------------------------------------------------------
 International Foreign                (4.9)       71.1         3.7        16.9        (6.3)       (4.5)
 Exchange Program                (3 Months)
 World Financial Perspective           6.0        10.4        40.9        32.2       (15.2)       13.7
                                 (3 Months)
 G-7 Currency Portfolio               (2.2)       21.0        14.5        32.2        (4.9)       (6.3)
                                 (3 Months)
 International Currency and            0.0        17.0        19.9        36.5        (2.3)       14.8
 Bond Portfolio                  (3 Months)                                                  (3 Months)
 Dollar Program                       (2.0)        6.8        10.6           -           -           -
                                 (3 Months)              (6 Months)
 Worldwide Bond Program                1.8         9.5        17.8           -           -           -
                                 (3 Months)              (6 Months)
 JWH GlobalAnalytics(TM)               1.7        17.6           -           -           -           -
 Family of Programs              (3 Months)  (7 Months)
 KT Diversified Program                              -           -           -       (14.0)       20.6
                                                                                 (2 Months)
 InterRate(TM)                                       -         5.8         5.2         3.4        (5.4)
                                                         (7 Months)
 Delevered Yen Denominated                           -         9.4         0.2           -           -
 Financial and Metals Profile                           (12 Months)  (3 Months)


--------------------
Notes follow Table A-6
        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                     OTHER TRADING PROGRAMS DIRECTED BY JWH
               FOR THE PERIOD JANUARY 1993 THROUGH MARCH 31, 1998

                              INCEPTION     NUMBER                                              LARGEST
                              OF CLIENT       OF          AGGREGATE          LARGEST            PEAK-TO-
                              TRADING IN     OPEN           ASSETS           MONTHLY             VALLEY
NAME OF PROGRAM                PROGRAM     ACCOUNTS       IN PROGRAM        DRAW-DOWN          DRAW-DOWN
--------------------------------------------------------------------------------------------------------------
 YEN FINANCIAL                  JAN-92    N/A-CLOSED      N/A-CLOSED       (See Below)        (See Below)
  PORTFOLIO:
--------------------------------------------------------------------------------------------------------------
                 Account 1     Jan-92     N/A-Closed     N/A- Closed         7.3% (7/95)  30.5%  (4/95-7/96*)
                 Account 2     Jan-93     N/A-Closed     N/A-Closed          6.9% (7/95)  29.0%  (4/95-7/96*)
                 Account 3     Jan-94     N/A-Closed     N/A-Closed          6.0% (7/95)  26.6%  (4/95-7/96*)
                 Account 4     Jun-94     N/A-Closed     N/A-Closed          6.5% (7/95)  22.3%  (4/95-7/96*)
                 Account 5     Aug-94     N/A-Closed     N/A-Closed          7.1% (7/95)  30.4%  (4/95-7/96*)
                 Account 6     Jan-95     N/A-Closed     N/A-Closed          7.5% (7/95)  35.5%  (4/95-7/96*)
                 Account 7     Mar-94     N/A-Closed     N/A-Closed          6.7% (7/96)  15.9%   (2/96-7/96)
                 Account 8     Apr-92     N/A-Closed     N/A-Closed          3.9% (9/93)   3.9%   (9/93-9/93)
                 Account 10    Mar-94     N/A-Closed     N/A-Closed          5.4% (5/94)  10.5% (4/94-12/94*)
                 Account 11    Nov-93     N/A-Closed     N/A-Closed          9.0% (8/95)  18.8%  (4/95-8/95*)
                 Account 12    Nov-93     N/A-Closed     N/A-Closed          6.3% (5/94)  16.5%  (4/94-1/95*)
                 Account 13    Dec-92     N/A-Closed     N/A-Closed          4.9% (7/95)  15.8%  (12/93-1/95)
                 Account 14    Jan-93     N/A-Closed     N/A-Closed          6.2% (7/95)  15.8% (4/95-12/95*)
                 Account 15    Apr-93     N/A-Closed     N/A-Closed          5.8% (5/94)  19.9% (11/93-9/94*)
                 Account 16    Jan-94     N/A-Closed     N/A-Closed          5.5% (5/94)  11.0%  (4/94-8/94*)
                 Account 17    Dec-92     N/A-Closed     N/A-Closed          6.0% (7/95)  12.4% (4/95-10/95*)
                 Account 18    Mar-94     N/A-Closed     N/A-Closed          6.2% (7/95)  18.5%  (4/95-4/96*)
                 Account 19    Dec-94     N/A-Closed     N/A-Closed          6.6% (7/95)  21.1%  (4/95-4/96*)
                 Account 20    Jun-94     N/A-Closed     N/A-Closed          5.1% (7/94)  10.4% (6/94-11/94*)
                 Account 21    Jun-94     N/A-Closed     N/A-Closed          3.6% (7/94)   9.9%   (6/94-1/95)
                 Account 22    Apr-94     N/A-Closed     N/A-Closed          4.7% (5/94)   7.0%  (4/94-9/94*)
                 Account 23    Mar-94     N/A-Closed     N/A-Closed          6.3% (5/94)  11.0%  (4/94-9/94*)
                 Account 24    Apr-94     N/A-Closed     N/A-Closed          9.1% (5/94)  12.9%  (4/94-9/94*)
                 Account 25    Apr-93     N/A-Closed     N/A-Closed          6.1% (5/94)  17.9%(11/93-12/94*)
                 Account 26    Sep-93     N/A-Closed     N/A-Closed          6.0% (5/94)  14.1% (4/94-12/94*)


                                PERCENTAGE ANNUAL RATE OF RETURN
                            (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
NAME OF PROGRAM     1997        1996        1995        1994         1993
---------------  ---------------------------------------------------------------
 YEN FINANCIAL   ----------------- (See Account Detail Below) -----------------
  PORTFOLIO:
--------------------------------------------------------------------------------------------------------------
                      (3.3)       (8.5)        20.6       (13.0)         76.4
                 (3 Months)
                      (0.1)       (9.9)        21.0        (8.8)         71.4
                  (1 Month)
                      (2.4)      (10.9)        22.4        (7.5)            -
                  (1 Month)                          (12 Months)
                        1.4       (0.6)        24.2        (1.6)            -
                 (3 Months)                           (7 Months)
                      (2.4)       (6.0)        21.1        (4.3)            -
                 (3 Months)                           (5 Months)
                      (3.7)      (13.5)        13.2            -            -
                 (3 Months)             (12 Months)
                        4.0         7.8        28.1       (11.2)            -
                 (3 Months)                          (10 Months)
                          -           -           -            -         62.6
                                                                   (9 Months)
                          -           -           -        (7.4)            -
                                                     (10 Months)
                          -           -        20.0       (13.4)          5.2
                                         (8 Months)                (2 Months)
                          -           -       (0.6)       (15.0)          4.8
                                          (1 Month)                (2 Months)
                          -       (4.1)        31.4       (14.1)         69.2
                             (3 Months)
                          -           -        10.9        (4.1)         43.6
                                        (12 Months)
                           -           -           -       (19.0)         25.3
                                                      (9 Months)   (9 Months)
                          -           -           -        (6.7)            -
                                                      (8 Months)
                          -         0.3        26.6        (5.1)         73.9
                              (1 Month)
                          -       (6.3)        18.5       (10.1)            -
                             (4 Months)              (10 Months)
                          -       (7.8)        18.3          0.2            -
                             (4 Months)                (1 Month)
                          -           -           -        (7.9)            -
                                                      (7 Months)
                          -           -        48.1        (6.6)            -
                                         (3 Months)   (7 Months)
                          -           -           -        (4.6)            -
                                                      (6 Months)
                          -           -           -        (9.7)            -
                                                      (7 Months)
                          -           -           -        (9.8)            -
                                                      (6 Months)
                          -           -           -       (16.6)         26.5
                                                     (12 Months)   (9 Months)
                          -           -           -       (12.4)          3.2
                                                     (12 Months)   (4 Months)

--------------------
Notes follow Table A-6

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE A-6
                    OTHER TRADING PROGRAMS DIRECTED BY JWHII
               FOR THE PERIOD JANUARY 1992 THROUGH JULY 31, 1995

                                     INCEPTION     NUMBER                                         LARGEST
                                        OF           OF                           LARGEST        PEAK-TO-
                                      TRADING       OPEN     AGGREGATE ASSETS     MONTHLY         VALLEY
          NAME OF PROGRAM             PROGRAM     ACCOUNTS      IN PROGRAM       DRAW-DOWN       DRAW-DOWN
--------------------------------------------------------------------------------------------------------------

 Financial and Metals Portfolio      Sep-91      N/A-Closed   N/A-Closed              16.6%  34.4%   (1/92-5/92)
                                                                                     (1/92)
 InterRate(TM)                       Feb-92      N/A-Closed   N/A-Closed        9.3% (9/92)  20.6% (8/92-11/93*)


                                               PERCENTAGE RATE OF RETURN
          NAME OF PROGRAM              1995        1994        1993        1992
 Financial and Metals Portfolio           30.3        (0.8)       46.1           (4.0)
                                     (7 Months)
 InterRate(TM)                               -           -        (9.9)           2.8
                                                            (11 Months)    (11 Months)


--------------------

Notes follow Table

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                 JWH AND JWHII
                          NOTES TO PERFORMANCE SUMMARY

                NOTES TO TABLES A-1, A-2, A-3, A-4, A-5 AND A-6

(a) "Draw-Down" is defined as losses experienced by an account over a specified period of time.

(b) "Largest Monthly Draw-Down" is the largest monthly loss experienced by any single account in the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c) "Largest Peak-to-Valley Draw-Down" is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account in the trading program during any period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the trading program is in a current draw-down, or was in a current draw-down when the trading program closed, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk(*).

     For purposes of the Largest Peak-to-Valley Draw-Down calculation, any peak-to-valley draw-down which began prior to the beginning of the most recent five calendar year period is deemed to have occurred during such five calendar year period.

(d) "Annual (or Period) Rate of Return" is calculated by compounding the Adjusted ROR (as described below) over the months in a given year, i.e., each Adjusted ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Adjusted ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred
     (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1, A-2, A-3 and A-4.

     Adjusted rate of return ("Adjusted ROR") is calculated by dividing net performance by the sum of beginning equity plus additions minus withdrawals. For such purposes, all additions and withdrawals are effectively treated as if they had been made on the first of the month even if, in fact, they occurred later, unless, beginning in 1991, they are material to the performance of a program, in which case they are time-weighted. If time weighting is materially misleading, then the Only Accounts Traded method is utilized.

ADDITIONAL NOTES TO ALL PERFORMANCE RECORDS:

     An investor should note that the composite capsule performance presentations include individual accounts that, even though traded according to the same investment program, have materially different rates of return. The reasons for this are numerous material differences among accounts a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment for new accounts; b) the period during which accounts are active; c) trading size to equity ratio resulting from the procedures for the commencement of trading and appropriate means of moving toward full portfolio commitment of new accounts and capital; d) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; e) the amount of interest income earned by an account, which will depend on the rates paid by an FCM on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; f) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid which will vary and will depend on the fees negotiated by the client with the broker; g) the timing of orders to open or close positions; h) the market conditions, which in part determine the quality of trade executions;
i) client trading restrictions, including futures versus forward contracts and contract months; j) variations in fill prices; and k) the timing of additions and withdrawals. Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein. For the purpose of determining whether there exist material differences among accounts traded pursuant to the same trading program, JWH utilizes the method described herein. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by the Division of Trading and Markets of the CFTC are calculated:
(i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average;
(ii) if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i)-(iii) is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different". The parameters (i)-(iii) determine if differences between accounts are materially different. JWH further evaluates performance on a gross trading basis for materiality in an overall context each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters to determine whether any material differences that are detected could produce misleading composite performance results after review of the reasons for the differences. With the exception of accounts that were established at levels below JWH's current minimum account size, JWH's policy is to provide separate performance capsules when an account is consistently performing differently on a gross trading basis than the other JWH accounts traded pursuant to the same trading program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

     During the periods covered by the capsule performance records, and particularly since 1989, JWH increased and decreased leverage in certain markets and entire trading programs, and also altered the composition of the markets and contracts for certain programs. In general, before 1993, JWH programs used greater leverage than they currently do. In addition, the subjective aspects listed in the "Trading Techniques" section have been utilized more often in recent years and therefore may have had a more pronounced effect on performance results during recent periods. The choice of an investment program (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by JWH) will have an effect on performance results. In reviewing the JWH capsule performance records, prospective investors should bear in mind the possible effects of these variations on rates of return and in the application of JWH's investment methods.

     The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. Investors are further cautioned that the data set forth in the performance capsule records are not indicative of any results which may be attained by JWH in the future since past performance is not necessarily indicative of future results. JWH has decreased leverage in certain markets and entire programs on several occasions over the last five years. These actions have reduced the volatility of certain programs when compared to the volatility prior to the decreases in leverage. While historical returns represent actual performance achieved, investors should be aware that the degree of leverage currently utilized may be significantly different from that used during previous time periods.

     Prior to December 1991 for JWH and July 1992 for JWHII, performance tables are presented on a cash basis except as otherwise stated in the footnotes to the tables. The recording of items on a cash basis should not, for most months, be materially different to presenting such rates of return on an accrual basis. Any differences in the monthly rates of return between the two methods would be immaterial to the overall performance presented.

     Beginning with the change to the accrual basis of accounting for incentive fees in December 1991 for JWH and July 1992 for JWHII, the net effect to monthly net performance and the rate of return in the performance tables of continuing to record interest income, management fees, commissions and other expenses on a cash basis is materially equivalent to the full accrual basis. JWH began reflecting all items of net performance on an accrual basis for the capsule performance records of the G-7 Currency Portfolio in July 1992, the International Currency and Bond Portfolio in January 1993, the Worldwide Bond Program and the Dollar Program in July 1996, and the JWH GlobalAnalytics(TM) Family of Programs in June 1997.

     Due to the commencement of trading in July 1996 of a new multi-program fund managed by JWH, JWH developed a new method for treating the accrual of incentive fees for the multi-advisor funds and multi-program accounts it manages. For these accounts, JWH agreed that it would earn incentive fees only when overall fund performance for multi-advisor funds, or overall JWH performance for multi-program accounts, as the case may be, is profitable. As applied, this new method presents incentive fees due for each program on a stand-alone basis -- in essence, to reflect the performance results that would have been experienced by an investor in that program, regardless of any external business arrangements (such as a multi-advisor structure or the use of multiple JWH programs) that might have affected actual incentive fees paid. The new method was applied initially to August 1996 performance. In that month, a one-time adjustment to performance rate of return was made to each affected program to show the impact of this adjustment from program inception through August 1996. In the case of certain programs, the adjustment had a material (i.e., greater than 10%) impact on the rate of return that otherwise would have been shown. In the case of accounts that closed before JWH received an incentive fee due to the operation of such netting arrangements, a balancing entry was made to offset the effect of incentive fee accrual on ending equity.

ADDITIONAL FOOTNOTE TO THE GLOBAL DIVERSIFIED PORTFOLIO COMPOSITE TRACK RECORD AND JWHII INTERRATE(TM) PERFORMANCE SUMMARIES UTILIZING THE FULLY-FUNDED SUBSET METHOD (THE "SUMMARIES"):

     The level of Actual Funds in the accounts that make up the Summaries currently requires additional disclosure. Actual Funds are the amount of margin-qualifying assets on deposit. Nominal Account Size is a dollar amount which clients have agreed to in writing and which determines the level of trading in the account regardless of the amount of Actual Funds. Notional Funds are the amount by which the Nominal Account Size exceeds the amount of Actual Funds. The amount of notional equity in the accounts that compose the Summaries requires additional disclosure under current CFTC policy. The Summaries include notional equity in excess of the 10% disclosure threshold established by the CFTC and reflect the adoption of a method of presenting rate-of-return and performance disclosure authorized by the CFTC, referred to as the Fully Funded Subset method. This method permits notional and fully funded accounts to be included in a single performance record.

     To qualify for use of the Fully Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully Funded Subset, and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully Funded Subset and the resultant Adjusted Rates of Return are representative of the programs.

     These computations have been performed for the Global Diversified Portfolio from January 1, 1992 through June 30, 1996, and for JWHII InterRate(TM), from its inception to its close. They were designed to provide assurance that the performance presented to the Summaries and calculated on a Fully Funded Subset basis would be representative of such performance calculated on a basis which includes notional equity in Beginning Equity. The Adjusted Rates of Return in the Records are calculated by dividing Net Performance by the sum of Beginning Equity plus Additions minus Withdrawals. JWH and JWHII believe that this method yields substantially the same adjusted rates of return as would the Fully Funded Subset method were there any "fully funded" accounts, and that the Adjusted Rates of Return for the Records are representative of the programs for the periods presented.

     Rates of return determined on the basis of Beginning Equity (Actual Funds) can be calculated from the Adjusted Rates of Return by dividing such Adjusted Rates of Return by a fraction, the numerator of which is Beginning Equity (Actual Funds) and the denominator of which is Beginning Equity. Alternatively, these rates of return can be calculated by dividing Net Performance by Beginning Equity (Actual Funds). As an example, in the Global Diversified Portfolio for the month of August 1992, the Adjusted Rate of Return was 6.1 percent; an account which had 50 percent Actual Funds would have had an Adjusted Rate of Return of 12.2 percent (6.1%/50%).

ADDITIONAL NOTES FOR THE FINANCIAL AND METALS PORTFOLIO COMPOSITE PERFORMANCE SUMMARY

     In May 1992, 35 percent of the assets in the Financial Metals Portfolio were deleveraged 50 percent at the request of a client. The deleveraging materially affected the rates of return in JWH's performance records. The 1992 annual rate of return for these deleveraged accounts was negative 24.3 percent. The 1992 annual rate of return for the Financial and Metals Portfolio Composite Performance Summary was negative 10.9 percent. If these accounts had been excluded from the Financial and Metals Portfolio Composite Performance Summary, the 1992 annual rate of return would have been negative 3.9 percent. The effect of this deleveraging was eliminated in September 1992.

     Additionally, the Financial and Metals Portfolio Composite Performance Record includes the performance of several accounts that do not participate in global markets due to their smaller account equities which do not meet the minimums established for this program. Accounts not meeting such minimums can experience performance materially different than the performance of an account which meets the minimum account size. The performance of such accounts has no material effect on the overall Financial Metals Portfolio Composite Performance Summary.

     In May 1991 and March 1992, respectively, two proprietary accounts began trading pursuant to the Financial and Metals Portfolio. Both accounts appear in the capsule performance from their inception until August 1995. The maximum percentage of proprietary funds during this time was less than 0.5% and had no material impact on the rate of return.

ADDITIONAL NOTE FOR YEN FINANCIAL PORTFOLIO COMPOSITE PERFORMANCE SUMMARIES

     The Yen Financial Portfolio was traded from the Japanese yen perspective. Accounts were opened with either U.S. dollars or Japanese yen deposits. Accounts originally opening with U.S. dollars established additional interbank positions in Japanese yen in an effort to enable such accounts to generate returns similar to returns generated by accounts with yen-denominated balances. Over time, as profits and losses were recognized in yen-denominated Japanese markets, accounts held varying levels of U.S. dollars and Japanese yen. Additionally, the interbank position was adjusted periodically to reflect the actual portions of the account balances remaining in U.S. dollars. Because performance was affected by fluctuations in the dollar/yen conversion rate, and investors were able to open accounts with either U.S. dollars or Japanese yen deposits, performance records from the perspective of both denominations are presented.

     Accordingly, as the equity mix between U.S. dollars and Japanese yen varies, performance from each perspective will also vary.

     The performance of the Yen Financial Portfolio is presented on an individual account basis due to material differences among accounts' historical performance. Account performance varied historically due to a number of factors unique to this portfolio, including whether the portfolio was denominated in dollars or yen, the extent of hedging currency conversions, the amounts and frequency of currency conversions, and account size. Several of these factors that materially influenced performance depended on clients' specific choices that effectively customized client portfolios.

ADDITIONAL NOTE FOR GLOBAL FINANCIAL PORTFOLIO COMPOSITE PERFORMANCE SUMMARY

     Since the inception of the Global Financial Portfolio, the timing of individual account openings has had a material impact on compounded rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts composing the Global Financial Portfolio Composite Performance Summary has varied. In 1994, the two accounts that were open generated separate rates of return of -44% and -17%. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101%, 75% and 67%. As of June 1995, these accounts maintained mature positions and were performing consistently with each other. Due to the six-month period in 1995 of varied performance, the three accounts therefore achieved an annual rate of return for 1995 of 122%, 92% and 78%. In April 1995, JWH established a new leverage level for the Global Financial Portfolio. The new level is one-half the previous level employed.

     ADDITIONAL NOTES TO THE PERFORMANCE SUMMARIES FOR THE GLOBAL DIVERSIFIED PORTFOLIO, ORIGINAL INVESTMENT PROGRAM, THE GLOBAL FINANCIAL PORTFOLIO, THE INTERNATIONAL CURRENCY AND BOND PORTFOLIO, AND THE G-7 CURRENCY PORTFOLIO

     The performance capsules for the above-mentioned programs each presently include one proprietary account trading or which has been traded pursuant to an investment in a fund. These proprietary accounts have been traded in exactly the same manner that client funds would be traded, and have been subject to all of the same fees and expenses that would be charged to a client investment in the fund. Therefore, there is no material impact on the rates of return presented.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                   TABLE B-1
                         JOHN W. HENRY & COMPANY, INC.
                        PRO FORMA AND ACTUAL PERFORMANCE
                          ORIGINAL INVESTMENT PROGRAM
                      JANUARY 1993 THROUGH MARCH 31, 1998

                                                                Percentage monthly rate of return
----------------------------------------------------------------------------------------------------------
                                              Actual Performance(i)                           Pro Forma Performance(ii)
                                                  1998         1997         1996         1995         1994         1993
---------------------------------------------------------------------------------------------------------------------------------
     January.............................      (2.07)        3.15         4.53         2.35        (3.70)       (1.12)
     February............................       1.88        (0.06)       (7.70)       16.18         1.57         8.38
     March...............................      (4.73)        1.30         0.84        14.68         3.98        (3.36)
     April...............................            -      (0.09)        3.95         7.84         0.39         8.41
     May.................................            -       0.78        (6.92)       (4.30)        5.26         0.03
     June................................            -      (4.58)        8.24         1.35         6.85        (3.31)
     July................................            -       1.67        (5.25)       (0.26)       (7.14)       12.71
     August..............................            -      (2.12)       (2.17)       (4.24)       (5.17)       (3.72)
     September...........................            -      (6.19)        8.69        (4.15)       (3.20)        0.36
     October.............................            -       3.41         9.51         3.10       (13.77)       (1.90)
     November............................            -      (0.67)        4.81         1.09        10.09         3.01
     December............................            -       4.64         0.99         6.95        (0.40)        9.70
     Annual (or Period) Rate of Return...      (4.95)%       0.67%       18.99%       45.55%       (7.45)%      31.10%
---------------------------------------------------------------------------------------------------------------------------------
                                                       Compound Average Pro Forma Annual Rate of Return (1/1/93-3/31/98)   14.23%
---------------------------------------------------------------------------------------------------------------------------------
     Largest Monthly Draw-Down:
     Past Five-Year and Year-to-Date Period           13.77%      (10/94)
     For the Period August 1997 Through March 1998     6.19%       (9/97)

     Largest Peak-to-Valley Draw-Down:
     Past Five-Year and Year-to-Date Period           26.50% (7/94-10/94)
     For the Period August 1997 Through March 1998     8.18% (8/97-9/97*)

--------------------
Notes follow Table B-4

(i) Represents the actual performance of this portfolio as traded for the Partnership for the period August 1, 1997 (inception of trading) through March 31, 1998.
(ii) Represents pro forma performance based upon the advisors composite performance. See Notes to Table B.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE B-2
                         JOHN W. HENRY & COMPANY, INC.
                        PRO FORMA AND ACTUAL PERFORMANCE
                         FINANCIAL AND METALS PORTFOLIO
                      JANUARY 1993 THROUGH MARCH 31, 1998

                                                           Percentage monthly rate of return
----------------------------------------------------------------------------------------------------------
                                        Actual Performance (i)                          Pro Forma Performance (ii)
                                             ---------------------------------------------------------------------
                                             1998         1997         1996         1995         1994         1993
------------------------------------
 January............................     (4.28)         3.79         5.61        (4.19)      (3.32)         2.69
 February...........................     (4.22)        (2.64)       (6.04)       14.99       (0.88)        11.92
 March..............................     (1.91)        (0.86)        0.42        15.33        6.85         (0.58)
 April..............................            -      (3.19)        2.07         5.31        0.56          8.28
 May................................            -      (8.71)       (2.22)        1.03        0.92          2.95
 June...............................            -       3.85         2.15        (1.70)       4.20          0.04
 July...............................            -      15.39        (1.60)       (2.66)      (6.45)         9.09
 August.............................            -      (4.10)       (0.96)        1.56       (4.44)        (1.07)
 September..........................            -       1.59         3.10        (2.44)       1.20         (0.04)
 October............................            -       2.13        13.55        (0.13)       1.20         (1.34)
 November...........................            -       2.36        10.25         2.20       (4.77)        (0.63)
 December...........................            -       2.58        (2.35)        1.41       (3.71)         2.69
 Annual (or Period) Rate of
   Return...........................    (10.07)%       10.85%       24.78%       32.66%      (9.10)%       38.40%
----------------------------------------------------------------------------------------------------------

Compound Average Pro Forma Annual Rate of Return (1/1/93-3/31/98)   14.93%

--------------------------------------------------------------------------------

 Largest Monthly Draw-Down:
   Past Five-Year and Year-to-Date Period               8.71%       (5/97)
   For the Period August 1997 through March 1998        4.28%       (1/98)
 Largest Peak-to-Valley Draw-Down:
   Past Five-Year and Year-to-Date Period              19.56%  (7/94-1/95)
   For the Period August 1997 through March 1998       10.07% (1/98-3/98*)

--------------------
Notes follow Table B-4
 (i) Represents the actual performance of this portfolio as traded for the Partnership for the period August 1, 1997 (inception of trading) through March 31, 1998.
(ii) Represents pro forma performance based upon the advisors composite performance. See Notes to Table B.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE B-3
                         JOHN W. HENRY & COMPANY, INC.
                        PRO FORMA AND ACTUAL PERFORMANCE
                           GLOBAL FINANCIAL PORTFOLIO
                        JUNE 1994 THROUGH MARCH 31, 1998

                                                                 Percentage monthly rate of return
---------------------------------------------------------------------------------------------------------------------------------
                                                    Actual Performance(i)                    Pro Forma Performance(ii)
                                                   -------------------------------------------------------------------
                                                      1998           1997           1996           1995           1994
---------------------------------------------------------------------------------------------------------------------------------
     January...............................       (2.67)          2.28            4.18          (5.33)               -
     February..............................       (0.36)         (1.15)          (4.62)         27.25                -
     March.................................        1.50          (1.02)           2.15          41.41                -
     April.................................              -       (0.98)           1.11           6.47                -
     May...................................              -       (4.35)          (1.85)         (4.21)               -
     June..................................              -       (2.52)           1.18          (1.06)          8.15
     July..................................              -        4.67           (3.58)          1.12          (8.35)
     August................................              -       (2.23)           3.84           3.70          (9.36)
     September.............................              -       (2.82)           7.74          (4.55)         (4.52)
     October...............................              -        3.56            7.21           3.42          (8.68)
     November..............................              -       (1.88)           5.92           0.21         (17.90)
     December..............................              -        4.85            1.02           1.36          (8.11)
     Annual (or Period) Rate of Return.....       (1.57)%        (2.10)%         26.12%         80.74%        (40.90)%
---------------------------------------------------------------------------------------------------------------------------------
                                                          Compound Average Pro Forma Annual Rate of Return (6/94-3/31/98)   7.04%
---------------------------------------------------------------------------------------------------------------------------------

     Largest Monthly Draw-Down:
     Past Five-Year and Year-to-Date Period       17.90%      (11/94)
     For the Period August 1997 through March 1998 2.82%       (9/97)

     Largest Peak-to-Valley Draw-Down:
     Past Five-Year and Year-to-Date Period       48.27%  (7/94-1/95)
     For the Period August 1997 through March 1998 4.99%  (8/97-9/97)

--------------------
Notes follow Table B-4
(i) Represents the actual performance of this portfolio as traded for the Partnership for the period August 1, 1997 (inception of trading) through March 31, 1998.
(ii) Represents pro forma performance based upon the advisors composite performance. See Notes to Table B.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   TABLE B-4
                         JOHN W. HENRY & COMPANY, INC.
                        PRO FORMA AND ACTUAL PERFORMANCE
                          GLOBAL DIVERSIFIED PORTFOLIO
                      JANUARY 1993 THROUGH MARCH 31, 1998

                                                           Percentage pro forma monthly rate of return
-----------------------------------------------------------------------------------------------------------------------
                                               Actual Performance(i)             Pro Forma Performance(ii)
                                               ------------------------------------------------------------------------
                                                1998         1997         1996        1995        1994          1993
-----------------------------------------------------------------------------------------------------------------------
 January.................................      (3.75)        1.33        (1.37)       (7.01)       (3.11)        1.44
 February................................       3.44        (0.60)       (9.58)       13.13        (1.41)       15.29
 March...................................      (1.60)       (1.35)        1.27         8.48         4.59         2.48
 April...................................       -           (7.78)        6.91         6.80         0.76         6.20
 May.....................................       -           (1.19)       (9.33)        0.96         7.20         1.22
 June....................................       -           (2.25)        1.50        (1.68)        9.81         1.15
 July....................................       -           11.01         2.09        (8.91)       (2.58)       13.05
 August..................................       -           (7.37)        4.88        (4.94)       (6.29)       (0.07)
 September...............................       -           (0.61)        8.19        (5.17)        1.80        (3.90)
 October.................................       -            4.26        13.42        (2.19)       (3.71)       (0.23)
 November................................       -           (0.89)        8.67         5.79         5.32         3.31
 December................................       -            6.27        (0.70)       14.34        (4.16)        5.51
 Annual (or Period) Rate of Return.......      (2.03)%      (0.67)%      25.98%       17.53%        7.04%       53.86%
-----------------------------------------------------------------------------------------------------------------------
Compound Average Pro Forma Annual Rate of Return (1/1/93-3/31/98)       17.89%
-----------------------------------------------------------------------------------------------------------------------
 Largest Monthly Draw-Down:
 Past Five Years and Year to Date Period             9.58%         (2/96)
 For the Period August 1997 through March 1998       7.37%         (8/97)
 Largest Peak-to-Valley Draw-Down:
 Past Five Years and Year to Date Period            21.03%   (6/95-10/95)
 For the Period August 1997 through March 1998       7.94%    (8/97-9/97)

--------------------
Notes follow Table

 (i) Represents the actual performance of this portfolio as traded for the Partnership for the period August 1, 1997 (inception of trading) through March 31, 1998.
(ii) Represents pro forma performance based upon the advisors composite performance. See Notes to Table B.



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                     NOTES TO TABLES B-1, B-2, B-3 AND B-4

     Tables B-1, B-2, B-3 and B-4 were prepared by the General Partner and present the results of applying certain arithmetical calculations to various figures in the Advisor's performance record for the program or portfolio which will be traded for the Partnership in order to indicate approximately what the month-to-month effect on such figures would have been had the accounts in question been charged the brokerage, management, incentive fees and other expenses which will be paid by the Partnership, as opposed to the brokerage commissions and management, incentive fees and other expenses which they did in fact pay, and received interest income on 80% of the accounts' equity. Adjustments for pro forma other expenses and secondary offering expenses were made to each of the Tables B-1, B-2, B-3 and B-4, where applicable, based upon an assumed average partnership size of $120 million. The pro forma calculations are made on a month-to-month basis, i.e., the pro forma adjustment to brokerage commissions, management, incentive fees, other expenses and interest income in one month does not affect the actual figures which are used in the following month for making the similar pro forma calculations for that period, except for pro forma incentive fees as described in Note 4. Accordingly, the pro forma tables do not reflect on a cumulative basis the effect of the difference between the fees and commissions charged to and interest earned by the Partnership and the fees and commissions charged to and interest earned by the accounts in the actual performance tables.

1. Pro forma brokerage fees for each month have been calculated by adding the sum of (a) actual ending equity, actual management and incentive fees, actual brokerage commissions, actual other expenses and pro forma interest income minus actual interest income (the "Base Amount"), and (b) multiplying the result by 13/24 of 1%, plus estimated NFA, exchange, "give-up" and floor brokerage fees.

2. Pro forma management fees for each month have been calculated by taking the Base Amount, subtracting pro forma brokerage fees, pro forma other expenses and multiplying the result by 1/3 of 1%.

3. Pro forma other expenses have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and multiplying the result by 1/12 of .32%.

4. Pro forma incentive fees have been calculated by: (a) adding to the actual net performance, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, pro forma brokerage fees, pro forma management fees and pro forma other expenses and (c) multiplying the resulting figure by 19%. Pro forma incentive fees were calculated on a monthly basis (in accordance with generally accepted accounting principles) and reflect the reversal of previously accrued incentive fees when profits sufficient to generate incentive fees are recognized as of the end of an interim month in a quarter but lost in a subsequent month in such quarter. In the case where there is cumulative negative net performance, which must be reversed before an incentive fee becomes payable, and there are net withdrawals, the cumulative negative net performance amount has been proportionately reduced.

5. Pro forma interest income has been calculated by: (a) adding actual beginning equity to the sum of: actual ending equity, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, (c) dividing this sum by two, (d) multiplying by 80% and (e) then multiplying the result by the monthly historical 30-day Treasury bill rate. For purposes of the calculation of pro forma interest income, Partnership interest was estimated using historical 30-day Treasury bill rates of the time period presented on Tables B-1, B-2, B-3 and B-4. Such rates may be higher than current 30-day Treasury bill rates that will be used to calculate Partnership interest income. The application of historical rates may compare more closely to the interest income reflected in the Advisors' performance tables which was most likely earned at the then prevailing interest rates of a particular time period.

6. Pro forma monthly rate of return ("Pro Forma Monthly ROR") equals pro forma net performance divided by the actual beginning equity (from the historical performance tables) or equity adjusted for material additions and withdrawals, where applicable.

7. Pro forma annual rate of return equals the Pro Forma Monthly ROR compounded over the number of periods in a given year, i.e. each Pro Forma Monthly ROR in hundredths is added to one (1) and the result is multiplied by the previous period's Pro Forma Monthly ROR similarly expressed. One is then subtracted from the product. The Compound Pro Forma Average Annual Rate of Return for the entire period presented is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the period presented and then one (1) is subtracted. The compound pro forma average annual rate of return for the entire period appears as the last entry in the column.

8. "Largest Monthly Draw-Down" is the largest pro forma monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

9. "Largest Peak-to-Valley Draw-Down" is the greatest cumulative pro forma percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during any period in which the initial composite month-end net asset value of such peak-to-valley draw-down is not equaled or exceeded by a subsequent month's composite ending net asset value. The months and year(s) of such decline, from the initial month-end net asset value to the lowest month-end net asset value, are indicated.

MANAGEMENT AGREEMENT

     The Management Agreement that the General Partner and the Partnership have entered into with the Advisor provides that the Advisor has sole discretion in determining the investment of the assets of the Partnership allocated by the General Partner to the Advisor subject to the Partnership's trading policies. The agreement continues in effect until June 30, 1999 and is renewable by the General Partner for additional one-year periods upon notice to the Advisor not less than 30 days prior to the expiration of the previous period. The agreement can be terminated by the General Partner on 30 days' written notice to the Advisor if (i) the Net Asset Value per Unit declines as of the close of business on any day to $400 or less, (ii) the Net Assets allocated to an Advisor (adjusted for redemptions, reallocations and withdrawals, if any) decline by 50% or more as of the end of a trading day from such Net Assets' previous highest value, (iii) limited partners owning at least 50% of the outstanding Units vote to require the General Partner to terminate the agreement, (iv) the Advisor fails to comply with the terms of the agreement, (v) the General Partner, acting in good faith, upon due consideration by its Board of Directors reasonably determines that the performance of the Advisor has been such that the General Partner's fiduciary duties to the Partnership require termination of the agreement, or (vi) the General Partner reasonably believes that the application of speculative position limits resulting from the aggregation of the Partnership's positions with those of the accounts managed by the Advisor and its principals (if any) will substantially adversely affect the results of the Partnership's commodity trading. The agreement also provides that the Advisor may terminate the agreement upon 30 days' notice to the General Partner in the event that (i) the Trading Policies are changed in a manner which the Advisor reasonably believes will adversely affect the performance of its trading strategies, (ii) at any time after June 30, 1998 or (iii) the General Partner or Partnership fails to comply with the terms of the agreement. The Advisor may immediately terminate the agreement if (i) the General Partner fails to consent to the Advisor's making a material change in the trading program outlined herein, (ii) the General Partner requires the Advisor to liquidate its positions other than in order that the General Partner may reallocate the Partnership's assets, meet margin calls on the Partnership's account or fund redemptions or
(iii) if the General Partner's registration as a commodity pool operator or its membership in the NFA is terminated or suspended. The General Partner may immediately terminate the agreement of the Advisor if its controlling principal dies, becomes incapacitated, or is otherwise not managing the trading programs of the Advisor, or if the Advisor merges, consolidates with another entity not controlled by John W. Henry, sells a substantial portion of its assets to an entity not controlled by John W. Henry, or becomes insolvent or bankrupt, or if its registration with the CFTC or membership in NFA is suspended or terminated.

     The compensation payable by the Partnership to the Advisor under the Management Agreement is described under "Fees and Expenses to the Partnership."

     Under the Management Agreement the Advisor and its principals are free to render advisory services with respect to other clients and accounts and may use the same or different trading strategies which are utilized in managing the Partnership's investments. However, the Advisor represents and agrees that any such other services will not affect its capacity to continue to render services to the Partnership of the quality and nature contemplated by the Management Agreement. Further, if trading recommendations must be revised as a result of the application of speculative position limits, the Advisor is required to modify such orders in a manner which will not substantially disproportionately affect the Partnership as compared with the Advisor's other accounts trading that program. In addition, the Advisor represents and agrees that it will not knowingly or deliberately use trading strategies or methods for the Partnership that are inferior to those used for any other client or account nor favor any other client or account over the Partnership in any way, although the Advisor may offer different trading programs and the Advisor's trading will not necessarily experience the same results as other accounts managed by the Advisor due to differences in such variables including differing sizes of accounts, accounts with different trading policies, fees, commissions or levels of diversification, accounts experiencing differing inflows or outflows of equity, accounts which commence trading at different times, accounts which have different portfolios or different fiscal years, accounts utilizing different executing brokers and accounts with other differences.

     The agreement provides that with respect to any action in which the Advisor is a party arising out of or in connection with the Management Agreement, the sale of Units of the Partnership or the management of the Partnership's assets, the Partnership and the General Partner shall indemnify and hold harmless the Advisor, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, damage, cost, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, incurred by such person in connection with such action if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership, and if such actions did not involve negligence, intentional misconduct, or a breach of fiduciary obligations to the Partnership as a commodity trading advisor in accordance with applicable law. To the extent that the Advisor has been successful in defense of any action, no independent legal opinion is needed.

                            FIDUCIARY RESPONSIBILITY

     Duties of the General Partner. Except as described below, the General Partner, to the exclusion of all limited partners, conducts and manages the business of the Partnership including, without limitation, the investment of the funds of the Partnership. The General Partner may delegate its responsibility for the investment of the Partnership's assets to one or more qualified trading advisors. The General Partner monitors the trading and performance of the Partnership and does not "churn" or permit the "churning" of the Partnership's account. The General Partner is further authorized to enter into the Customer Agreement with SB described herein under "The Commodity
Broker/Dealer -- Customer Agreement" and to cause the Partnership to pay SB a brokerage fee equal to 13/24 of 1% of month-end Net Assets allocated to trading (6.5% per year) per month. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: opening bank accounts with state or national banks; paying, or authorizing the payment of, distributions to the partners and expenses of the Partnership, such as incentive fees, brokerage fees, legal and accounting fees, printing and reporting fees, and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Partnership not being utilized as margin deposits. The General Partner shall seek the best prices and services available in its commodity futures brokerage transactions. The General Partner reviews, not less often than annually, the brokerage rates charged to public commodity pools which are comparable to the Partnership to determine, to the extent practicable, that the brokerage fee paid by the Partnership is competitive with such other rates. See "The Limited Partnership Agreement -- Management of Partnership Affairs" and "Risk Factors -- Dissolution of the Partnership; Cessation of Trading".

     The General Partner has sole discretion in determining what distributions (other than on redemptions of Units), if any, the Partnership will make to its partners. See "The Limited Partnership Agreement -- Sharing of Profits and Losses". The General Partner takes such actions as it deems necessary or appropriate at any time to admit new or substituted limited partners to the Partnership. See "The Limited Partnership Agreement -- Additional Partners" and "The Limited Partnership Agreement -- Restrictions on Transfer or Assignment".

     General Partner as a Fiduciary. Under New York law, the General Partner has a responsibility to the limited partners to exercise good faith and fairness in all dealings affecting the Partnership. The General Partner has fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership. The General Partner shall not permit the limited partners to contract away the fiduciary obligation owed to the limited partners by the General Partner under common law. The law of fiduciary duties is a developing and changing area of the law and limited partners who have questions concerning the responsibilities of the General Partner should consult their counsel. In the event that a limited partner believes the General Partner has violated its fiduciary responsibility to the limited partners, he may seek legal relief for himself or on behalf of the Partnership, if the General Partner has refused to bring the action, or if an effort to cause the General Partner to bring the action is not likely to succeed, or may have a right to bring a class action on behalf of all of the limited partners, under applicable laws, including partnership, commodities or securities laws, to recover damages from or require an accounting by the General Partner. Limited partners may also be afforded certain rights for reparations under the CEA for violations of the CEA by the General Partner. There can be no assurance, however, that adequate remedies will be available to the limited partners in the event that the General Partner fails to perform its fiduciary obligations to the Partnership. In addition, a limited partner may institute legal proceedings against the General Partner if it or a duly selected trading advisor engages in excessive trading. Limited partners should be aware that it would be difficult to establish that commodity trading has been excessive due to the broad trading authority given to the General Partner under the Limited Partnership Agreement and the Advisor under the Management Agreement, the scarcity of judicial decisions providing standards defining excessive trading, and the exculpatory provisions in the Limited Partnership Agreement.

     The Limited Partnership Agreement provides that the Partnership shall indemnify and hold harmless the General Partner or its affiliates, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, if the General Partner (or its affiliate) determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the Partnership, the General Partner (or its affiliate) was acting on behalf of or performing services for the Partnership and if such loss or liability was not the result of negligence or misconduct. The General Partner would be able to defend itself on that basis if it were involved in a lawsuit, as established in New York law. No indemnification of the General Partner or its affiliates is permitted for losses resulting from a violation of the Securities Act of 1933 or of any state securities law. In addition, indemnification of the General Partner and its affiliates in connection with any action against the General Partner may only be made if consistent with applicable provisions of the New York Revised Limited Partnership Act. The provisions of the Limited Partnership Agreement are consistent with New York standards of fiduciary duty.

     The Limited Partnership Agreement provides further that the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any partner (or assignee), it being expressly agreed therein that any such return of capital or profits made pursuant to the Limited Partnership Agreement shall be made from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

     The effect of the above provisions may be that an investor in the Units would have a more limited right of action than would be the case had such provisions not existed. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant and its controlling persons under which it has taken the position that whether such indemnification is consistent with the policies expressed in the CEA will be determined by the CFTC on a case-by-case basis.

     The limited partners may be afforded certain rights for reparations under the CEA. The CFTC has adopted rules implementing the reparations provisions of the CEA which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker, a futures commission merchant and its associated persons, a commodity trading advisor or a commodity pool operator. The General Partner is registered with the CFTC as a commodity pool operator and a commodity trading advisor; the Advisor is registered with the CFTC as a commodity trading advisor; and SB is registered with the CFTC as a futures commission merchant. In addition, the NFA has adopted certain arbitration rules which, in appropriate circumstances, might provide rights to limited partners. The General Partner, the Advisor and SB are members of the NFA.

                          THE COMMODITY BROKER/DEALER

     Smith Barney Inc., the Partnership's market-maker and commodity broker/dealer through which the Partnership executes its trades, is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, and other principal U.S. commodity exchanges. It is also registered with the SEC as a securities broker-dealer and with the CFTC as a futures commission merchant, and is a member of the NFA, the National Association of Securities Dealers, Inc. and major securities exchanges, including the New York Stock Exchange. SB has approximately 500 domestic and international offices and over 10,000 Financial Consultants. Its principal office is located at 390 Greenwich Street, New York, New York 10013; telephone (212) 816-6000.

     SB provides commodity brokerage and clearing services for both retail and professional participants in the commodity futures markets, including clearing services for other commodity pools and other members of the commodity exchanges of which it is a clearing member.

     BROKERAGE FEES. The Partnership has entered into a non-exclusive Customer Agreement (as described below) with SB pursuant to which SB executes trades on behalf of the Partnership. Pursuant to the Customer Agreement, the Partnership pays SB a monthly brokerage fee equal to 13/24 of 1% of month-end Net Assets (6.5% per year) in lieu of per transaction fees and regardless of how many or how few trades are executed during a month. This fee does not include exchange, floor brokerage, user, give-up, clearing and NFA fees which will be paid by the Partnership with respect to futures and options transactions. The Partnership shall seek the best price and services available in its commodity futures brokerage transactions. SB acts as principal on any spot and forward transactions entered into by the Partnership. Such transactions are entered into at prices quoted by SB which reflect a spread between the bid and ask (which spread includes anticipated profits and costs to SB as dealer), but does not include a mark-up. The spread charged on related party trades will be at or below market price. SB pays a portion of its brokerage fee to its Financial Consultants who are registered as associated persons of a futures commission merchant and who have sold Units in this offering so long as they are still employed by SB. Such Financial Consultants provide ongoing services to investors including (i) answering questions regarding daily net asset value and computations thereof, monthly statements, annual reports and tax information provided by the Partnership; (ii) providing assistance to investors in deciding whether and when to redeem their Units or purchase additional Units; and (iii) general servicing of accounts. Such Financial Consultants receive a portion of the fees attributable to Units for the sale of which they were responsible. For this purpose fees are deemed to be attributable to Units sold by a Financial Consultant in the proportion which the number of such Units bears to the number of all Units outstanding at any time. For example, if a Financial Consultant were responsible for the sale of 200 Units and there were 40,000 Units outstanding, .5% (200 divided by 40,000) of the aggregate amount available for such payments would be attributable to the Units sold by a Financial Consultant and the Financial Consultant would currently be credited with approximately 80% of the amount attributable to the Units sold by him.

     The brokerage fee charged to the Partnership may not equal the lowest rates which SB charges to any speculative account, including the accounts of its employees, and may not be as low as rates which might be charged by other commodity broker/dealers because different accounts require different levels of service and monitoring based upon the number of advisors and the volume and complexity of trading. In addition, pursuant to its Customer Agreement with SB, the Partnership will receive several administrative services, such as account reconcilement, payment of fees and expenses, crediting interest income and assistance with preparation of all regulatory filings and monthly reports. These types of services may not be provided to other speculative accounts of SB and may account for the possibly higher rates charged to the Partnership. Since the Customer Agreement is nonexclusive, and since the Partnership is not permitted to enter into an exclusive brokerage agreement, the Partnership would have the right to seek lower brokerage rates from other broker/dealers. The General Partner believes that the arrangements between SB and the Partnership are consistent with arrangements made between comparable commodity pools and other broker/dealers and are fair to the Partnership. Therefore, the General Partner does not intend to negotiate with any other broker/dealers for services to the Partnership nor does it intend to negotiate with SB to obtain a better rate. However, the General Partner will review, at least annually, the brokerage rates charged to other comparable commodity pools to the extent practicable, to determine that the brokerage rates being paid by the Partnership are competitive with such other rates. The General Partner will renegotiate the Customer Agreement if its fiduciary duties so require. In accordance with the Limited Partnership Agreement, limited partners owning more than 50% of the outstanding Units may terminate the Customer Agreement with SB (an affiliate of the General Partner) on sixty days' notice without penalty. See "Conflicts of Interest".

     CUSTOMER AGREEMENT. The Partnership has entered into a Customer Agreement with SB pursuant to which SB executes transactions for the Partnership's accounts in accordance with orders placed by the Advisor. In addition to specifying the services performed by SB, which include the execution of orders and the rendering of bookkeeping and clerical assistance to the Partnership and the General Partner, the Customer Agreement provides that SB will pay monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's trading account at SB during each month (i.e., the sum of the daily cash balances in such accounts divided by the total number of calendar days in that month) at a 30-day Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined.

     The Customer Agreement also provides that with respect to any action in which SB or its affiliates is a party (other than an action by or in the right of the Partnership), the Partnership shall indemnify and hold harmless such person, subject to receipt of an independent legal opinion regarding the applicable standard of

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

conduct, against any loss, liability, damage, cost, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, if the indemnified person acted in good faith and in a manner reasonably believed to be in the best interests of the Partnership, and if such actions did not involve negligence, misconduct, or a breach of fiduciary obligations. To the extent that the indemnified party has been successful in defense of any action, no independent legal opinion is needed.

     The Customer Agreement further provides that SB and the Partnership have the right to offset any unrealized gains and losses on the Partnership's open positions and to net any open orders for the purchase or sale of any property of the Partnership.

     LITIGATION. There have been no administrative, civil or criminal actions pending, on appeal or concluded against SB or any of its individual principals within the past five years that are material to a decision whether to invest in the Partnership, except as follows.

     Between May 1994 and the present, Salomon Brothers Inc ("SBI"), SB and The Robinson Humphrey Company, Inc. ("R-H"), all currently subsidiaries of Salomon Smith Barney Holdings Inc. ("SSBHI"), along with a number of other broker-dealers, were named as defendants in approximately 25 federal court lawsuits and two state court lawsuits, principally alleging that companies that make markets in securities traded on NASDAQ violated the federal antitrust laws by conspiring to maintain a minimum spread of $.25 between the bid and asked price for certain securities. The federal lawsuits and one state court case were consolidated for pre-trial purposes in the Southern District of New York in the fall of 1994 under the caption In re NASDAQ Market-Makers Antitrust Litigation, United States District Court, Southern District of New York No. 94-CIV-3996
(RWS); M.D.L. No. 1023. The other state court suit, Lawrence A. Abel v. Merrill Lynch & Co., Inc. et al.; Superior Court of San Diego, Case No. 677313, has been dismissed without prejudice in conjunction with a tolling agreement.

     In the consolidated action, the plaintiffs purport to represent a class of persons who bought one or more of what they currently estimate to be approximately 1,650 securities on NASDAQ between May 1, 1989 and May 27, 1994. They seek unspecified monetary damages, which would be trebled under the antitrust laws. The plaintiffs also seek injunctive relief, as well as attorney's fees and the costs of the action. (The state cases seek similar relief.) Plaintiffs in the consolidated action filed an amended consolidated complaint that defendants answered in December 1995. On November 26, 1996, the Court certified a class composed of retail purchasers. A motion to include institutional investors in the class and to add class representatives was granted. In December 1997, SBI, SB and R-H, along with several other broker-dealer defendants, executed a settlement agreement with the plaintiffs. This agreement has been preliminarily approved by the U.S. District Court for the Southern District of New York but is subject to final approval.

     On July 17, 1996, the Antitrust Division of the Department of Justice filed a complaint against a number of firms that act as market makers in NASDAQ stocks. The complaint basically alleged that a common understanding arose among NASDAQ market makers which worked to keep quote spreads in NASDAQ stocks artificially wide. Contemporaneous with the filing of the complaint, SBI, SB and other defendants entered into a stipulated settlement agreement, pursuant to which the defendants would agree not to engage in certain practices relating to the quoting of NASDAQ securities and would further agree to implement a program to ensure compliance with federal antitrust laws and with the terms of the settlement. In entering into the stipulated settlement, SBI and SB did not admit any liability. There are no fines, penalties, or other payments of monies in connection with the settlement. In April 1997, the U.S. District Court for the Southern District of New York approved the settlement. In May 1997, plaintiffs in the related civil action (who were permitted to intervene for limited purposes) appealed the district court's approval of the settlement. The appeal is pending.

     The Securities and Exchange Commission ("SEC") is also conducting a review of the NASDAQ marketplace, during which it has subpoenaed documents and taken the testimony of various individuals including SBI and SB personnel. In July 1996, the SEC reached a settlement with the National Association of

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

Securities Dealers and issued a report detailing certain conclusions with respect to the NASD and the NASDAQ market.

     In December 1996, a complaint seeking unspecified monetary damages was filed by Orange County, California against numerous brokerage firms, including SB, in the U.S. Bankruptcy Court for the Central District of California. Plaintiff alleged, among other things, that the defendants recommended and sold to plaintiff unsuitable securities. The case (County of Orange et al. v. Bear Stearns & Co. Inc. et al.) has been stayed by agreement of the parties.

     In the course of its business, SB, as a major futures commission merchant and broker-dealer is a party to various claims and routine regulatory investigations and proceedings which the General Partner believes do not have a material effect on the business of SB.

                               INCOME TAX ASPECTS

     The General Partner has been advised by its counsel, Willkie Farr & Gallagher, that, in its opinion, the following summary describes the material federal income tax consequences to a United States taxpayer who invests in the Partnership, subject to the uncertainties referred to herein. The legal opinions appearing in this section are the legal opinions of Willkie Farr & Gallagher. The following summary is based upon the Code, and rules, regulations and existing interpretations relating thereto, any of which could be changed at any time. A complete discussion of all federal, state and local tax aspects of an investment in the Partnership is beyond the scope of the following summary, and prospective investors should consult their own tax advisers particularly as respects the effect of their own individual tax characteristics.

CLASSIFICATION AS A PARTNERSHIP

     Treasury Regulations (the "check-the-box regulations") that were adopted in 1996 permit the Partnership to elect treatment as a partnership for federal income tax purposes. Even if the Partnership does not affirmatively elect treatment as a partnership, the check-the-box regulations provide that the Partnership will be classified as a partnership for federal tax purposes so long as it has two or more members.

     Pursuant to Code Section 7704, "publicly traded partnerships" are taxed as corporations. If the Partnership were treated as an association taxable as a corporation for federal income tax purposes, the income of the Partnership would be taxed to the Partnership at corporate rates, no Partnership losses could be used by the Partners to offset their own income and all or a portion of any distribution by the Partnership to the partners would be taxed to them as dividends to the extent of the current and accumulated earnings and profits of the Partnership. See "Application of 'Publicly Traded Partnership' Rules to the Partnership". The discussion which follows assumes that the Partnership will be treated as a partnership for federal income tax purposes.

IN GENERAL

     The Partnership will pay no federal income tax. Rather in the opinion of Willkie Farr & Gallagher, each limited partner will report on his federal income tax return his distributive share of the Partnership's income, gains, losses, deductions, credits and other items for the Partnership's taxable year ending with or within the partner's taxable year. A limited partner's distributive share of such items for federal income tax purposes will be determined under the Limited Partnership Agreement generally on a pro rata basis in accordance with his capital account. A limited partner must report (and pay taxes on) his share of partnership income for a particular taxable year whether or not any cash is actually distributed to him for that year.

                 SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES
                FOR UNITED STATES TAXPAYERS WHO ARE INDIVIDUALS

     The following discussion applies only to limited partners who are citizens or residents of the United States for federal income tax purposes, and who are taxed as individuals. Corporate limited partners should consult
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

their own tax counsel as to the federal, state and local tax aspects of an investment in the Partnership and, in particular, should consider the discussion of the New York State corporate franchise tax under "State, Local and Other Taxes" below.

ALLOCATION OF TAX ITEMS

     Limited partners will be allocated their proportionate share of the taxable income or losses realized by the Partnership during the period of the Partnership's taxable year that Units were owned by them. For this purpose, transfers or assignments of Units will be effective only as of the first day of the month after the month in which the General Partner consents to such transfer or assignment. The allocation of taxable income for Federal income tax purposes by the Partnership may differ from the way in which the benefits of the income have been allocated among the Partners for financial purposes as a consequence of new Limited Partners joining the Partnership and existing Partners adding capital to, or withdrawing capital from, the Partnership during a taxable year of the Partnership. For example, a partner may redeem Units at a time at which the Partnership has realized gains which are offset by unrealized losses. The unrealized losses will reduce the amount paid to the partner on redemption but, when later realized, may not be allocated for tax purposes to the redeemed partner. Alternatively, if a partner redeems Units when there are net unrealized gains, the redeemed partner will be paid for his share of such gain, but when they are later realized any resulting tax liability may have to be borne by the remaining partners.

     Unrealized gains/losses on many commodity interests held by the Partnership at the end of its taxable year must be included in income under the "mark-to-market" rule described below. For federal income tax purposes, these gains/losses will be allocated to partners in proportion to their respective capital accounts. The General Partner will determine each Partner's share of the Partnership's gain or loss for tax purposes by marking to market the Partnership's investments as of the end of each month of the taxable year and by allocating the resulting gain or loss to those Partners who were Partners of the Partnership during the month to which such gain or loss relates. Some ambiguity exists under current law regarding the application of the mark-to-market rules to Partners who redeem or transfer their interests other than at the end of the Partnership's taxable year. Mark-to-market gains and losses might be allocated only to those Partners holding interests in the Partnership at the end of the Partnership's year and the Partnership may not be entitled to a basis adjustment with respect to gains and losses on "Section 1256 contracts" (defined below in "Commodity Provisions") regardless of whether the gains or losses may be allocated monthly.

LIMITATIONS ON DEDUCTIONS

     (1) Basis: A partner may not deduct Partnership losses to the extent they exceed his basis in the Partnership as of the time he seeks to take that deduction. A limited partner's initial tax basis for his interest in the Partnership will be the amount of money he contributes to the Partnership. This initial basis will be increased by the Partnership's income previously allocated to him for tax purposes and by additional contributions and will be reduced by the Partnership's losses previously allocated to him for tax purposes, and by any distributions previously made to him by the Partnership. Losses denied under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and all other applicable limitations.

     (2) At Risk: Similarly, a partner may not deduct Partnership losses for tax purposes for a particular taxable year to the extent they exceed the amount he has "at risk" for his interest in the Partnership at the end of that year. At the end of a taxable year, a limited partner will be "at risk" for tax purposes to the extent of the total of all money he has contributed to the Partnership (except to the extent that the money contributed has been borrowed by the limited partner either without recourse to the limited partner or from a person with an interest in the Partnership or a person related to such a person), plus his share of Partnership income for tax purposes previously allocated to him, reduced by the amount of the Partnership's losses previously allocated to him and reduced by the amount of any prior distributions to him. Losses denied under this limitation are suspended and may be carried forward and deducted in subsequent taxable years, subject to this and all other applicable limitations.

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

     (3) Capital Losses: An allocable share of the Partnership's capital losses may be used to offset short-term or long-term capital gains realized by a partner, plus (for taxpayers other than corporations) up to $3,000 ($1,500 in the case of a married individual filing a separate return) a year of ordinary income. Generally, noncorporate taxpayers may carry forward, but may not carry back, unused net capital losses. A noncorporate taxpayer may elect, however, to carry unused net capital losses from trading in Section 1256 contracts back to each of the three preceding years to the extent of the capital gain net income for such preceding year from trading in Section 1256 contracts (or of overall capital gain net income for the year, if less).

     (4) Passive Activity: The Partnership's income will not be treated as a "passive activity" for purposes of the limitation on the deduction of passive activity losses.

     (5) Miscellaneous Itemized Deductions: If the Partnership is treated as engaged merely in an investment activity (and not in a trade or business), a limited partner taxed as an individual would be allowed a deduction for his share of general partnership expenses (which could include management fees, incentive fees and legal and audit expenses but not commodity trading expenses) only to the extent that the total of all of his investment and other miscellaneous expenses exceeds 2% of his adjusted gross income. Whether the Partnership will be engaged in a trade or business or in an investment activity will depend on the extent and nature of the Partnership's trading activity in any taxable year and could vary from year to year. However, based on the contemplated extent of trading of the Partnership, the General Partner has been advised by its legal counsel that the Partnership's activities should be classified as a trade or business, rather than as an investment activity. It is often difficult to distinguish among investment, trading and dealership activities, and it is possible that the Service could conclude, based on its independent examination of the facts regarding the Partnership's operations, that the Partnership's transactions constitute dealer transactions or investing in securities. Such determinations on the part of the Service may significantly alter the tax consequences of a limited partner's investment in the Partnership as described herein.

     Section 68 of the Code further limits an individual partner's ability to deduct certain itemized deductions that otherwise are deductible against taxable income. Specifically, for regular income tax purposes (but not for alternative minimum tax purposes), the amount of itemized deductions that non-corporate partners (other than estates and trusts) having adjusted gross income in excess of a "threshold" amount (as defined below) will be allowed to deduct is reduced by an amount equal to the lesser of (i) 3% of such partner's adjusted gross income or (ii) 80% of the amount of the otherwise allowable itemized deductions for the taxable year. The "threshold" amount for 1998 is $124,500 ($62,250 for married persons filing separately). For purposes of Section 68, itemized deductions are determined after application of the other loss disallowance rules of the Code and do not include any deductions for medical expenses, investment interest expense or for certain losses under Section 165(a) of the Code.

     (6) Syndication Fees: Neither the Partnership nor any partner will be entitled to any deduction for syndication expenses, that is, amounts paid or incurred in connection with issuing and marketing the Units. There is a risk that some portion of the brokerage fees to be paid to SB would be treated as a nondeductible payment by the Partnership of syndication expenses.

     (7) Investment Interest: A noncorporate taxpayer may deduct the total of all his interest expense incurred or continued to purchase or carry "property held for investment" only to the extent of his net "investment income" from all such property he holds. A Unit of the Partnership should be considered "property held for investment", and the interest expense incurred by a limited partner to purchase or carry a Unit and such limited partner's distributive share of Partnership investment interest expense should generally be subject to this limitation.

     The deduction of investment interest that is disallowed under these rules is not lost permanently but may be claimed as an investment interest deduction in succeeding taxable years subject to the limitation. A limited partner's net investment income will not include that portion of investment income derived from long-term capital gains unless the partner elects to treat such gains as short-term gains.

     Under the Code, a taxpayer may not deduct interest on indebtedness incurred or continued to purchase or carry obligations, the interest on which is exempt from tax. In the case of a limited partner owning tax-exempt

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

obligations, the Service might take the position that the limited partner's allocable portion of any interest expense of the Partnership should be viewed in whole or in part as incurred to enable the limited partner to purchase or carry the tax-exempt obligations and that the deduction of any interest by the limited partner should be denied in whole or in part.

CAPITAL GAIN

     The trading activities of the Partnership will, as a general rule, generate capital gain and loss, and ordinary income. Partnership transactions would result in ordinary income if the Partnership were considered to hold property for sale to customers in the ordinary course of a trade or business. The Partnership does not expect to hold its commodity interests for sale to customers, and in particular does not expect to effect transactions in physical commodities (other than spot and forward currency transactions), on a regular basis. Certain foreign currency transactions could result in ordinary income as discussed below.

     The Taxpayer Relief Act of 1997 made certain changes to the Code with respect to taxation of long-term capital gains earned by taxpayers other than a corporation. In general, for sales made after May 6, 1997, the maximum tax rate for individual taxpayers on net long-term capital gains is lowered to 20% for most assets. This 20% rate applies to sales on or after July 29, 1997 only if the asset was held for more than 18 months at the time of disposition. Capital gains on the disposition of assets on or after July 29, 1997 held for more than one year and up to 18 months at the time of disposition will be taxed as "mid-term gain" at a maximum rate of 28%. A rate of 18% instead of 20% will apply after December 31, 2000 for assets held for more than five years. However, the 18% rate applies only to assets acquired after December 31, 2000 unless the taxpayer elects to treat an asset held prior to such date as sold for fair market value on January 1, 2001. In the case of individuals whose ordinary income is taxed at a 15% rate, the 20% rate is reduced to 10% and the 10% rate for assets held for more than five years is reduced to eight percent. The 60% portion of gain of Section 1256 contracts that is treated as long-term capital gains is eligible for the reduced rates for gains on assets held more than 18 months.

INTEREST INCOME

     SB will pay interest on a portion of the average daily cash equity in the brokerage account. Interest paid to the Partnership will be taxable currently to the limited partners as ordinary income. In addition, any interest earned by an investor on any subscription amounts that may be held in escrow will also be taxable as ordinary income to him and should be reported in accordance with his regular method of accounting.

COMMODITY PROVISIONS

     The Partnership will engage in speculative trading in commodities, commodity options and commodity futures contracts on all major United States and certain foreign commodity exchanges and will trade in forward contracts in foreign currencies. The Advisors may from time to time employ trading strategies such as spreads or straddles on behalf of the Partnership. Special tax rules generally apply to transactions in commodity interests.

     (1) Mark-to-Market: Under the Code, all positions in Section 1256 contracts held by the Partnership at the end of its taxable year will be marked to their market value, and any unrealized gain or loss on those positions will be included in the income of the partners as if each position had been sold for its fair market value on the last day of the Partnership's taxable year. (If, however, the taxable year of the Partnership is different from the taxable year of a partner, the operation of the mark-to-market rule is unclear, and the treatment described herein may be challenged by the Service.) The General Partner will mark to market the Partnership's investments as of the end of each month of the taxable year. Section 1256 contracts generally include (i) regulated futures contracts ("RFCs"), which are futures contracts traded on regulated United States (and certain foreign) exchanges (including cash settlement contracts such as Eurodollar or stock index contracts), (ii) most foreign currency forward contracts traded in the interbank market (hereinafter "interbank contracts"), and (iii) domestic (and certain foreign) exchange-traded options on commodities, including options on RFCs, debt securities and stock indices. Accordingly, it is expected that the mark-to-market rule will apply to many of the Partnership's transactions in commodity interests. However, the mark-
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

to-market rules will not apply to the Partnership's positions in futures contracts on most foreign exchanges and in foreign currency forward contracts not in the interbank market, unless the Partnership elects such treatment under the provisions of Code Section 988, as discussed below. If the Partnership does not make that election, a partner may elect to have the partner's share of foreign currency gain or loss on certain of the Partnership's Section 1256 contracts treated as ordinary income or loss, as described below.

     After positions in Section 1256 contracts held by the Partnership at the end of its taxable year are marked to market, the resulting gain or loss will be combined with any gain or loss realized by the Partnership from positions in
Section 1256 contracts closed during that year. Provided such positions were held as capital assets and were not part of a "hedging transaction", nor part of a "straddle" (see below), 60% of the resulting net gain or loss will be treated as a long-term capital gain or loss and 40% of such net gain or loss will be treated as a short-term gain or loss, regardless of the period of time particular positions were actually held by the Partnership. (However, gain or loss from positions treated as Section 1256 contracts under the Code Section 988 election provisions, if elected by the Partnership, would be treated entirely as short-term capital gain or loss.)

     (2) Straddles: If the Partnership incurs a loss upon the disposition of any position which is part of a "straddle" (i.e., two or more offsetting positions), recognition of that loss for tax purposes will be deferred until the Partnership recognizes the gain in the offsetting position of the straddle. This rule would apply to all of the positions in a straddle which includes one or more Section 1256 contracts but which does not consist entirely of Section 1256 contracts (a "mixed straddle"), but not to a straddle all of the positions of which are Section 1256 contracts. (Depending upon whether the Partnership makes certain elections, the Section 1256 contract components of a mixed straddle may be treated as not subject to the mark-to-market rules.) This provision would also apply to the Partnership's positions in futures contracts on most foreign exchanges and in forward contracts on foreign currency (other than interbank contracts), which could result in the deferral of deductions for losses resulting from the disposition of such positions or from the disposition of
Section 1256 contracts which offset those positions. The Partnership can specifically identify particular positions as being components of a straddle, in which case a realized loss would be allowable only upon the liquidation of all of the components of the identified straddle. The Partnership's trading strategies may include the use of spreads or straddles, with or without making such identifications.

     Interest and other carrying charges allocable to positions which are part of a straddle must be capitalized, rather than deducted currently.

     (3) Wash and Short Sale Rules: The "short sale" rules may apply to positions held by the Partnership so that what might otherwise be characterized as long-term capital gain would be characterized as short-term capital gain or potential short-term capital loss as long-term capital loss. Furthermore, "wash sale" rules, which prevent the recognition of a loss from the sale of a security where a substantially identical security is (or has been) acquired within a prescribed time period, also apply where certain offsetting positions (other than identified straddle positions) are entered into within the prescribed period.

     (4) Section 988: Currency gain or loss from transactions in (i) bank forward contracts not traded in the interbank market and (ii) currency futures contracts traded on a foreign exchange may be treated as ordinary income or loss under Code Section 988. The Partnership may elect, in effect, to recognize gain or loss from instruments described in clauses (i) and (ii) of the preceding sentence under the mark-to-market rules of Code Section 1256. Pursuant to that election, gain or loss from such positions would be treated entirely as short-term capital gain or loss. The Partnership has made the election necessary to gain such treatment.

     (5) Partner-Partnership Positions: It is unclear to what extent the loss deferral, short sale, capitalization and wash sale rules would apply to straddles consisting of Partnership transactions and transactions by a partner in his individual capacity. Each prospective limited partner should review the application of these rules to his own particular tax situation, with special regard to the potential interaction between Partnership operations and commodities transactions entered into by the prospective limited partner in his individual capacity.

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APPLICATION OF 'PUBLICLY TRADED PARTNERSHIP' RULES TO THE PARTNERSHIP

     Under Code Section 7704, certain publicly traded partnerships are treated as corporations for federal income tax purposes. Publicly traded partnerships, as defined in Code Section 7704(b), are partnerships the interests in which are traded on an established securities market or are readily tradeable on a secondary market (or the substantial equivalent thereof).

     Even if a partnership is considered to be publicly traded, Code Section 7704(c) provides that such a partnership will not be treated as a corporation for federal income tax purposes if, as to each taxable year of its existence,
(i) with certain exceptions to be prescribed by forthcoming Treasury Regulations, the partnership is not required to register under the 1940 Act, and
(ii) at least 90% of its gross income is "qualifying income," such as interest, dividends, gains from the disposition of stock or securities, and, in the case of a partnership that has as a principal activity the buying and selling of commodities and commodity instruments, income and gains from such commodities transactions.

     On the basis of its examination of the Partnership's objectives and trading policies as described herein, Willkie Farr & Gallagher has concluded that at least 90% of the annual gross income of the Partnership will consist of qualifying income, as defined above. Based on that conclusion, the Partnership could be expected to satisfy the gross income requirement in each of its taxable years, beginning with the current taxable year. Further, Willkie Farr & Gallagher has concluded that, so long as the Partnership is engaged primarily in commodity trading, it will not be required to register under the 1940 Act. Therefore, the Partnership does not expect to be taxed as a corporation under Code Section 7704 even if it were to be viewed as publicly traded.

     Should the aforementioned facts, assumptions and representations fail to be accurate for any reason, the IRS may take the position that the Partnership should be treated as an association taxable as a corporation for federal income tax purposes. The continued treatment of the Partnership as a partnership also is dependent upon existing Code provisions, regulations promulgated thereunder and administrative interpretations thereof, all of which are subject to change. Therefore, no assurances can be given that the Partnership's classification for federal income tax purposes may not be changed during the term of its existence.

PARTNERSHIP AUDIT PROCEDURES

     The Partnership's federal income tax information return may be audited. While partners have certain rights to participate in a partnership audit, some of these rights are not available to partners owning less than a 1% profit interest in a partnership with more than 100 partners. Accordingly, a limited partner may not be able to participate in an audit of the Partnership's information return, but could nevertheless be bound by a settlement reached in that audit unless he has filed a timely pre-settlement notice with the Service stating that he will not be bound by the settlement. An audit of the Partnership's returns may result in an audit of a limited partner's tax return and lead to adjustments of income and loss unrelated to an investment in the Partnership.

REDEMPTION OF UNITS

     To the extent of his tax basis in his Units, cash distributed to a limited partner by the Partnership upon redemption of Units will constitute a return of capital that will not be reportable as taxable income, but will reduce his tax basis in his Units. To the extent that cash distributions exceed a limited partner's tax basis in his Units, an event which should only arise upon redemption, such distributions will be taxable to him as gain from the sale or exchange of the Units. Upon complete redemption of all of a limited partner's Units, the limited partner may recognize loss to the extent of any unrecovered basis in the redeemed Units. If the limited partner is not a "dealer" with respect to the Units and has held his Units for more than one year, any gain or loss on their redemption will be long-term capital gain or loss.

BROKER REPORTING AND BACKUP WITHHOLDING

     The subscription documents require each prospective investor in the Partnership to furnish the investor's "taxpayer identification number." If the number furnished is not correct, the investor may be subject to

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

penalties imposed by the Service and payments to the investor in redemption of Units (and, possibly, other Partnership distributions) may become subject to 31% backup withholding.

     The Partnership is not required to treat either its commodities transactions or redemptions of Units as requiring separate reporting to investors under Code Section 6045, since the information required to be furnished by that section is identical to that furnished to each investor on Schedule K-1 of Form 1065. The same information will be furnished to the Service on Form 1065. Accordingly, investors will not receive separate Forms 1099-B with respect to such transactions.

ALTERNATIVE MINIMUM TAX

     The alternative minimum tax for individuals is imposed on "alternative minimum taxable income" ("AMTI") in excess of an exemption amount of $33,750 ($45,000 for married individuals filing a joint return and $22,500 for married individuals filing separate returns). A 26% rate applies to the first $175,000 of a taxpayer's AMTI in excess of the exemption amount, and a 28% rate applies to AMTI more than $175,000 above the exemption amount. The exemption amount is phased out at a rate of 25 cents on the dollar for AMTI in excess of $112,500 ($150,000 for married individuals filing a joint return and $75,000 for married individuals filing separate returns). AMTI consists of taxable income determined with certain adjustments and increased by the amount of items of tax preference. AMTI may not be offset by certain interest deductions, including (in certain circumstances) interest incurred to purchase or carry Units in the Partnership. Corporations are also subject to an alternative minimum tax.

                   TAX CONSEQUENCES FOR EXEMPT ORGANIZATIONS

     The following is a brief summary of the federal income tax consequences to entities otherwise exempt from such tax (such as employee benefit plans, individual retirement plans, individual retirement accounts and charitable organizations) ("Exempt Organizations").

     In general, an investment in the Partnership is not expected to result in significant amounts of "unrelated business income." If, however, any portion of an Exempt Organization's allocable share of Partnership income is treated as "unrelated business taxable income", the Exempt Organization will be liable for a tax on that amount (plus all other unrelated business taxable income for the taxable year), minus applicable modifications and deductions, at the rates applicable to corporations.

     Unrelated business income includes certain income derived from "debt-financed property." Such "debt-financed property" generally will include securities purchased on margin. However, the Service has stated in private rulings that margin accounts maintained with respect to certain commodities trading do not create indebtedness and therefore such commodities traded on margin do not constitute "debt-financed property." However, there is no published authority for this view, private rulings have no value as precedent and the Partnership will not seek a ruling from the Service on this issue. Therefore, there is a risk that the Partnership's income could be viewed as generated from debt-financed property and would therefore constitute unrelated business income.

     If the Partnership were to purchase physical commodities with borrowed funds (whether upon delivery under a futures or forward contract or otherwise) and to sell those commodities at a gain, such gain would likely constitute unrelated business income. The Partnership is entitled to engage in such leveraged purchases of physical commodities. See "Trading Policies."

                          STATE, LOCAL AND OTHER TAXES

     In addition to federal income taxes, limited partners may be subject to other taxes, such as state or local income taxes, and estate, inheritance or intangible property taxes which may be imposed by various jurisdictions. A non-New York corporate limited partner that is not otherwise subject to New York State taxation may become subject to the New York State Corporate Franchise Tax. The current minimum New York State corporate franchise tax ranges between $1,500 and $325, based on gross payroll, and the tax liability could be greater depending on the application of alternate statutory formulas for determining the amount of the corporate partner's net income that is allocable to New York State. In general, such non-New York State corporate limited partners will be subject to the Franchise Tax on their income allocable to New York unless (1) at least 90% of the Partnership's gross income is from dividends, interest, securities loans and gains from the sale of stock or securities or foreign currencies, or other income derived with respect to the Partnership's investments in stock, securities or currencies, and/or from income and gains from commodities (which are not described in Code Section 1221(1) but are of a kind customarily dealt in on an organized commodity exchange) or from futures, forwards and options with respect to such commodities, or (2) such partner's partnership interest is less than 1% or the tax basis in the interest does not exceed $1,000,000. While the Partnership expects to satisfy the 90% income test described above, no assurance can be given as to whether an investment in the Partnership will create a Franchise Tax liability. Non-New York corporate limited partners that are subject to New York taxes solely as a result of their investment in the Partnership may make an irrevocable election to be subject to New York taxes only on their share of Partnership income allocable to New York.

     The Partnership expects to take the position that it trades for its own account and is exempt from the New York City Unincorporated Business Tax. Non-New York City corporate limited partners are subject to the New York City General Corporate Tax on income allocable to the City. The current minimum General Corporate Tax is $300, although the actual tax liability could be greater depending on how the corporate partner's income is allocated to New York City.

     Each prospective limited partner should consult his own tax counsel with regard to state, local and other taxes.

                SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX
                      CONSEQUENCES FOR NON-U.S. TAXPAYERS

     A non-resident alien individual, foreign corporation or foreign partnership not otherwise engaged in a United States trade or business or acting as a dealer in commodities will not be deemed to be engaged in a United States trade or business by virtue of an investment as a limited partner in the Partnership. Capital gains earned by the Partnership and allocated to such a foreign limited partner will, as a general rule, not be subject to United States federal income taxation or withholding, but may be subject to taxation by the jurisdiction in which such foreign limited partner is resident, organized or operating. Interest income earned by the Partnership on its margin account with SB and interest earned by limited partners on escrow deposits will, as a general rule, likewise not be subject to the United States federal income tax or withholding, but may be subject to tax in other jurisdictions to which such foreign limited partner is connected. Prospective foreign limited partners who are engaged in a United States trade or business or who act as dealers in commodities may be subject to United States income tax and should consult their tax advisors before investing in the Partnership.

                     BASIS OF SUMMARY OF INCOME TAX ASPECTS

     Except as otherwise set forth, the foregoing statements regarding the federal income tax consequences to Limited Partners of an investment in the Partnership are based upon the provisions of the Code as currently in effect and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes (other than those discussed above) will not occur that would make the foregoing statements incorrect or incomplete. Further, the foregoing discussion is not intended as a substitute for careful tax planning, particularly since certain of the income tax consequences of an investment in the Partnership may not be the same for all taxpayers. Accordingly, prospective investors in the Partnership are urged to consult their tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local and municipal laws before subscribing for Units.

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

                                USE OF PROCEEDS

     Subscription amounts will be held in escrow at European American Bank, New York, New York, until they are transferred to SB specifically for facilitating the transfers described herein. Subscription proceeds resulting from SB's market-making activities will be offset by an equal amount of transfer proceeds paid by SB to transferring investors. No new Units will be sold as a result of this offering. Proceeds from the sale of Units made pursuant to this Prospectus will not increase the number of Units outstanding nor the size of the Partnership. If a subscription is accepted by the General Partner, such subscription will purchase Units and fractional Units (rounded to four decimal places) equivalent to transfers by investors in the Partnership. Offering expenses will be paid as incurred by the Partnership. In no event will such expenses exceed 15% of all limited partners' aggregate subscriptions. Escrow charges consist of the following: (i) a $2,500 fee per escrow account, (ii) all maintenance fees incurred in the cost of operating the bank money market account, (iii) a wire charge of $5.00-$22.00 and (iv) miscellaneous distributions and subscription charges.

     All of the Partnership's assets are maintained in the Partnership's commodity trading accounts at SB and will be used for trading in commodity futures contracts, forward contracts and other commodity interests in accordance with the trading techniques and policies described under the captions "Trading Policies" and "The Advisor." See also "Risk Factors -- Commodity Trading Risks." All of the assets of the Partnership are maintained in cash and segregated as customer funds under the CEA, except that margin with respect to certain non-U.S. futures and options transactions are maintained in separate secured amount accounts at U.S. banks not affiliated with the General Partner as required by CFTC regulations. The General Partner estimates that approximately 80-95% of the Partnership's assets will be segregated as customer funds. The Partnership's funds held in connection with contracts on U.S. contract markets that are priced and settled in a foreign currency may be held in accounts denominated in a foreign currency with a depository located outside the United States or its territories, although it currently does not intend to do so. See "Risk Factors." SB will deposit the assets of the Partnership (other than margin for non-U.S. futures and options) in segregated bank accounts as required by the CFTC. The banks will not pay interest on such accounts. However, SB will pay monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's account at SB during each month (i.e., the sum of the daily cash balances in such accounts divided by the total number of calendar days in that month) at a 30-day Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined. The Partnership will make no loans. The assets of the Partnership will not be commingled with the assets of any other entity, nor used as margin for any other account. Deposit of assets with a commodity broker as margin shall not constitute commingling. The Partnership estimates that its margin-to-equity ratio will generally be in the range of 10% to 40%.

                              PLAN OF DISTRIBUTION

     SB intends to make a market in the Units (to the extent that investors in the Partnership desire to redeem/transfer Units) by matching redemption/transfer requests with subscriptions for the Partnership's Units which were previously issued. SB is not obligated to conduct market-making activities and any such activities may be discontinued at any time without notice, at the sole discretion of SB. No assurance can be given as to the liquidity of, or the trading market for, the Units as a result of any market-making activities undertaken by SB. This Prospectus is to be used by SB in connection with offers and sales of the Units and fractional Units (rounded to four decimal places) in market-making transactions at the prevailing Net Asset Value per Unit as of the last business day of the month ending at least 5 days after a subscription is accepted. Subscriptions will be accepted only to the extent that they can be matched with Units for which redemption/ transfer requests have been received by the General Partner. All subscriptions accepted by the General Partner will be held in the escrow account until the first day of the month beginning at least 6 days after receipt of the subscription on which day subscription funds will be transferred to SB for further payment to transferring investors and the General Partner will cause the Partnership's records to reflect the change in ownership of the Units from the transferring investor to the subscribing investor. Sales of Units made by SB as

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

a market-maker will not increase the number of Units outstanding in the Partnership nor the size of the Partnership.

     The Units are offered on a limited basis by SB, pursuant to a Market-Making Agreement between the Partnership and SB. SB will facilitate the transfer of ownership of currently outstanding Units from investors wishing to redeem/transfer their Units to subscribing investors assuming approval by the General Partner of new subscriptions. See "Risk Factors -- No Assurance That Units Will Be Available". The Partnership will pay no selling commissions to SB or any such members. The General Partner is an affiliate of SB. SB will receive brokerage fees from the Partnership in its capacity as commodity broker/dealer for the Partnership. Such fees may be deemed to be underwriting compensation. SB will pay a portion of its brokerage fees to its Financial Consultants who sell Units in the offering. Any additional firm (other than a foreign broker who offers solely to non-U.S. clients) selected by SB that receives continuing compensation in the form of a portion of the commodity brokerage fees paid by the Partnership will be registered with the NFA as a futures commission merchant or an introducing broker. Further, any associated person of SB or such other firm who receives continuing compensation in the form of a portion of the commodity brokerage fees paid by the Partnership will be registered with the NFA as an associated person of a futures commission merchant or an introducing broker (qualified as an associated person by having taken the Series 3 or 31 Commodities Exam or having been "grandfathered" as an associated person qualified to do commodity brokerage). In connection with the sale of Units, SB may implement sales incentive and promotional programs for its Financial Consultants who sell Units. Such programs may offer Financial Consultants bonus compensation and/or gift items based on sales of Units. No such programs will be offered to Financial Consultants unaffiliated with SB. SB will submit any proposed sales incentive program to the NASD for approval prior to its implementation. Additionally, SB will be reimbursed approximately $120,000 in connection with travel expenses for its employees and approximately $30,000 for expenses relating to sales seminars for SB personnel. In no event will the total compensation paid to SB, its employees and any participating member firms in connection with the distribution of Units exceed 10% of the proceeds of the offering. (For this purpose, "total compensation" does not include brokerage fees.)

     The General Partner may reject any subscription for any reason within a reasonable time. A subscriber may revoke his subscription if SB determines not to conduct market-making activities as of the end of a month. Subscription amounts that are not used to purchase Units (because of fluctuations in Net Asset Value per Unit between the date the subscription is accepted and the effective date of purchase) will be returned to subscribers together with any interest earned in escrow.

                            INVESTMENT REQUIREMENTS

     The minimum initial investment in Units is $5,000 except that investments by employee-benefit plans may be made for a minimum of $2,000 (subject to higher minimums in certain states). See Exhibit C hereto and "ERISA Considerations". Investors who are already limited partners may purchase additional Units with a minimum of $1,000 (except in Maine, where the minimum additional subscription will be $5,000).

     Each investor must represent and warrant in the Subscription Agreement attached hereto as Exhibit B that he either has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) a net worth of at least $45,000 and an annual income of $45,000. Certain states have higher suitability requirements which are set forth in Exhibit C to this Prospectus.

     BY EXECUTING THE SUBSCRIPTION AGREEMENT, INVESTORS ARE NOT WAIVING ANY RIGHTS THEY MAY HAVE UNDER THE SECURITIES ACT OF 1933.

     Each investor, by executing and returning the Subscription Agreement, represents and warrants that (1) he has received a copy of the Prospectus as appropriately supplemented; (2) he meets all applicable suitability standards as set forth in the Prospectus as appropriately supplemented; (3) he consents to the execution and delivery of a Customer Agreement between SB and the Partnership and to the payment to SB of fees as described in the Prospectus; and, (4) if he is not a citizen or resident of the United States for federal

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

income tax purposes, that he is not a dealer in commodities and he agrees to pay or reimburse the General Partner or SB for any taxes imposed as a result of his status as a limited partner.

     All of the representations and warranties are primarily intended to assure and confirm that the investor is fully aware of and understands the elements of the Partnership's structure and operation prior to making his investment. In addition, they are intended to enable the Partnership, the General Partner and SB to comply with certain requirements under the Commodity Exchange Act and various state securities laws.

     In addition, each of representations (1) through (3) above is intended to foreclose to the investor the possibility of alleging the opposite of such representation and warranty in litigation by the investor against the General Partner, the Partnership or SB. The General Partner, the Partnership and SB would rely on such representations and warranties to respond to arguments made to the contrary in the event of such litigation.

     Representation (4) is intended to require a non-U.S. investor subject to that representation to be responsible for any taxes imposed as a result of that investor's status as a limited partner and enable the Partnership and General Partner to comply with federal tax laws. Each investor must also be either a citizen or a resident of the United States for U.S. tax purposes or must agree to reimburse SB or the Partnership for any taxes, including but not limited to withholding tax, incurred in connection with the investor's interest in the Partnership. See "Income Tax Aspects -- Summary of United States Federal Income Tax Consequences for non-U.S. Taxpayers."

     The General Partner may reject a subscription for any reason within a reasonable time (within four business days of receipt of payment by the General Partner).

     POTENTIAL INVESTORS SHOULD CONSIDER THE UNITS AS A LONG-TERM (AT LEAST TWO
YEAR) INVESTMENT TO PERMIT THE TRADING METHODS TO BE EMPLOYED IN MANAGING THE PARTNERSHIP'S INVESTMENTS TO FUNCTION OVER A SIGNIFICANT PERIOD OF TIME. SEE "RISK FACTORS -- COMMODITY TRADING IS SPECULATIVE", "RISK FACTORS -- TRADING STRATEGIES" AND "THE ADVISOR -- TRADING STRATEGIES".

                             SUBSCRIPTION PROCEDURE

     In order to purchase Units, an investor must complete and execute a copy of the Subscription Agreement attached hereto as Exhibit B and deliver and/or mail the Subscription Agreement to any branch office of SB.

     Payment for subscriptions may be made by the subscriber authorizing his Financial Consultant to debit his SB account for a minimum of $5,000 (or for a minimum of $2,000 for subscriptions made by employee-benefit plans). $5,000 will purchase a number of Units determined by their Net Asset Value as of the effective date of the purchase (the first day of the month beginning at least 6 days after receipt and acceptance of the subscription). SB may determine not to offer Units during any particular month. The number of Units available for purchase will be determined each month based on redemption/transfer requests received by the General Partner 10 days or more before month-end. Subscribers who authorize SB to debit their securities account must have their subscription payment in their account on the specified settlement date and such account will be debited on or before the effective date of the purchase following notification to the subscriber of the acceptance of the subscription. That notification will occur within a reasonable time.

     Subscription amounts that are not used to purchase Units in the month of the subscription will be returned to subscribers together with any interest earned in escrow.

                       THE LIMITED PARTNERSHIP AGREEMENT

     This Prospectus contains an explanation of the material terms and provisions of the Limited Partnership Agreement, a copy of which is attached as Exhibit A hereto and is incorporated herein by this reference. Each prospective investor should read this summary and the Limited Partnership Agreement thoroughly before investing. The following description is a summary only and is not intended to be complete.

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

LIABILITY OF LIMITED PARTNERS

     The Partnership was formed on March 21, 1997 under the laws of the State of New York. Under the New York Revised Limited Partnership Act ("New York Act"), only a Limited Partner's capital contribution to the Partnership, and its share of assets and undistributed profits, are subject to the risks of the Partnership's business. Under the New York Act, a limited partner is otherwise entitled to limited liability and is not responsible for the Partnership's obligations if its activities in connection with the business of the Partnership are limited to the exercise by it, in accordance with the provisions of the Limited Partnership Agreement, of the rights granted it therein. Certain states where the Partnership anticipates doing business have statutes providing for the same limitations on limited partner liability, but in those states that do not have such statutes and where judicial precedents are unclear, a limited partner may not have the benefit of such limitations. Under the New York Act, if a limited partner participates in the control of the Partnership's business, which it is prohibited from doing by the terms of the Limited Partnership Agreement, it may lose the limitation of liability afforded by the New York Act and become liable as a general partner to persons who transact business with the Partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner.

     Section 121-607 of the New York Act prohibits a limited partnership from making a distribution to a partner to the extent that, at the time of the distribution and after giving effect thereto, all liabilities of the limited partnership (other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specified property of the limited partnership) exceed the fair value of the assets of the limited partnership. For purposes of this limitation, the fair value of property that is subject to a liability for which recourse of creditors is limited is included in the assets of a limited partnership only to the extent that the fair value of the property exceeds that liability. Under the New York Act, a limited partner who received such a prohibited distribution and who knew that the distribution violated the New York Act is liable to the limited partnership for the amount of the distribution for a period of three years from the date of the distribution. This section of the New York Act does not affect any obligation or liability of a limited partner under the Limited Partnership Agreement or other applicable law (including relevant fraudulent conveyance acts) for the amount of a distribution.

MANAGEMENT OF PARTNERSHIP AFFAIRS

     The limited partners will not participate in the management or control of the Partnership. Under the Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner. The General Partner may select one or more trading advisors to direct all trading for the Partnership. Other responsibilities of the General Partner include, but are not limited to, the following: determining whether the Partnership will make distributions of profits to partners; administering redemptions of limited partners' Units; preparing monthly and annual reports to the limited partners; preparing and filing necessary reports with regulatory authorities; calculating the Net Asset Value; executing various documents on behalf of the Partnership and the limited partners pursuant to powers of attorney; and supervising the liquidation of the Partnership if an event causing dissolution of the Partnership occurs.

     The Limited Partnership Agreement requires the General Partner to cause the Partnership to dissolve at any time that Net Asset Value per Unit falls below $400 as of the end of a trading day.

SHARING OF PROFITS AND LOSSES

     Partnership Accounting. Each partner will have a capital account, and its initial balance will be the amount he paid for his Units or, in the case of the General Partner, its capital contribution (which shall be treated as Units of General Partnership Interest). Any increase or decrease in the Net Assets of the Partnership will be allocated among the partners on a monthly basis and will be added to or subtracted from the accounts of the partners in the ratio that each account bears to all accounts. The General Partner is not personally liable for return of capital contributions or profits to the limited partners.

     Federal Tax Allocations. At the end of each fiscal year the Partnership's realized capital gain or loss, aggregate capital gain or loss resulting from the monthly mark-to-market system, and ordinary income or loss,
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

will be allocated among the partners, and each partner will be required to include in his personal income tax return his share of such items. Allocations will be pro rata for short-term capital gain or loss, long-term capital gain or loss, and net ordinary income or loss realized by the Partnership; however, each Partner's share of the Partnership's capital gain or loss from "Section 1256 Contracts" for tax purposes will be determined by marking to market the Partnership's investments as of the end of each month of the taxable year and by allocating the resulting gain or loss to those Partners who were Partners during the month to which such gain or loss relates.

     For any limited partner who redeems or acquires Units during any fiscal year, his proportionate share of the capital gain or loss and ordinary income and loss will be that which was realized by the Partnership during the period that such Units were owned by such limited partner. Transfers or assignments of Units will be effective as of the first day of the month following the month in which notice of such transfer or assignment is given to the General Partner. For purposes of determining the Net Asset Value of Units, gains and losses will be allocated among those persons who are partners when unrealized gains or losses occur due to changes in the value of open positions. For federal income tax purposes, gains and losses are allocated among those who are partners when positions are closed and the gains or losses are realized. Therefore, if a partner's proportionate interest in the Partnership should increase, as a result of redemptions of Units by other partners, between the time an unrealized gain occurs and the time the gain is realized by the Partnership, the partner's share of taxable gain for the fiscal year may exceed his economic gain as reflected in the Net Asset Value of his Units.

     Upon dissolution of the Partnership, (and after satisfaction of all liabilities of the Partnership), the assets of the Partnership will be distributed to each partner in the ratio that his capital account bears to the capital accounts of all partners.

ADDITIONAL PARTNERS

     The General Partner has the sole discretion to determine whether to offer for sale additional Units and to admit additional limited partners. There is no limitation on the number of Units which may be outstanding at any time. All Units offered by the Partnership after commencement of trading operations must be sold at the Partnership's then current Net Asset Value per Unit (plus selling commissions, if any). The General Partner may make arrangements for the sale of additional Units or partial Units in the future. See "Plan of Distribution". The General Partner may also consent to the admission of any assignee of Units as a substituted limited partner.

RESTRICTIONS ON TRANSFER OR ASSIGNMENT

     The Limited Partnership Agreement provides that a limited partner may assign his Units upon notice to the General Partner. No assignment of Units will be effective against the Partnership or the General Partner until the commencement of the next month after the General Partner receives such notice. Without the consent of the General Partner (which consent may be withheld at its sole and absolute discretion for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership), no assignee may become a substituted limited partner. An assignee who becomes a substituted limited partner will be subject to all of the rights and liabilities of a limited partner of the Partnership. An assignee who does not become a substituted limited partner will be entitled to receive the share of the profits or the return of capital to which his assignor would otherwise be entitled, but will not be entitled to vote, to an accounting of Partnership transactions, to receive tax information, or to inspect the books and records of the Partnership. Under the New York Act, an assigning limited partner remains liable to the Partnership for any amounts for which he may be liable under such law regardless of whether any assignee to whom he has assigned Units becomes a substituted limited partner.

DISSOLUTION OF THE PARTNERSHIP

     The Partnership shall dissolve and its affairs shall be wound up as soon as practicable upon the first to occur of the following: (i) December 31, 2017;
(ii) the vote to dissolve the Partnership by limited partners owning more than 50% of the Units; (iii) assignment by the General Partner of all of its interest in the

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

Partnership or withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the New York Act unless the Partnership is continued as described in the Limited Partnership Agreement; (iv) Net Asset Value per Unit falls to less than $400 as of the end of any trading day; or (v) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued, such as the entry of a decree of judicial dissolution.

REMOVAL OR ADMISSION OF GENERAL PARTNER

     The General Partner may be removed and successor general partners may be admitted upon the vote of a majority of the outstanding Units.

AMENDMENTS; MEETINGS

     The Limited Partnership Agreement may be amended if approved in writing by the General Partner and limited partners owning more than 50% of the outstanding Units. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order to (i) clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Limited Partnership Agreement and the Prospectus);
(ii) delete or add any provision of or to the Limited Partnership Agreement required to be deleted or added by the staff of any federal or state agency; or
(iii) make any amendment to the Limited Partnership Agreement which the General Partner deems advisable (including but not limited to amendments necessary to effect the allocations proposed herein or to change the name of the Partnership) provided that such amendment is not adverse to the Limited Partners, or is required by law. Any Units purchased by the General Partner, an Advisor or their affiliates will not be entitled to any of the voting rights to which such Units would otherwise be entitled under Section 17 of the Limited Partnership Agreement, except as required by law. Limited partners are entitled to vote by proxy.

     Any limited partner, upon written request addressed to the General Partner, may obtain from the General Partner a list of the names and addresses of record of all limited partners and the number of Units held by each limited partner. Upon receipt of a written request delivered in person or by certified mail, signed by limited partners owning at least 10% of the outstanding Units, that a meeting of the Partnership be called to consider any matter upon which limited partners may vote pursuant to the Limited Partnership Agreement, the General Partner, by written notice to each limited partner of record mailed within 15 days after such receipt, must call a meeting of the Partnership. Such meeting must be held at least 30 but not more than 60 days after the mailing of such notice and the notice must specify the date, a reasonable time and place, and the purpose of such meeting.

     At any such meeting, upon the approval by an affirmative vote of limited partners owning more than 50% of the Units, the following actions may be taken:
(i) the Limited Partnership Agreement may, with certain exceptions, be amended;
(ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner may be admitted immediately prior to the removal of the General Partner provided that the new general partner shall continue the business of the Partnership without dissolution; (iv) a new general partner or general partners may be admitted if the General Partner elects to withdraw from the Partnership immediately prior to the withdrawal of the General Partner, provided that the new general partner shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner or any of its affiliates or any trading advisor may be terminated without penalty on 60 days' notice; and (vi) the sale of all assets of the Partnership may be approved.

REPORTS TO LIMITED PARTNERS

     The books and records of the Partnership will be maintained at its principal office and the limited partners have the right at all times during reasonable business hours to have access to and copy the Partnership's books and records. Within 30 days of the end of each month, the General Partner will provide the limited partners with a financial report containing information relating to the Net Assets and Net Asset Value of a Unit as of the end of such month as well as such other information relating to the operations of the Partnership which is required to be reported to the limited partners by CFTC regulations. In addition, if any of the following events

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

occur, notice thereof will be mailed to each limited partner within seven business days of such occurrence: a decrease in the Net Asset Value of a Unit to 50% or less of the Net Asset Value most recently reported; a decrease in assets maintained in cash to 50% or less of the amount most recently reported; any change in advisors; any change in commodity brokers or any change to payment of brokerage commissions on a round turn basis; any change of the General Partner; any material change in the Partnership's trading policies or any material change in an advisor's trading strategies. In addition, a certified annual report of financial condition will be distributed to the limited partners not more than 90 days after the close of the Partnership's fiscal year. Not more than 75 days after the close of the fiscal year, tax information necessary for the preparation of the limited partners' annual federal income tax returns will be distributed to the limited partners.

POWER OF ATTORNEY

     To facilitate the execution of various documents by the General Partner on behalf of the Partnership and the limited partners, the limited partners will appoint the General Partner, with power of substitution, their attorney-in-fact by executing a Subscription Agreement (including the Power of Attorney) attached hereto as Exhibit B. Such documents include, without limitation, the Limited Partnership Agreement and Certificate of Limited Partnership and amendments and/or restatements thereto, and customer agreements with SB.

INDEMNIFICATION

     The Limited Partnership Agreement provides that with respect to any action in which the General Partner or any of its affiliates is a party because of its relationship to the Partnership, the Partnership shall indemnify and hold harmless such person, subject to receipt of an independent legal opinion regarding the applicable standard of conduct, against any loss, liability, expense (including attorneys' and accountants' fees), judgments and amounts paid in settlement, incurred by it in connection with such action, if the indemnified person acted in good faith, the course of conduct which caused the loss or liability was in the best interests of the Partnership, the General Partner (or its affiliate) was acting on behalf of or providing services for the Partnership and if such actions did not involve negligence or misconduct. No indemnification of the General Partner or its affiliates is permitted for losses resulting from a violation of the Securities Act of 1933 or any State securities law. In addition, no indemnification of the General Partner or its affiliates may be made in connection with any action against them if it would be inconsistent with the New York Act.

                              REDEMPTION/TRANSFER

     A limited partner may cause some or all of his Units to be redeemed by the Partnership and/or purchased by SB for transfer at the Net Asset Value thereof as of the last day of a month (the "Redemption Date") on 10 days' notice to the General Partner. Because Net Asset Value fluctuates daily, Limited Partners will not know the Net Asset Value applicable to their redemption at the time a notice of redemption is submitted. Payment for the redeemed Units will be made within 10 business days following the Redemption Date by crediting the investor's SB account. A redemption/transfer may be effected by redemption of Units by the General Partner and/or purchase and transfer of Units pursuant to SB's market-making activities, at the option of SB. In either case, the limited partner wishing to redeem/transfer will receive Net Asset Value per Unit as of the month-end that the redemption or transfer is effective. Redemption payments made by the General Partner will be made from the Partnership's account and Units that are the subject of redemption will be retired. Payments on Units that are to be transferred to new investors will be made by SB. The Partnership will neither pay out cash nor receive any of the subscription amount paid to purchase transferred Units. The Net Asset Value of a Unit is defined in the Limited Partnership Agreement to equal the Net Assets of the Partnership divided by the number of units of limited and general partnership interest outstanding. Net Assets of the Partnership is defined to mean the total assets of the Partnership, including all cash, Treasury Bills, accrued interest and the market value of all open commodity positions, less all liabilities of the Partnership, determined in accordance with generally accepted accounting principles. The General Partner reserves the right to permit the redemption of Units more frequently than monthly (but no more frequently than daily), provided that such action is in the best interest of the Partnership taking into account potential tax consequences to Limited Partners.

     Except as set forth below, all requests for redemption/transfer will be honored, and the Partnership's positions in commodity contracts will be liquidated to the extent necessary to effect redemptions. The right to redeem is contingent upon the Partnership having property sufficient to discharge its liabilities on the Redemption Date and upon receipt by the General Partner of a written or oral request for redemption/transfer at least 10 days prior to the Redemption Date. The General Partner may temporarily suspend redemptions if necessary in order to liquidate positions in an orderly manner. No partial redemptions are permitted if after giving effect to the redemption a Limited Partner would own fewer than three Units.

     Federal income tax aspects of redemptions are described under "Income Tax Aspects". Under New York law, a limited partner who has received a distribution upon redemption of Units may under certain circumstances be liable for any amount, not exceeding the amount of such distribution. See "The Limited Partnership Agreement -- Liability of Limited Partners."

                              ERISA CONSIDERATIONS

     The Units in the Partnership which are offered hereby may be purchased by employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Code. The phrase "employee benefit plan" refers to plans of various types including corporate pension and profit-sharing plans (including 401(k) plans), "simplified employee pension plans," so-called "Keogh" (H.R. 10) plans for self-employed individuals, including partners, and "individual retirement accounts" or "IRAs"(including "Roth IRAs") for persons (including employees and self-employed persons) who receive compensation income.

     Notwithstanding the general requirement that investors in the Partnership must invest a minimum of $5,000, a minimum investment of $2,000 has been set for qualified employee benefit plans (see "Investment Requirements"). Greater minimum purchases may be mandated by the securities laws and regulations of certain states, and investors should consult the Subscription Agreement which is attached as Exhibit B to this Prospectus and any supplement affixed hereto to determine the requirements applicable to them.

     Units may not be purchased by an employee benefit plan if the selling agent or its Financial Consultants, the General Partner or their affiliates (a) exercise any discretionary authority or discretionary control respecting management of such employee benefit plan, (b) exercise any authority or control respecting management or disposition of the assets of such employee benefit plan, (c) render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of such employee benefit plan, (d) have any authority or responsibility to render investment advice with respect to any moneys or other property of such employee benefit plan, or (e) have any discretionary authority or discretionary responsibility in the administration of such employee benefit plan. For the purposes of this paragraph, "investment advice" shall mean rendering investment advice as to the value of securities or other property, or making recommendations as to the advisability of investing in, directly or indirectly, and either (i) having discretionary authority or control, whether or not pursuant to an agreement, arrangement or understanding, with respect to purchasing or selling securities or other property for the plan, or (ii) rendering such investment advice on a regular basis to the employee benefit plan pursuant to a mutual agreement, arrangement or understanding, written or otherwise, between such person and the employee benefit plan or a fiduciary with respect to such employee benefit plan, that such services will serve as a primary basis for investment decisions with respect to assets of the employee benefit plan, and that such person will render individualized investment advice to the employee benefit plan based on the particular needs of the employee benefit plan regarding such matters, as, among other things, investment policies or strategy, overall portfolio composition, or diversification of plan investments. This prohibition is designed to prevent violations of certain provisions of ERISA and Section 4975 of the Code.

     Under ERISA, a fiduciary of an employee benefit plan is required, among other things, to discharge his duties toward such plan with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. In considering an investment in the Partnership of a portion of the assets of an employee benefit plan, a fiduciary should consider (i) whether the investment is in accordance with the documents and instruments governing and plan; (ii) whether the investment satisfies the diversification rules of Section 404(a)(1)(C) of ERISA, if applicable; (iii) whether the investment will result in unrelated business taxable income to the plan; (iv) whether the investment provides sufficient liquidity; (v) the need to value the assets of the plan annually; and
(vi) whether the investment is prudent. A fiduciary should consult regulations of the Department of Labor to determine whether he or she has made appropriate consideration of relevant factors in investing in the Partnership.

     Assets of employee benefit plans ("plan assets") are generally subject to the fiduciary duty provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. ERISA does not define "plan assets"; however, the Department of Labor has published a final regulation defining the term "plan assets" (the "Final Regulation") for purposes of Title I of ERISA and
Section 4975 of the Code. Under the Final Regulation, generally, when a plan makes an equity investment in another entity, the underlying assets of that entity will be considered plan assets unless (1) the equity interest is a "publicly-offered" security or a security issued by an investment company registered under the Investment Company Act of 1940, (2) the entity is an "operating company," or (3) equity participation in the entity by benefit plan investors is not "significant."

     Under the Final Regulation, a "publicly-offered" security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and
(iii) either (A) a part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     For purposes of this definition, whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. If a security is part of an offering in which the minimum investment is $10,000 or less, however, certain customary restrictions (enumerated in the Final Regulation) imposed on the transfer of partnership interests necessary to permit partnerships to comply with applicable federal and state laws, to ensure favorable treatment under federal or state tax laws, and to meet reasonable administrative needs will not, alone or in combination, affect a finding that such securities are freely transferable. Although no assignee may become a substituted limited partner without the consent of the General Partner, a limited partner may assign the economic benefits of ownership of Units upon notice to the General Partner (see "Restrictions on Transfer or Assignment" above). Because these restrictions are among the permissible restrictions enumerated in the Final Regulation, the Units should be deemed to be freely transferable.

     Inasmuch as the Units should be deemed to be freely transferable, the Units are or will be registered under the federal securities laws as set forth in the Final Regulations and assuming that the Units will be held by over 100 persons, the Units should qualify as "publicly-offered" securities within the meaning of the Final Regulation. As a result, under the Final Regulation the underlying assets of the Partnership should not be treated as plan assets.

     In the unlikely event that the Partnership were deemed to hold plan assets, prohibited transactions could arise under ERISA and the Code. In addition, investment by a fiduciary of an employee benefit plan could be deemed an improper delegation of investment authority, and the fiduciary could be liable either directly, or under the co-fiduciary rules of ERISA, for the acts of the General Partner of the Partnership. Additional issues relating to the "plan assets" and "prohibited transaction" concepts of ERISA and the Code arise by virtue of the General Partner's ownership of interests in the Partnership and the possible relationship between an Affiliate of the General Partner and any employee benefit plan which may purchase Units. Further, certain transactions between the Partnership and the General Partner and certain Affiliates of the General Partner could be prohibited transactions.

     It should be noted that even if the Partnership's assets are not deemed to be plan assets, the Department of Labor has stated in Interpretive Bulletin 75-2 (29 C.F.R. sec.2509.75-2, as amended by the Final Regulation) that it would consider a fiduciary who makes or retains an investment in a partnership for the purpose of avoiding the application of the fiduciary responsibility provisions of ERISA to be in contravention of the fiduciary provisions of ERISA. The Department of Labor indicated further that if a plan invests in or retains its investment in a partnership and as part of the arrangement it is expected that the partnership will enter into a transaction with a party in interest to the plan (within the meaning of ERISA) which involves a direct or indirect transfer to or use by the party in interest of any assets of the plan, the plan's investment in the partnership would be a prohibited transaction under ERISA.

     A prohibited transaction may result in the imposition of potential personal liability upon fiduciaries of employee-benefit plans subject to ERISA and an excise tax under Section 4975 of the Code upon the "disqualified person" with respect to the plan. A fiduciary that has engaged in a prohibited transaction would be personally liable to (i) restore to the employee benefit plan any profit realized on the transaction and (ii) make good to the employee benefit plan any losses suffered by the employee benefit plan as a result of the transaction. A prohibited transaction may also result in the imposition of an excise tax under the Code upon "disqualified persons" (as defined in Section 4975 of the Code) with respect to the employee benefit plan. The disqualified persons involved would be liable to pay an excise tax equal to 15% of the amount involved in the prohibited transaction for each year during which the investment is in place, and would be required to eliminate the prohibited transaction by reversing the transaction and making good to the employee benefit plan any losses resulting from the prohibited transaction. If the transaction is not corrected within a certain time period, the disqualified person involved could also be liable for an additional excise tax in an amount equal to 100% of the amount involved. In the case of an IRA (including a Roth IRA), certain prohibited transactions do not result in an imposition of excise tax, but instead result in a disqualification of the IRA and a taxable distribution of IRA assets to the beneficiary.

     In addition to liability for employee benefit plan losses, ERISA imposes a civil penalty against fiduciaries of employee benefit plans who breach the prudence and other fiduciary standards of ERISA, and against non-fiduciaries who knowingly participate in the transaction giving rise to the breach of the ERISA fiduciary standards. The civil penalty is equal to 20 percent of the amount recovered from a fiduciary or non-fiduciary with respect to such breach or knowing participation pursuant to a settlement agreement with the United States Secretary of Labor or a court order resulting from a proceeding instituted by the Secretary. The penalty may be waived and, in any event, would be offset to the extent of the responsible party's liability for excise tax under the Code.

     Each limited partner will be furnished with monthly statements and annual reports which include the Net Asset Value per Unit. The General Partner believes that these statements will be sufficient to permit plan fiduciaries to provide an annual valuation of plan investments as required by ERISA; however, fiduciaries should note that they have the ultimate responsibility for providing such valuation. Accordingly, plan fiduciaries should consult with their attorneys or other advisors regarding their obligations under ERISA with respect to making such valuations.

     Plan fiduciaries should understand the potentially illiquid nature of an investment in the Partnership and that a secondary market is not expected to exist for a Unit. Accordingly, plan fiduciaries should review both anticipated and unanticipated liquidity needs for their respective plans, particularly those for a participant's termination of employment, retirement, death or disability or plan termination. Plan fiduciaries should be aware that distributions to certain participants may be required to commence in the year after the participant attains age 70 1/2.

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

                                 LEGAL MATTERS

     Legal matters in connection with the securities being offered hereby have been passed upon for the Partnership by Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019. Willkie Farr & Gallagher has also acted as counsel for SB and the General Partner in connection with this offering.

                                    EXPERTS

     The statements made and opinions referred to in this Prospectus under the captions "Risk Factors", "Income Tax Aspects" and "The Limited Partnership Agreement" which are attributed to Willkie Farr & Gallagher are made on the authority of such firm as experts in tax and partnership law.

     The statement of financial condition of the Partnership at December 31, 1997 and the statement of financial condition of the General Partner at December 31, 1997 included in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports appearing elsewhere herein. Such financial statements are included herein in reliance upon such reports, which reports are given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto which the Partnership has filed with the Securities and Exchange Commission, Washington, D.C. For further information pertaining to the Partnership and the securities offered hereby, reference is hereby made to the Registration Statement, including the exhibits filed as part thereof. Copies of the exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C. and may be obtained, at the prescribed charge, upon request to the Commission or may be examined, without charge, at the offices of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. The Commission also maintains a Web site (http://www.sec.gov) that contains all filings regarding the Partnership.

     A copy of the NASAA Guidelines for the Registration of Commodity Pool Programs, as amended and adopted as of August 30, 1990, will be provided to any person, without charge, upon request. Said request may be made in writing to the Partnership, c/o Smith Barney Futures Management Inc., 390 Greenwich Street, New York, New York 10013 or by calling (212) 723-5424.

                               COMMODITY MARKETS

COMMODITY FUTURES

     Commodity futures contracts are contracts made on a commodity exchange which provide for the future delivery of various agricultural commodities, industrial commodities, foreign currencies or financial instruments at a specified date, time and place. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity (or cash settlement in the case of certain futures contracts) or by entering into an offsetting contract to purchase or sell the same commodity on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction in which the physical commodity is not delivered, the contractual obligations arising from one contract to sell December 1998 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by entering into one contract to purchase December 1998 wheat on the same exchange. In such instance the difference between the price at which the futures contract to sell was entered into and the price paid for the offsetting contract, after allowance for the brokerage commission or fees and exchange and clearing fees, represents the profit or loss to the trader.

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

FORWARD CONTRACTS

     Currencies may be purchased or sold for future delivery through banks or dealers pursuant to what are commonly referred to as "forward contracts." In such instances, the bank or dealer generally acts as principal in the transaction and includes its anticipated profit and costs of the transaction in the prices it quotes. Mark-ups and/or commissions may also be charged on such transactions. The Partnership will trade foreign currency forward contracts to a significant extent. The forward markets are substantially unregulated. See
"-- Regulation," below. Unlike futures contracts, forward contracts are not of any standard size. Rather, they are the subject of individual negotiation between the parties involved. Moreover, because there is no clearinghouse system applicable to forward contracts, forward contracts are not fungible, and there is no direct means of "offsetting" a forward contract by purchase of an offsetting position on the same (or a linked) exchange as one can a futures contract. The forward markets provide what has typically been a highly liquid market for currency trading, and in certain cases the prices quoted for forward contracts may be more favorable than those quoted for comparable futures positions on the International Monetary Market of the Chicago Mercantile Exchange. Unlike futures contracts traded on United States exchanges, no daily settlements of unrealized profit or loss are made in the case of open forward contract positions.

     Commodity future and forward prices are highly volatile and are influenced by, among other things, changing supply and demand relationships, government agricultural, commercial and trade programs and policies, national and international political and economic events, weather and climate conditions, insects and plant disease, purchases and sales by foreign countries and changing interest rates.

USES OF COMMODITY MARKETS

     Two broad classifications of persons who trade in commodity futures and forwards are "hedgers" and "speculators". Commercial interests, including farmers, which market or process commodities use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses which may occur because of price fluctuations. For example, a merchandiser or processor may hedge against price fluctuations between the time he makes a contract to sell a raw or processed commodity and the time he must perform the contract as follows: at the time he contracts to sell the commodity at a future date, he simultaneously enters into futures contracts to buy the necessary equivalent quantity of the commodity and, at the time for performance of the contract, he either accepts delivery under his futures contracts or buys the actual commodity and closes out his futures position by entering into an offsetting contract to sell the commodity. Similarly, a processor may need to purchase raw materials abroad in foreign currencies in order to fulfill a contract for forward delivery of a commodity or byproduct in the United States. Such a processor may hedge against the price fluctuation of foreign currency by entering into a futures (or forward) contract for the foreign currency. Thus the commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit which he expects to earn from his farming, merchandising or processing operations, rather than to profit from his commodity trading.

     The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks which the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but usually close out their futures positions by entering into offsetting contracts. Because the speculator may take either long or short positions in the commodity market, it is possible for him to make profits or incur losses regardless of the direction of price trends. Commodities trades made by the Partnership will be speculative rather than for hedging purposes.

     A very large number of firms and individuals trade in the commodities markets as hedgers or speculators, many of whom have assets greatly in excess of the Partnership's.

OPTIONS

     The CFTC permits domestic exchanges to apply for licensing for the trading of options on futures contracts and on physical commodities. The Partnership may trade in such commodity options as are
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

established on domestic exchanges. Trading policies of the Partnership place no limitation on the percentage of Net Assets which may be invested in options, and the Partnership may write options. The Partnership may trade over-the-counter currency options to the extent permitted by CFTC regulations.

     The risks involved in trading commodity options on exchanges are similar to those involved in trading futures contracts, in that options are speculative and highly leveraged. Specific market movements of the commodity or futures contract underlying an option cannot be predicted. Options are bought and sold on the trading floor of a commodity exchange. The purchaser of an option pays a premium and may be charged commissions and other fees. The writer of an option must make margin deposits and may be charged commissions and other fees. Exchanges provide trading mechanisms so that an option once purchased can later be sold and an option once written can later be liquidated by an offsetting purchase. However, there can be no assurance that a liquid offset market will exist for any particular option or at any particular time. In such case, it might not be possible to effect offsetting transactions in particular options. Thus in the case of an option on a future, to realize any profit, a holder would have to exercise his option and have to comply with margin requirements for the underlying futures contract. A writer could not terminate his obligation until the option expired or he was assigned an exercise notice.

REGULATION

     Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market) and the New York Mercantile Exchange, Inc.

     Commodity exchanges in the United States are subject to regulation under the CEA by the CFTC.
Under the amendments to the CEA effected by the Commodity Futures Trading Commission Act of 1974, the CFTC has become the governmental agency having responsibility for regulation of U.S. commodity exchanges and commodity futures trading. The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. Such regulation, among other things, provides that futures trading in commodities must be upon exchanges designated as "contract markets", and that all trading on such exchanges must be done by or through exchange members. Under the 1974 amendments to the CEA, futures trading in all commodities traded on domestic exchanges is regulated. In addition, on September 8, 1981, the CFTC adopted rules regulating trading of commodity options which had previously been banned by the CFTC. However, trading in spot commodities and forward contracts may not be within the jurisdiction of the CFTC and may therefore be effectively unregulated. Investors should note that various government agencies have investigated practices engaged in on the floors of the Chicago Board of Trade, the Chicago Mercantile Exchange and certain New York exchanges and in this connection a number of floor brokers on the Chicago Mercantile Exchange have been indicted and some have been convicted for certain trading practices.

     The CFTC also has exclusive jurisdiction to regulate the activities of "commodity pool operators" and "commodity trading advisors". The General Partner is registered as a commodity pool operator and a commodity trading advisor and the Advisor is registered as a commodity trading advisor. Registration as a commodity pool operator or as a commodity trading advisor requires annual filings setting forth the organization and identity of the management and controlling persons of the commodity pool operator or commodity trading advisor. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, a commodity pool operator or a commodity trading advisor. The CFTC has adopted regulations which impose certain disclosure, reporting and record-keeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend a person's registration as a commodity pool operator or commodity trading advisor if the CFTC finds that such person's trading practices tend to disrupt orderly market conditions, that any controlling person thereof is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other circumstances.

     SB, the commodity broker/dealer for the Partnership, is also subject to regulation by and registration with the CFTC as a "futures commission merchant". With respect to domestic futures and options trading, the CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers' funds, property and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by commodity brokerage firms and their employees, permits the CFTC to require exchange action in the event of market emergencies, and establishes an administrative procedure under which commodity traders may institute complaints for damages arising from alleged violations of the CEA. Under such procedures, limited partners may be afforded certain rights for reparations under the CEA. For a discussion of such rights, see "Fiduciary Responsibility".

     Many exchanges (but currently not the foreign currency futures markets other than during the first fifteen minutes of a trading day or the foreign currency forward market) normally have regulations which limit the amount of fluctuation in commodity futures contract prices during a single trading day. These regulations specify what are referred to as "daily price fluctuation limits" or, more commonly, "daily limits". The daily limits establish the maximum amount the price of a futures contract may vary from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The "daily limit" rule does not limit losses which might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have moved the daily limit for several consecutive trading days in the past, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses. See "Risk Factors -- Commodity Trading May Be Illiquid".

     The CFTC and U.S. exchanges have established limits, referred to as "position limits", on the maximum net long or net short position which any person, or group of persons acting together, may hold or control in particular commodities. The position limits established by the CFTC apply to grains, soybeans, cotton, eggs and potatoes. U.S. exchanges have established speculative position limits for all commodity contracts for which no such limits have been established. The CFTC has adopted a statement of policy with respect to the treatment of positions held by a commodity pool, such as the Partnership, under its rules relating to the aggregation of futures positions for purposes of determining compliance with speculative position limits. In connection therewith, futures positions of the Partnership are allocated only to the person or entity controlling trading decisions for the Partnership and not to the limited partners. Currently, all of the positions held by all accounts owned or controlled directly or indirectly by the Advisor and its principals will be aggregated with the Partnership's positions. Depending upon the total amount of funds being managed in both the Partnership's account and other accounts controlled directly or indirectly by the Advisor, such position limits may affect the ability of the Advisor to establish particular positions in certain commodities for the Partnership or may require the liquidation of positions.

     In addition, pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a self-regulatory body in order to relieve the CFTC of the burden of direct regulation of commodity professionals. The NFA is required to establish and enforce for its members training standards and proficiency tests, minimum financial requirements and standards of fair practice. Pursuant to permission granted in the CEA, the CFTC has delegated some of its registration functions to the NFA. The Advisor, the General Partner and SB are each members of the NFA.

     The above-described regulatory structure may be modified by rules and regulations promulgated by the CFTC or by legislative changes enacted by the Congress. Furthermore, the fact of CFTC registration of the General Partner and SB does not imply that the CFTC has passed upon or approved this offering or their qualifications to act as described in this Prospectus.

MARGINS

     Commodity futures contracts are customarily bought and sold on margins which range upward from as little as less than one percent of the purchase price of the contract being traded. Because of these low margins, price fluctuations occurring in commodity futures markets may create profits and losses which are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds which must be deposited by the commodity futures trader with his commodity broker in order to initiate futures trading or to maintain his open positions in futures contracts. A margin deposit is not a partial payment, as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader's performance of the commodity futures contract. Since the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required in regard to a particular futures contract is set from time to time by the exchange upon which such commodity futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves. SB intends to require the Partnership to meet its standard customer margin requirements, which are generally greater than exchange minimum levels.

     When the market value of a particular open commodity futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader's broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader's position. Margin requirements are computed each day by the trader's commodity broker. With respect to the Partnership's trading, the Partnership, and not the limited partners personally, will be subject to the margin calls.

     SB will not require the Partnership to meet and maintain margin on its forward contracts.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
  Smith Barney Westport Futures Fund L.P.

     We have audited the accompanying statement of financial condition of SMITH BARNEY WESTPORT FUTURES FUND L.P. (a New York Limited Partnership) as of December 31, 1997, and the related statements of income and expenses for the period from August 1, 1997 (commencement of trading operations) to December 31, 1997, and of partners' capital for the period from March 21, 1997 (date Partnership was organized) to December 31, 1997. These financial statements are the responsibility of the management of the General Partner. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management of the General Partner, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SMITH BARNEY WESTPORT FUTURES FUND L.P. as of December 31, 1997, and the results of its operations for the period from March 21, 1997 (date Partnership was organized) to December 31, 1997, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
March 6, 1998

                    SMITH BARNEY WESTPORT FUTURES FUND L.P.

                        STATEMENT OF FINANCIAL CONDITION
                      MARCH 31, 1998 AND DECEMBER 31, 1997

                                                  MARCH 31, 1998   DECEMBER 31, 1997
                                                  --------------   -----------------
                                                   (UNAUDITED)
                             ASSETS
Equity in commodity futures trading account:
  Cash and cash equivalents (Note 3c)...........   $112,246,989      $ 94,452,401
  Net unrealized appreciation on open futures
     contracts..................................      4,297,646         8,075,897
                                                   ------------      ------------
                                                    116,544,635       102,528,298
Interest receivable.............................        410,048           339,134
Due from SB.....................................             --           161,916
                                                   ------------      ------------
                                                   $116,954,683      $103,029,348
                                                   ============      ============

               LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Accrued expenses:
     Commissions................................   $    633,504      $    558,075
     Management fees............................        387,436           341,439
     Incentive fees.............................             --           834,386
     Other......................................         90,226            39,841
     Redemptions payable........................      1,032,786                --
                                                   ------------      ------------
                                                      2,143,952         1,773,741
                                                   ------------      ------------
Partners' capital (Notes 1 and 7):
  General Partner, 1,212.9836 and 1,002.9801
     Unit equivalents outstanding in 1998 and
     1997, respectively.........................      1,165,943         1,014,504
  Limited Partners, 118,229.9202 and 99,102.5475
     Units of Limited Partnership Interest
     outstanding in 1998 and 1997,
     respectively...............................    113,644,788       100,241,103
                                                   ------------      ------------
                                                    114,810,731       101,255,607
                                                   ------------      ------------
                                                   $116,954,683      $103,029,348
                                                   ============      ============

                       See notes to financial statements.

                    SMITH BARNEY WESTPORT FUTURES FUND L.P.
                        STATEMENT OF INCOME AND EXPENSES
FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND FOR THE PERIOD FROM AUGUST 1, 1997
           (COMMENCEMENT OF TRADING OPERATIONS) TO DECEMBER 31, 1997

                                                      MARCH 31,     DECEMBER 31,
                                                        1998            1997
                                                     -----------    ------------
                                                     (UNAUDITED)
Income:
  Net gains (losses) on trading of commodity
     interests:
     Realized gains (losses) on closed positions...  $   125,812     $ (897,276)
     Change in unrealized gains (losses) on open
       positions...................................   (3,778,251)     8,075,897
                                                     -----------     ----------
                                                      (3,652,439)     7,178,621
Less, Brokerage commissions and clearing fees
  ($34,436 and $30,840, respectively) (Note 3c)....    2,012,647      2,127,374
                                                     -----------     ----------
Net realized and unrealized gains (losses).........   (5,665,086)     5,051,247
Interest income (Notes 3c and 6)...................    1,161,897      1,161,609
                                                     -----------     ----------
                                                      (4,503,189)     6,212,856
                                                     -----------     ----------
Expenses:
  Management fees (Note 3b)........................    1,146,071      1,229,565
  Incentive fees (Note 3b).........................            0        834,386
  Organization expense (Note 6)....................            0        (49,441)
  Other expenses...................................       87,509         46,050
                                                     -----------     ----------
                                                       1,233,580      2,060,560
                                                     -----------     ----------
Net income (loss)..................................   (5,736,769)    $4,152,296
                                                     ===========     ==========
Net income (loss) per Unit of Limited Partnership
  Interest and General Partner Unit equivalent
  (Notes 1 and 7)..................................  $    (50.27)    $    29.05
                                                     ===========     ==========

                       See notes to financial statements.

                    SMITH BARNEY WESTPORT FUTURES FUND L.P.
                         STATEMENT OF PARTNERS' CAPITAL
FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND FOR THE PERIOD FROM MARCH 21, 1997
             (DATE PARTNERSHIP WAS ORGANIZED) TO DECEMBER 31, 1997

                                                       LIMITED        GENERAL
                                                       PARTNERS       PARTNER         TOTAL
                                                     ------------    ----------    ------------
Initial capital contributions......................  $      1,000    $    1,000    $      2,000
Proceeds from offering of 40,035 Units of Limited
  Partnership Interest and General Partner's
  contribution representing 404 Unit equivalents
  (Note 1).........................................    40,035,000       404,000      40,439,000
Offering and organization costs (Note 6)...........      (702,890)       (7,110)       (710,000)
                                                     ------------    ----------    ------------
Operating Partnership capital for operations.......    39,333,110       397,890      39,731,000
Net income.........................................     4,110,682        41,614       4,152,296
Sale of 59,076.5475 Units of Limited Partnership
  Interest and General Partner's contribution
  representing 597.9801 Unit equivalents...........    56,807,000       575,000      57,382,000
Redemption of 10 Units of Limited Partnership
  Interest.........................................        (9,689)           --          (9,689)
                                                     ------------    ----------    ------------
Partners' capital at December 31, 1997.............  $100,241,103    $1,014,504    $101,255,607
Net loss...........................................    (5,679,208)      (57,561)     (5,736,769)
Sale of 20,887.2038 Units of Limited Partnership
  Interest and General Partner's contribution
  representing 210.0035 Unit equivalents...........    20,788,000       209,000      20,997,000
Redemption of 1,759.8311 Units of Limited
  Partnership Interest.............................    (1,705,107)           --      (1,705,107)
                                                     ------------    ----------    ------------
Partners' capital at March 31, 1998................  $113,644,788    $1,165,943    $114,810,731
                                                     ============    ==========    ============

                       See notes to financial statements.

                   NOTES TO STATEMENT OF FINANCIAL CONDITION

(1) PARTNERSHIP ORGANIZATION:

     Smith Barney Westport Futures Fund L.P. (the "Partnership") is a limited partnership which was organized on March 21, 1997 under the partnership laws of the State of New York to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options and forward contracts. The commodity interests that are traded by the Partnership are volatile and involve a high degree of market risk.

     Between May 30, 1997 (commencement of the offering period) and July 31, 1997, 40,035 Units of Limited Partnership Interest ("Units") were sold at $1,000 per Unit. The proceeds of the initial offering were held in an escrow account until August 1, 1997, at which time they were turned over to the Partnership for trading. The Partnership continues to offer Units during the continuous offering period. The Partnership is authorized to sell 120,000 Units during the public offering period of the Partnership.

     Smith Barney Futures Management Inc. is the general partner (the "General Partner") of the Partnership. Smith Barney Inc. ("SB"), an affiliate of the General Partner, acts as commodity broker for the Partnership (see Note 3c). On November 28, 1997, Smith Barney Holdings Inc. was merged with Salomon Inc to form Salomon Smith Barney Holdings Inc. ("SSBH"), a wholly owned subsidiary of Travelers Group Inc. SB is a wholly owned subsidiary of SSBH.

     The General Partner and each limited partner share in the profits and losses of the Partnership in proportion to the amount of partnership interest owned by each except that no limited partner shall be liable for obligations of the Partnership in excess of his initial capital contribution and profits, if any, net of distributions.

     The Partnership will be liquidated upon the first of the following to occur: December 31, 2017; the net asset value of a Unit decreases to less than $400 as of the close of any business day; or under certain circumstances as defined in the Limited Partnership Agreement.

(2) ACCOUNTING POLICIES

     (a) All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date and open contracts are recorded in the statement of financial condition at market value for those commodity interests for which market quotations are readily available or at fair value on the last business day of the year. Investments in commodity interests denominated in foreign currency are translated into U.S. dollars at the exchange rates prevailing on the last business day of the year. Realized gain (loss) and changes in unrealized values of commodity interests are recognized in the period in which the contract is closed or the changes occur and are included in net gains (losses) on trading of commodity interests.

     (b) Income taxes have not been provided as each partner is individually liable for the taxes, if any, on his share of the Partnership's income and expenses.

     (c) The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(3) AGREEMENTS:

     A. LIMITED PARTNERSHIP AGREEMENT:

          The General Partner administers the business and affairs of the Partnership including selecting one or more advisors to make trading decisions for the Partnership.

     B. MANAGEMENT AGREEMENT:

          The General Partner, on behalf of the Partnership, has entered into a Management Agreement with John W. Henry & Company, Inc. ("JWH") (the "Advisor"), a registered commodity trading advisor. The Advisor is not affiliated with the General Partner or SB and is not responsible for the organization or operation of the Partnership. The Partnership will pay the Advisor a monthly management fee equal to 1/3 of 1% (4% per year) of month-end Net Assets allocated to the Advisor. In addition, the Partnership is obligated to pay the Advisor an incentive fee payable quarterly equal to 15% of the New Trading Profits, as defined, earned by the Advisor for the Partnership. For purposes of calculating JWH's incentive fee, Net Assets used in the calculation of New Trading Profits shall equal the assets of the Partnership reduced only by expenses equal to 5.25% (at an annual rate) of the Partnership's month-end assets.

     C. CUSTOMER AGREEMENT:

          The Partnership has entered into a Customer Agreement which provides that the Partnership will pay SB a monthly brokerage fee equal to 13/24 of 1% (6.5% per year) of month-end Net Assets, as defined, in lieu of brokerage commissions on a per trade basis. The Partnership will pay for National Futures Association ("NFA") fees, exchange, clearing, user, give-up and floor brokerage fees. SB will pay a portion of brokerage fees to its financial consultants who have sold Units in this Partnership. All of the Partnership's assets are deposited in the Partnership's account at SB. The Partnership's cash is deposited by SB in segregated bank accounts as required by Commodity Futures Trading Commission regulations. At December 31, 1997, the amount of cash held for margin requirements was $16,993,115. SB has agreed to pay the Partnership interest on 80% of the average daily equity maintained in cash in its account during each month at a 30-day U.S. Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days from the date on which such weekly rate is determined. The Customer Agreement between the Partnership and SB gives the Partnership the legal right to net unrealized gains and losses. The Customer Agreement may be terminated upon notice by either party.

(4) TRADING ACTIVITIES:

     The Partnership was formed for the purpose of trading contracts in a variety of commodity interests, including derivative financial instruments and derivative commodity interests. The results of the Partnership's trading activity are shown in the statement of income and expense.

     All of the commodity interests, owned by the Partnership, are held for trading purposes. The fair value of these commodity interests, including options thereon, at December 31, 1997, was $8,075,897 and the average fair value during the period then ended, based on monthly calculation was $5,627,034.

(5) DISTRIBUTIONS AND REDEMPTIONS:

     Distributions of profits, if any, will be made at the sole discretion of the General Partner and at such times as the General Partner may decide. Beginning at the end of six full months after the commencement of trading, a limited partner may require the Partnership to redeem his Units at their Net Asset Value as of the last day of a month on 10 days' notice to the General Partner. For the purpose of a redemption, any accrued liability for reimbursement of offering and organization expenses for the Initial Offering Period will not reduce Net Asset Value per Unit. There is no fee charged to limited partners in connection with redemptions.

(6) OFFERING AND ORGANIZATION COSTS:

     Offering and organization expenses estimated at $710,000 relating to the issuance and marketing of Units during the initial offering period were initially paid by SB and were charged against the initial capital of the Partnership. Actual offering and organization expenses totaled $653,455. The accrued liability for reimbursement of offering and organization expenses will not reduce Net Asset Value per Unit for any purpose (other than financial reporting), including calculation of advisory and brokerage fees and the redemption value of Units. Interest earned by the Partnership will be used to reimburse SB for the offering and organization expenses of the Partnership plus interest at the prime rate quoted by the Chase Manhattan Bank until such time as such expenses are fully reimbursed.

     As of December 31, 1997, the Partnership had reimbursed SB for $653,455 of offering and organization expenses and $7,104 of interest and the difference between these amounts and the original estimate which was charged to Partners' capital is reflected in the statement of income and expenses.

(7) NET ASSET VALUE PER UNIT:

     Changes in the net asset value per Unit for the period from August 1, 1997 (commencement of trading operations) to December 31, 1997 and for the three months ended March 31, 1998, were as follows:

                                                              MARCH 31, 1998
                                                               (UNAUDITED)        DECEMBER 31, 1997
                                                              --------------      -----------------
Net realized and unrealized gains (losses)..................    $  (49.68)            $   31.94
Interest income.............................................         9.94                 14.20
Expenses....................................................       (10.53)               (17.09)
                                                                ---------             ---------
Increase (decrease) for period..............................       (50.27)                29.05
Net asset value per Unit, beginning of period...............     1,011.49                982.44
                                                                ---------             ---------
Net asset value per Unit, end of period.....................       961.22             $1,011.49
                                                                =========             =========

(8) FINANCIAL INSTRUMENT RISK

     The Partnership is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments, in the normal course of its business. These financial instruments include forwards, futures and options, whose value is based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, to purchase or sell other financial instruments at specific terms at specified future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash or with another financial instrument. These instruments may be traded on an exchange or over-the-counter ("OTC"). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract.

     Market risk is the potential for changes in the value of the financial instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.

     Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Partnership's risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statement of financial condition and not represented by the contract or notional amounts of the instruments. The Partnership has concentration risk because the sole counterparty or broker with respect to the Partnership's assets is SB.

     The General Partner monitors and controls the Partnership's risk exposure on a daily basis through financial, credit and risk management monitoring systems and, accordingly, believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership is subject. These monitoring systems allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

     The notional or contractual amounts of these instruments, while appropriately not recorded in the financial statements, reflect the extent of the Partnership's involvement in these instruments. At December 31, 1997, the Partnership's commitment to purchase and sell these instruments was $513,151,141 and $482,486,909, respectively, as detailed below. All of these instruments mature within one year of December 31, 1997. However, due to the nature of the Partnership's business, these instruments may not be held to maturity. At December 31, 1997, the fair value of the Partnership's derivatives, including options thereon, was $8,075,897, as detailed below.

                                                 DECEMBER 31, 1997
                                     ------------------------------------------
                                       NOTIONAL OR CONTRACTUAL
                                        AMOUNT OF COMMITMENTS
                                     ----------------------------
                                     TO PURCHASE       TO SELL       FAIR VALUE
                                     ------------    ------------    ----------
Currencies:
  OTC..............................  $ 79,702,539    $171,012,164    $1,553,893
Energy.............................            --      26,340,080     1,632,990
Grains.............................     1,480,470       7,170,325        89,273
Interest Rate U.S..................   146,479,725              --       763,150
Interest Rate Non-U.S..............   261,861,726     222,578,459       901,690
Metals.............................    10,746,480      29,465,693     2,571,779
Softs..............................    12,880,201       9,320,777       146,373
Indices............................            --      16,599,411       416,749
                                     ------------    ------------    ----------
Total..............................  $513,151,141    $482,486,909    $8,075,897
                                     ============    ============    ==========

     At March 31, 1998, the notional or contractual amounts of the Partnership's commitment to purchase and sell these instruments was $677,619,315 and $625,370,373, respectively, as detailed below. All of these instruments mature within one year of March 31, 1998. However, due to the nature of the Partnership's business, these instruments may not be held to maturity. At March 31, 1998, the fair value of the Partnership's derivatives, including options thereon, was $4,297,646, as detailed below.

                                                   MARCH 31, 1998
                                                    (UNAUDITED)
                                     ------------------------------------------
                                       NOTIONAL OR CONTRACTUAL
                                        AMOUNT OF COMMITMENTS
                                     ----------------------------
                                     TO PURCHASE       TO SELL       FAIR VALUE
                                     ------------    ------------    ----------
Currencies:
  OTC..............................  $ 63,708,861    $156,852,877    $3,904,606
Energy.............................     3,576,600      24,629,290       926,570
Grains.............................     4,537,092       9,799,865       350,503
Interest Rates U.S.................            --     258,812,913      (564,038)
Interest Rates Non-U.S.............   572,430,483     152,785,902       143,844
Metals.............................    11,414,153       6,905,188      (602,011)
Softs..............................     5,673,711      15,584,338       558,276
Indices............................    16,278,415              --      (420,104)
                                     ------------    ------------    ----------
Total..............................  $677,619,315    $625,370,373    $4,297,646
                                     ============    ============    ==========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Smith Barney Futures Management Inc.:

     We have audited the accompanying statement of financial condition of Smith Barney Futures Management Inc. (the "Company," a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc.) as of December 31, 1997. This statement of financial condition is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement of financial condition based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Smith Barney Futures Management Inc. as of December 31, 1997, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
March 31, 1998

                      SMITH BARNEY FUTURES MANAGEMENT INC.
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

                        STATEMENT OF FINANCIAL CONDITION
                MARCH 31, 1998 (UNAUDITED) AND DECEMBER 31, 1997

                                     ASSETS

                                                              MARCH 31, 1998
                                                               (UNAUDITED)     DECEMBER 31, 1997
                                                              --------------   -----------------
Receivable from limited partnerships........................   $  4,669,207      $  4,525,054
Receivable from affiliate...................................      2,140,550         2,096,888
Investments in limited partnerships, at equity..............      9,846,844         9,419,858
Other assets................................................         71,576            32,989
                                                               ------------      ------------
          Total Assets......................................   $ 16,728,127      $ 16,074,789
                                                               ============      ============
                     LIABILITIES & STOCKHOLDER'S EQUITY
Dividend payable to SSBHI...................................   $  1,000,000      $  1,500,000
Accounts payable and accrued liabilities....................         47,532           160,611
                                                               ------------      ------------
          Total Liabilities.................................      1,047,532         1,660,611
                                                               ------------      ------------
Common stock, no par value, 3,000 shares authorized, 200
  shares issued and outstanding (100 shares, $1 stated
  value; 100 shares, no stated value).......................            100               100
Additional paid-in capital..................................     67,413,746        67,413,746
Retained earnings...........................................      6,266,749         5,000,332
                                                               ------------      ------------
                                                                 73,680,595        72,414,178
Less: Note receivable from SSBHI............................    (58,000,000)      (58,000,000)
                                                               ------------      ------------
                                                                 15,680,595        14,414,178
                                                               ------------      ------------
          Total Liabilities & Stockholder's Equity..........   $ 16,728,127      $ 16,074,789
                                                               ============      ============

   The accompanying notes are an integral part of this statement of financial condition.

                      SMITH BARNEY FUTURES MANAGEMENT INC.
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

                   NOTES TO STATEMENT OF FINANCIAL CONDITION

1. ORGANIZATION

     Smith Barney Futures Management Inc. (the "Company") is a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. ("SSBHI") which is a wholly-owned subsidiary of Travelers Group Inc. ("Travelers"). On November 28, 1997 Smith Barney Holdings Inc. was merged with Salomon Inc to form SSBHI. The Company is registered as a commodity pool operator with the Commodity Futures Trading Commission. The Company was organized and is authorized to act as a general partner for the management of investment funds. At December 31, 1997, the Company is the general partner for 21 limited partnerships (the "limited partnerships") with total assets of $758,485,796, total liabilities of $17,676,281 and total partners' capital of $740,809,515. The limited partnerships are organized to engage in the speculative trading of commodity futures contracts and other commodity interests. The Company's responsibilities as the general partner are described in the various limited partnership agreements. The Company has a general partner's liability which is unlimited (except to the extent it may be limited by the limited partnership agreement) with respect to the limited partnerships.

2. SIGNIFICANT ACCOUNTING POLICIES

     The statement of financial condition is prepared in accordance with generally accepted accounting principles which requires the use of management's best judgment and estimates. Estimates may vary from actual results.

     Investments in limited partnerships, at equity, are valued at the Company's proportionate share of the net asset values as reported by the limited partnerships and approximate fair value. The limited partnerships value positions at the closing market quotations on the last business day of the year.

     The carrying value of financial instruments in the statement of financial condition approximates their fair values as they are either short term in nature or interest-bearing at floating rates.

     Under the terms of each of the limited partnership agreements for which it is a general partner, the Company is solely responsible for managing the partnership. Other responsibilities are disclosed in each limited partnership agreement. The Company is required to make a capital contribution to each such limited partnership. The limited partnership agreements generally require the general partner to maintain a cash investment in the limited partnerships equal to the greater of (i) an amount which will entitle the general partner to an interest of 1% in each material item of partnership income, gain, loss, deduction or credit or (ii) the greater of (a) 1% of the aggregate capital contributions of all partners or (b) a minimum of $25,000. While it is the general partner thereof, it may not reduce its percentage interest in such limited partnerships to less than such required level, as defined in each limited partnership agreement.

     Consistent with the limited partnership agreements, the Company received an opinion of counsel that it may maintain its net worth, as defined in the limited partnership agreements (excluding its investment in each such limited partnership), at an amount not less than 5% of the total contributions to the limited partnerships by all partners. SSBHI will contribute such amounts of additional capital to the Company, all or part of which may be contributed by a note (see Note 3), so that the Company may maintain its net worth requirement. This requirement was met at December 31, 1997.

     Receivable from limited partnerships includes deferred offering costs which represent payments made by the Company on behalf of certain limited partnerships during their original offering, such as legal fees, printing costs, etc. These costs are deferred until the limited partnerships commence operations and then are reimbursed over a period varying from eighteen to twenty-four months or as interest income is earned by the limited partnership in accordance with the limited partnership's prospectus. The offering costs at December 31, 1997 were $615,400. Repayment of these costs is not contingent upon the operating results of the

                      SMITH BARNEY FUTURES MANAGEMENT INC.
       (A WHOLLY-OWNED SUBSIDIARY OF SALOMON SMITH BARNEY HOLDINGS INC.)

            NOTES TO STATEMENT OF FINANCIAL CONDITION -- (CONTINUED)

limited partnerships. In addition, as general partner, the Company earns monthly management fees and commissions from the limited partnerships as defined by the limited partnership agreements. Management fees and commission receivables at December 31, 1997 were $3,909,654.

3. NOTE RECEIVABLE

     The note receivable consists of a $58,000,000 demand note dated June 22, 1994 which is non-interest bearing. The demand note was issued to the Company by SSBHI.

4. RELATED PARTY TRANSACTIONS

     Substantially all transactions of the Company, including the allocation of certain income and expenses, are with SSBHI, limited partnerships of which it is the general partner, and other affiliates. Receivable from affiliate represents amounts due from Smith Barney Inc., a wholly-owned subsidiary of SSBHI, for interest income, advisory fees, and commissions.

5. INCOME TAXES

     Under income tax allocation agreements with SSBHI and Travelers, the Company's Federal, state, and local income taxes are provided on a separate return basis and are subject to utilization of tax attributes in Travelers consolidated income tax provision. Under the tax sharing agreement with SSBHI, the Company remits taxes to SSBHI. As of December 31, 1997, all taxes have been remitted to SSBHI.

6. EMPLOYEE BENEFIT PLANS

     The Company participates in a noncontributory defined benefit pension plan with Travelers which covers substantially all U.S. employees.

     The Company, through Travelers, has a defined contribution employee savings plan covering substantially all U.S. employees. In addition, the Company has various incentive plans under which stock of Travelers is purchased for subsequent distribution to employees, subject to vesting requirements.

7. STOCKHOLDER'S EQUITY

     During the year the Company declared dividends of $4,500,000 and distributed $3,000,000 on its outstanding common stock. Other than net income there were no other changes to equity.

8. SUBSEQUENT EVENTS

     On March 31, 1998, the Company declared a dividend in the amount of $1,000,000 payable to SSBHI.

                       SALOMON SMITH BARNEY HOLDINGS INC.

     Salomon Smith Barney Holdings Inc. ("SSBHI") provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. As used herein, "Company" refers to SSBHI and its consolidated subsidiaries. Investment banking and securities trading activities are principally conducted by Salomon Brothers Holding Company Inc ("SBHC") and Smith Barney Inc. ("Smith Barney") and their subsidiaries and affiliated companies. Salomon Smith Barney provides capital raising, advisory, research and brokerage services to its customers, and executes proprietary trading strategies on its own behalf. Asset management services are provided principally through Mutual Management Corp. (formerly Smith Barney Mutual Funds Management Inc.), Smith Barney and Salomon Brothers Asset Management Inc. The Company's commodities trading business is conducted principally by Phibro Inc. and its subsidiaries.

     On November 28, 1997, a newly formed wholly owned subsidiary of Travelers Group Inc. ("Travelers Group") was merged into Salomon Inc ("Salomon"). Pursuant to the merger agreement, stockholders of Salomon received shares of stock of Travelers Group and Salomon became a wholly owned subsidiary of Travelers Group. Also on November 28, Salomon and Smith Barney Holdings Inc. were merged (the "Merger"), with SSBHI continuing as the surviving corporation of the Merger. The summary financial information gives retroactive effect to the Merger as a combination of entities under common control in a transaction accounted for in a manner similar to a pooling of interests. The pooling of interests method of accounting requires the restatement of all periods presented as if Salomon and Smith Barney Holdings Inc. had always been combined.

     Travelers Group (formerly The Travelers Inc.), the Company's parent, is a diversified financial services holding company engaged, through its subsidiaries, principally in four business segments: (i) Investment Services (primarily through the Company), including Asset Management; (ii) Consumer Finance Services; (iii) Property & Casualty Insurance Services; and (iv) Life Insurance Services.

     The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013, telephone 212-816-6000. The Company was incorporated in Delaware in 1960.

     The following is audited summary information for the Company for the years ending December 31, 1995, December 31, 1996 and December 31, 1997.

                         SUMMARY FINANCIAL INFORMATION
                             (AMOUNTS IN MILLIONS)

                             QUARTER ENDED    YEAR ENDED     YEAR ENDED     YEAR ENDED
                               MARCH 31,     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                 1998            1997           1996           1995
                             -------------   ------------   ------------   ------------
                              (UNAUDITED)
Income Statement Data
  Revenues.................    $  6,051        $ 21,477       $ 18,843       $17,487
  Income from Continuing
     Operations before
     Income Taxes..........    $    810        $  1,820       $  3,064       $ 1,820
  Net Income...............    $    502        $  1,145       $  1,500       $ 1,052
Balance Sheet Data
  Total Assets.............    $293,823        $276,620       $246,114
  Total Liabilities........    $284,204        $267,757       $237,734
  Preferred stock..........          --              --       $    420
  Trust Preferred
     Securities............    $    745        $    345       $    345
  Stockholder's Equity.....    $  8,874        $  8,518       $  7,615

     The General Partner will provide a copy of the Company's annual report as filed with the SEC to any limited partner requesting it.

                                    GLOSSARY

     The following glossary may assist the prospective investor in understanding the terms used in this Prospectus. It should be noted preliminarily that commodity futures contracts are contracts made on or through a commodity exchange, and generally provide for future delivery of agricultural and industrial commodities, foreign currencies and financial instruments. Such contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a "long" contract; conversely a contract to make delivery (sell) is referred to as a "short" contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an "open" position. Other terms used herein include the following:

          Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

          Affiliate. An affiliate of a person means (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person; or (e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

          Churning. Engaging in excessive trading with respect to a commodity account for the purpose of generating brokerage commissions.

          Commission. The fee charged by a broker for executing a trade in a commodity account of a customer. SB charges most customers, but not the Partnership, commissions per futures contract on a "round-turn" basis, i.e., only upon the closing of an open position.

          Commodity. The term commodity refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments. Out of this large class, certain commodities have been selected as appropriate vehicles for trading on various national and international exchanges located in principal marketing and commercial areas. Among the commodities currently traded are wheat, corn, oats, hogs, poultry, potatoes, sugar, cotton, lumber, copper, silver, gold, GNMAs, T-Bills, stock indices, British pounds sterling and Japanese yen.

          Commodity Broker. Any person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

          Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          Daily price fluctuation limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract for a given commodity that can occur on an exchange on a given day in relation to the previous day's settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange.

          Delivery. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof. Certain financial instrument futures contracts are not settled by delivery of the financial instrument, but rather are settled in cash.

          Forward contract. A contract relating to the purchase and sale of a physical commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

          Limit order. An order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

          Margin. Good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract. Commodity margins do not involve the payment of interest.

          Margin call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or a commodity broker.

          Market order. An order to execute a trade at the prevailing price as soon as possible.

          Net Assets. The total assets of the Partnership including all cash, plus Treasury securities at accrued interest and the market value of all open commodity positions maintained by the Partnership, less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting. Net Assets equal Net Asset Value.

          Net Asset Value of a Unit. Net Assets divided by the aggregate number of Units of limited and general partnership interest outstanding. The accrued liability for reimbursement of offering and organizational expenses of the Initial Offering Period will not reduce Net Asset Value of a Unit for any purpose (other than financial reporting), including calculation of management and brokerage fees and the purchase and redemption value of Units.

          Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

          New Trading Profits. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Partnership assets during the period, whether the assets are held separately or in margin accounts.

          Notional Funds. Funds not actually held in a client's account but that have been committed by a client to the trading activity of a commodity trading advisor.

          Option. A contract giving the purchaser the right, as opposed to the obligation, to acquire or to dispose of the commodity or commodity futures contract underlying the option.

          Organizational and Offering Expenses. All expenses incurred by the Partnership in connection with and in preparing the Partnership for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units under federal and state law, including taxes and fees, accountants' and attorneys' fees.

          Pit brokerage fees. Includes floor brokerage, clearing fees, National Futures Association fees and exchange fees.

          Position limit. The maximum number of futures contracts for a given commodity that can be held or controlled at one time by one person or a group of persons acting together. Such limitation is imposed by the CFTC or an exchange.

          Pyramiding. A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

          Round-turn Transaction. The process of "opening" an investment in a commodity interest by taking a position together with the process of "closing" out that investment by undertaking an offsetting transaction.

          SB standard public customer rates. Brokerage commissions which SB charges to its public customers, including individuals, which rates change from time to time.

          Settlement price. The closing price for futures contracts in a particular commodity established by the clearing house or exchange after the close of each day's trading.

          Sponsor. Any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including a commodity broker who pays any portion of the organizational expenses of the Partnership, the General Partner and any other person who regularly performs or selects the persons who perform services for the Partnership. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

          Spot contract. A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific commodity lot, usually with a two-day settlement.

          Spread or Straddle. A commodity trading strategy involving the simultaneous buying and selling of contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

          Stop order. An order given to a broker to execute a trade in a commodity futures contract when the market price for the contract reaches the specified stop order price. Stop orders may be utilized to protect gains or limit losses on open positions or to enter into new positions. Stop orders become market orders when the stop price is reached.

          Unrealized profit or loss. The profit or loss which would be realized on an open position if it were closed out at the current settlement price.

          Valuation Date. The date as of which the Net Assets of the Partnership are determined.

          Valuation Period.  A regular period of time between Valuation Dates.

                                    TABLE C
               HYPOTHETICAL COMPOSITE ADJUSTED PERFORMANCE RECORD
                FOR THE PERIOD JUNE 1994 THROUGH MARCH 31, 1998

                                                                                  HYPOTHETICAL COMPOSITE
                                  COMPOSITE OF                      COMPOUND         WEIGHTED AVERAGE
                                 ACTUAL MONTHLY   HYPOTHETICAL       ANNUAL        PRO FORMA AND ACTUAL    HYPOTHETICAL
         PERIOD ENDING           RATE OF RETURN   $1,000 UNIT    RATE OF RETURN     RATE OF RETURN(i)      $1,000 UNIT
         -------------           --------------   ------------   --------------   ----------------------   ------------
1994...........................                      $1,000                                                   $1,000
JUNE...........................       7.53%           1,075                                6.97%               1,070
JULY...........................      (6.31)           1,007                               (6.64)                 999
AUGUST.........................      (5.89)             948                               (6.25)                 936
SEPTEMBER......................      (1.36)             935                               (1.73)                 920
OCTOBER........................      (7.21)             868                               (7.29)                 853
NOVEMBER.......................      (1.20)             857                               (1.35)                 841
DECEMBER.......................      (3.19)             830          (17.00)%             (3.44)                 812

1995
JANUARY........................      (2.26)             811                               (2.39)                 793
FEBRUARY.......................      18.06              958                               17.41                  931
MARCH..........................      20.63            1,155                               19.18                1,110
APRIL..........................       7.63            1,243                                6.76                1,185
MAY............................      (2.47)           1,213                               (2.26)               1,158
JUNE...........................      (0.27)           1,210                               (0.40)               1,153
JULY...........................      (1.51)           1,191                               (1.78)               1,133
AUGUST.........................      (0.58)           1,184                               (1.07)               1,121
SEPTEMBER......................      (3.88)           1,138                               (3.96)               1,076
OCTOBER........................       2.02            1,161                                1.69                1,094
NOVEMBER.......................       1.90            1,183                                1.72                1,113
DECEMBER.......................       5.30            1,246           50.14                5.16                1,171

1996
JANUARY........................       4.44            1,302                                3.88                1,216
FEBRUARY.......................      (6.46)           1,217                               (6.81)               1,133
MARCH..........................       1.31            1,233                                1.11                1,146
APRIL..........................       3.21            1,273                                3.18                1,182
MAY............................      (4.45)           1,216                               (4.89)               1,124
JUNE...........................       4.12            1,266                                4.13                1,171
JULY...........................      (2.49)           1,235                               (3.05)               1,135
AUGUST.........................       0.55            1,242                                0.49                1,141
SEPTEMBER......................       6.89            1,327                                7.03                1,221
OCTOBER........................      11.46            1,479                               10.41                1,348
NOVEMBER.......................       7.37            1,588                                6.93                1,441
DECEMBER.......................      (0.17)           1,586           27.24               (0.07)               1,440

1997
JANUARY........................       3.22            1,637                                2.83                1,481
FEBRUARY.......................      (0.67)           1,626                               (1.03)               1,466
MARCH..........................       0.20            1,629                               (0.15)               1,464
APRIL..........................      (1.54)           1,604                               (2.11)               1,433
MAY............................      (2.59)           1,562                               (2.95)               1,390
JUNE...........................      (1.65)           1,536                               (1.91)               1,364
JULY...........................       7.32            1,649                                6.84                1,457
AUGUST.........................      (2.58)           1,606                               (3.37)               1,408
SEPTEMBER......................      (2.25)           1,570                               (2.70)               1,370
OCTOBER........................       3.45            1,624                                3.22                1,414
NOVEMBER.......................       0.20            1,627                               (0.20)               1,411
DECEMBER.......................       4.75            1,705            7.53                4.36                1,473

1998
JANUARY........................      (2.16)           1,668                               (3.02)               1,428
FEBRUARY.......................       0.26            1,672                                0.00                1,428
MARCH..........................      (1.63)           1,645           (3.50)              (2.14)               1,398
    COMPOUND AVERAGE ANNUAL RATE OF RETURN
      (JUNE 1994-MARCH 1998)                                          13.87

                                  HYPOTHETICAL
                                    COMPOUND
                                     ANNUAL
         PERIOD ENDING           RATE OF RETURN
         -------------           --------------
1994...........................
JUNE...........................
JULY...........................
AUGUST.........................
SEPTEMBER......................
OCTOBER........................
NOVEMBER.......................
DECEMBER.......................      (18.75)%
1995
JANUARY........................
FEBRUARY.......................
MARCH..........................
APRIL..........................
MAY............................
JUNE...........................
JULY...........................
AUGUST.........................
SEPTEMBER......................
OCTOBER........................
NOVEMBER.......................
DECEMBER.......................       44.10
1996
JANUARY........................
FEBRUARY.......................
MARCH..........................
APRIL..........................
MAY............................
JUNE...........................
JULY...........................
AUGUST.........................
SEPTEMBER......................
OCTOBER........................
NOVEMBER.......................
DECEMBER.......................       23.05
1997
JANUARY........................
FEBRUARY.......................
MARCH..........................
APRIL..........................
MAY............................
JUNE...........................
JULY...........................
AUGUST.........................
SEPTEMBER......................
OCTOBER........................
NOVEMBER.......................
DECEMBER.......................        2.26
1998
JANUARY........................
FEBRUARY.......................
MARCH..........................       (5.10)
    COMPOUND AVERAGE ANNUAL RAT
      (JUNE 1994-MARCH 1998)           9.14

--------------------
See hypothetical composite pro forma description on the following page.
(i) The Hypothetical Composite Weighted Average Pro Forma and Actual Rate of Return for the period August 1, 1997 (commencement of Partnership trading) through March 31, 1998 is based upon the weighted averages of the actual rates of return of the respective portfolios as traded for the partnership weighted according to the percentages as described in the Notes to Table C.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                NOTES TO TABLE C

     The compound annual Hypothetical Compound Annual Rate of Return for each year is calculated by applying on a compound basis each of the Hypothetical Composite Weighted Average Pro Forma Rates of Return for such month, not by adding or averaging such monthly rates of return.

     The Hypothetical Composite Adjusted Performance Record was prepared by the General Partner and is a result of (a) making certain pro forma adjustments to the historical performance records of the four programs to be used for the Partnership in an attempt to approximate the brokerage fees, management fees, incentive fees, other expenses, and interest income calculated in accordance with the fee and income structure of the Partnership as opposed to the corresponding fees, expenses or income actually charged or earned in the historical performance records (for purposes of the calculation of Partnership interest income, historical 30-day Treasury bill rates of the time period presented on Tables B-1, B-2, B-3 and B-4 were used. Such rates may be higher than current 30-day Treasury bill rates that will be used to calculate Partnership interest income. The application of historical rates may compare more closely to the Advisor's interest income which was most likely earned at the prevailing interest rates of a particular time period.), (b) assuming an allocation of Partnership assets is made in accordance with actual portfolio or program percentages as of March 31, 1998: 36% to the Original Investment Program; 24% to the Financial and Metals Portfolio; 26% to the Global Financial Portfolio; and 14% to the Global Diversified Portfolio, (c) calculating a combined weighted average pro forma rate of return; and (d) applying on a compound basis each of the monthly Hypothetical Composite Weighted Average Pro Forma Rates of Return to an assumed hypothetical investment of $1,000 made at the beginning of the period. For example, JWH's initial allotment of $360 to the Original Investment Program was multiplied by its Pro Forma Monthly Rate of Return from Table B-1. In June 1994, JWH's Pro Forma Monthly ROR was 6.85% which results in a increase of $25 for the first month of trading and a corresponding increase to its trading allotment to $385. Next, this process was repeated for each program or portfolio traded by the Advisor for the Partnership, then added to reach a net asset value as of the end of the month of $1,070, an increase of 6.97% over the initial $1,000. Finally, these computations were repeated each month, beginning with last month's assets allocated to each program or portfolio plus trading profits or losses. Performance for the period beginning August 1, 1997 (inception of partnership trading) is based upon the actual trading results of the respective portfolio as traded for the Partnership.

     The Hypothetical Composite Adjusted Performance Record does not reflect how the Partnership may operate, but is based instead upon estimates and assumptions considered by the General Partner to be reasonable. Prospective investors must note, however, that there are other methods by which the Hypothetical Composite Adjusted Performance Record could have reasonably been calculated. Such alternative methods may have produced different composite performance results.

     Irrespective of the limitations of the pro forma adjustments that have been made to the Advisor's historical records, any composite of different trading approaches that have never, in fact, traded an account together is necessarily artificial and hypothetical in some respects. Such hypothetical presentations are also subject to the fact that they can be designed with the benefit of hindsight.

     The hypothetical $1,000 unit column represents the net asset value of a hypothetical unit as of the end of each month.

     The Hypothetical Composite Adjusted Performance Record is based on pro forma adjustments to actual trading results; it contains no simulated performance. However, the table is nevertheless hypothetical in that no single account has been managed by the Advisor utilizing all four programs in the same proportions as the Partnerships' assets will be allocated. CFTC and NFA regulations require that the following cautionary legend accompany all hypothetical trading records: THIS COMPOSITE PERFORMANCE RECORD IS HYPOTHETICAL AND THE ADVISOR'S TRADING PROGRAMS HAVE NOT BEEN TRADED TOGETHER IN THE MANNER SHOWN IN THE COMPOSITE. HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY MULTI-PROGRAM MANAGED ACCOUNT OR POOL WILL OR IS LIKELY TO ACHIEVE A COMPOSITE PERFORMANCE RECORD SIMILAR TO THAT SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFER-

ENCES BETWEEN A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD AND THE ACTUAL RECORD SUBSEQUENTLY ACHIEVED.

     ONE OF THE LIMITATIONS OF A HYPOTHETICAL COMPOSITE PERFORMANCE RECORD IS THAT DECISIONS RELATING TO THE SELECTION OF TRADING PROGRAMS AND THE ALLOCATION OF ASSETS AMONG THOSE TRADING PROGRAMS WERE MADE WITH THE BENEFIT OF HINDSIGHT BASED UPON THE HISTORICAL RATES OF RETURN OF THE SELECTED TRADING PROGRAMS. THEREFORE, COMPOSITE PERFORMANCE RECORDS INVARIABLY SHOW POSITIVE RATES OF RETURN. ANOTHER INHERENT LIMITATION ON THESE RESULTS IS THAT THE ALLOCATION DECISIONS REFLECTED IN THE PERFORMANCE RECORD WERE NOT MADE UNDER ACTUAL MARKET CONDITIONS AND, THEREFORE, CANNOT COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FURTHERMORE, THE COMPOSITE PERFORMANCE RECORD MAY BE DISTORTED BECAUSE THE ALLOCATION OF ASSETS CHANGES FROM TIME TO TIME AND THESE ADJUSTMENTS ARE NOT REFLECTED IN THE COMPOSITE.

     The above table must be read in conjunction with the description of the manner in which the Pro Forma Rates of Return for each program were calculated set forth under "The Advisor -- Notes to Tables B-1, B-2, B-3 and B-4." The Hypothetical Composite Adjusted Performance Record, for the period June 1994 through July 31, 1997, has been calculated on the basis of Pro Forma Monthly ROR figures only and Rate of Return may not be an accurate indication of actual performance due to the effect of additions and withdrawals and other factors. Investors should be careful to consider the monthly rates of return and volatility before determining whether to invest. In any event, past results are no guarantee of future performance and no representation is made that the Partnership is likely to achieve profits similar to those shown in the Hypothetical Composite Adjusted Performance Record.

     Although the General Partner believes that the Hypothetical Composite Adjusted Performance Record provides information pertinent to evaluating the desirability of investing in the Partnership, prospective investors must carefully consider the manner in which (a) the individual program's Pro Forma Monthly RORs have been calculated and (b) weighted averages of these Pro Forma Monthly RORs have been derived for purposes of producing the Hypothetical Composite Adjusted Performance Record in assessing the importance of either of the above Tables to such investor's decision whether to purchase Units.

                                                                       EXHIBIT A
                             ----------------------

                         LIMITED PARTNERSHIP AGREEMENT
                             ----------------------

                               TABLE OF CONTENTS

        Paragraph and Subject          Page
        ---------------------          ----
 1.  Formation and Name..............   A-1
 2.  Principal Office................   A-1
 3.  Business........................   A-1
 4.  Term, Dissolution and
       Fiscal Year...................   A-1
     Term............................   A-1
     Dissolution.....................   A-2
     Fiscal Year.....................   A-2
 5.  Net Worth of General Partner....   A-2
 6.  Capital Contributions and Units
       of Partnership Interest.......   A-2
 7.  Allocation of Profits and
       Losses........................   A-3
     Capital Accounts................   A-3
     Allocations.....................   A-3
     Allocation of Profit and Loss
       for Federal Income Tax
       Purposes......................   A-3
     Definitions.....................   A-4
     Expenses and Limitation
       Thereof.......................   A-5
     Limited Liability of Limited
       Partners......................   A-5
     Return of Limited Partner's
       Capital Contribution..........   A-5
     Distributions...................   A-5
 8.  Management of the Partnership...   A-5
 9.  Audits and Reports to Limited
       Partners......................   A-7

        Paragraph and Subject          Page
        ---------------------          ----
10.  Transfer and Redemption
       of Units......................   A-8
     Initial Limited Partner.........   A-8
     Transfer........................   A-8
     Redemption......................   A-9
11.  Public Offering of Units of
       Limited Partnership
       Interest......................   A-9
12.  Admission of Additional
       Partners......................  A-10
13.  Special Power of Attorney.......  A-10
14.  Withdrawal of a Partner.........  A-10
15.  No Personal Liability for Return
       of Capital....................  A-11
16.  Indemnification.................  A-11
17.  Amendments; Meetings............  A-11
     Amendments with Consent of the
       General Partner...............  A-11
     Meetings........................  A-12
     Amendments and Actions without
       Consent of the General
       Partner.......................  A-12
     Continuation....................  A-12
18.  Governing Law...................  A-12
19.  Miscellaneous...................  A-12
     Priority among Limited
       Partners......................  A-12
     Notices.........................  A-12
     Binding Effect..................  A-12
     Captions........................  A-13

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT A

               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

     This Limited Partnership Agreement dated as of March 21, 1997, by and between Smith Barney Futures Management Inc., 390 Greenwich Street, New York, New York 10013 (the "General Partner"), and David J. Vogel (the "Initial Limited Partner") and amended as of June 15, 1998, and those other parties who shall execute this Agreement, whether in counterpart or by attorney-in-fact, as limited partners (the Initial Limited Partner and such other parties are collectively, the "Limited Partners") (the General Partner and Limited Partners may be collectively referred to herein as "Partners"),

                             W I T N E S S E T H :

     WHEREAS, the parties hereto desire to form and continue a limited partnership for the purpose of trading in commodity interests including futures contracts, options and forward contracts;

     NOW, THEREFORE, the parties hereto agree as follows:

1. FORMATION AND NAME.

     The parties hereto hereby form a limited partnership under the New York Uniform Limited Partnership Act. The name of the limited partnership is Smith Barney Westport Futures Fund L.P. (the "Partnership"). The General Partner shall execute and file a Certificate of Limited Partnership in accordance with the provisions of the New York Revised Uniform Limited Partnership Act and execute, file, record and publish, as appropriate, such amendments, restatements and other documents as are or become necessary or advisable, as determined by the General Partner.

2. PRINCIPAL OFFICE.

     The principal office of the Partnership shall be 390 Greenwich Street, New York, New York 10013 or such other place as shall be designated by the General Partner.

3. BUSINESS.

     (a) The Partnership business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of interests in commodities of all descriptions, including futures contracts, commodity options, forward contracts and any other rights or interests pertaining thereto including interests in commodity pools.

     (b) The objective of the Partnership business is appreciation of its assets through speculative diversified trading. The Partnership shall not:

          (1) engage in the pyramiding of its positions by using unrealized profit on existing positions as margin for the purchase or sale of additional positions in the same or related commodities;

          (2) utilize borrowings except short-term borrowings if the Partnership takes delivery of cash commodities, provided that neither the deposit of margin with a commodity broker nor obtaining and drawing on a line of credit with respect to forward contracts shall constitute borrowing; or

          (3) permit the churning of its account.

4. TERM, DISSOLUTION AND FISCAL YEAR.

     (a) Term. The term of the Partnership shall commence on the date the Certificate of Limited Partnership is filed in the office of the Secretary of State of the State of New York, and shall end upon the first to occur of the following: (1) December 31, 2017; (2) receipt by the General Partner of an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (3) assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy, or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17); (4) any event which shall make it unlawful for the existence of the Partnership to be continued; or (5) if Net Asset Value falls below $400 as of the end of any business day after trading.

     (b) Dissolution. Upon the dissolution of the Partnership, the assets of the Partnership shall be distributed to creditors, including any Partners who may be creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners; to Partners and former Partners in satisfaction of liabilities for distributions; and to Partners first for the return of their contributions and second respecting their partnership interests, in the proportions in which the Partners share in distributions. Following distribution of the assets of the Partnership, a Certificate of Cancellation for the Partnership shall be filed as required by the Partnership Act.

     (c) Fiscal Year. The fiscal year of the Partnership will commence on January 1 and end on December 31 each year ("fiscal year"). Each fiscal year of the Partnership is divided into four fiscal quarters commencing on the first day of January, April, July and October ("fiscal quarter").

5. NET WORTH OF GENERAL PARTNER.

     The General Partner agrees that at all times after the termination of the initial offering period of the Partnership's Units of Limited Partnership Interest described in Paragraph 11 hereof (the "Public Offering"), so long as it remains the General Partner of the Partnership, it will maintain a Net Worth (as defined below) equal to the greater of (a) 5% of the total contributions (including contributions by the General Partner) to all limited partnerships to which it is a general partner (including the Partnership) plus (prior to the termination of the Public Offering) 5% of the Units being offered for sale in the Partnership or (b) $50,000. In no event will the General Partner be required to maintain a net worth in excess of the greater of (i) $1,000,000 or (ii) the amount which the General Partner is advised by counsel as necessary or advisable to ensure that the Partnership is taxed as a partnership for federal income tax purposes.

     For the purposes of this Paragraph 5, Net Worth shall be based upon current fair market value of the assets of the General Partner. The requirements of this Paragraph 5 may be modified if the General Partner obtains an opinion of counsel for the Partnership that a proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes and will not violate any state securities or blue sky laws to which the Partnership may be subject from time to time.

6. CAPITAL CONTRIBUTIONS AND UNITS OF PARTNERSHIP INTEREST.

     The General Partner shall contribute to the Partnership, immediately prior to the time the Partnership commences trading activities and as necessary thereafter, an amount which shall at least equal the greater of (a) 1% of capital contributions or (b) $25,000. The General Partner's contribution shall be evidenced by "Units of General Partnership Interest." The General Partner may not make any transfer or withdrawal of its contribution to the Partnership while it is General Partner which would reduce its percentage interest in the Partnership to less than such required interest in the Partnership. Any withdrawal of any such excess interest by the General Partner may be made only upon not less than 30 days' notice to the Limited Partners prior to the end of a fiscal quarter.

     Interests in the Partnership, other than those of the General Partner, shall be evidenced by "Units of Limited Partnership Interest" which the General Partner on behalf of the Partnership shall, in accordance with the Prospectus included in the Registration Statement referred to in Paragraph 11, sell to persons desiring to become Limited Partners. For each Unit of Limited Partnership Interest purchased prior to the commencement of trading operations, a Limited Partner shall contribute $1,000 to the capital of the Partnership. For any Unit (or partial unit rounded to four decimal places) of Limited Partnership Interest purchased thereafter, a Limited Partner shall contribute to the capital of the Partnership an amount equal to the Net Asset Value of a Unit (or partial unit, as the case may be) of Limited Partnership Interest as of the close of business on the day preceding the effective date of such purchase, and shall pay in addition any selling commission which must be paid with respect to such purchase. For purposes of such purchases, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. The aggregate of all contributions shall be available to the Partnership to carry on its business, and no interest shall be paid on any such contribution. The General Partner may, in its discretion, split the Units at any time, provided that any such action will not adversely affect the capital account of any limited partner. All subscriptions for Units of Limited Partnership Interest made pursuant to the Public Offering of the Units of Limited Partnership Interest must be on the form provided in the Prospectus.

     The proceeds from the sale of the Units of Limited Partnership Interest pursuant to the Public Offering shall be placed in an escrow account and shall not be contributed to the capital of the Partnership prior to the termination of the Initial Offering Period (as defined in the Prospectus). If subscriptions for at least 20,000 Units of Limited Partnership Interest shall not have been received and accepted by the General Partner when the Initial Offering Period is terminated, this Agreement shall terminate, the full amount of all subscriptions shall be promptly returned to the subscribers, and the Certificate of Limited Partnership shall be cancelled. If subscriptions for at least 20,000 Units of Limited Partnership Interest shall have been received and accepted by the General Partner prior to the termination of the Initial Offering Period, the proceeds thereof shall be contributed to the capital of the Partnership and the Partnership shall thereafter commence trading operations. All subscribers shall receive the interest earned on their subscriptions while held in escrow. All subscribers who have been accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

7. ALLOCATION OF PROFITS AND LOSSES.

     (a) Capital Accounts. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership.

     (b) Allocations. As of the close of business on the last day of each month during each fiscal year of the Partnership, the following determinations and allocations shall be made:

          (1) The Net Assets of the Partnership (as defined in Paragraph 7(d)(1)) before any management and incentive fees payable by the Partnership as of such date shall be determined.

          (2) Monthly management fees, if any, payable by the Partnership as of such date shall then be charged against Net Assets. Brokerage fees payable to SB pursuant to Paragraph 7(i) shall be charged pro rata to the capital accounts of the Units.

          (3) Incentive fees, if any, shall then be charged against Net Assets.

          (4) Any increase or decrease in Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3) above) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

          (5) The amount of any distribution to a Partner, any amount paid to a Limited Partner on redemption of Units of Limited Partnership Interest, and any amount paid to the General Partner on redemption of Units of General Partnership Interest, shall be charged to that Partner's capital account.

     (c) Allocation of Profit and Loss for Federal Income Tax Purposes. The Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts. Any Partner who redeems Units of Limited or General Partnership Interest during any fiscal year will be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership during the period that such Units of Limited or General Partnership Interest were owned by such Partner, based on the ratio that the capital accounts allocable to such acquired or redeemed Units of Limited or General Partnership Interest bear to the capital accounts allocable to all Partners' Units of Limited or General Partnership Interest for such period. Any Partner who transfers or assigns Units of Limited or General Partnership Interest during any fiscal year shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the

Partnership through the end of the fiscal quarter in which notice of such transfer or assignment is given to the General Partner in accordance with Paragraph 10(b) hereof, and the transferee or assignee of such Units shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership commencing with the fiscal quarter next succeeding the quarter in which notice of transfer or assignment is given. The method of allocating gains and losses for tax purposes may be changed by the General Partner upon receipt of advice from counsel to the Partnership that such change is required by applicable law or regulations.

     (d) Definitions:

          (1) Net Assets. Net Assets of the Partnership shall mean the total assets of the Partnership including all cash, plus Treasury Bills at market, accrued interest, and the market value of all open commodity positions maintained by the Partnership, less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting.

          (2) Net Asset Value per Unit. The Net Asset Value of each Unit of Limited Partnership Interest and each Unit of General Partnership Interest shall be determined by dividing the Net Assets of the Partnership by the aggregate number of Units of Limited and General Partnership Interest outstanding.

          (3) Capital Contributions. Capital contributions shall mean the total investment in the Partnership by a Partner or by all Partners, as the case may be.

          (4) New Trading Profits. The excess, if any, of Net Assets managed by the Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership's assets during the fiscal period, whether the assets are held separately or in margin accounts.

          (5) Organizational and Offering Expenses. Organizational and offering expenses shall mean all expenses incurred by the Partnership in connection with and in preparing for registration and subsequent offering and distributing it to the public, including but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Units of Limited Partnership Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees.

          (6) Valuation Date. The date as of which the Net Assets of the Partnership are determined.

          (7) Valuation Period.  A regular period of time between Valuation
     Dates.

          (8) Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options.

          (9) Commodity Contract. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

          (10) Pyramiding. A method of using all or a part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

          (11) Sponsor. Any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including a commodity broker who pays any portion of the organizational expenses of the Partnership, the General Partner and any other person who regularly performs or selects the persons who perform services for the Partnership. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwrit-ers whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates.

     (e) Expenses and Limitation Thereof. Subject to the limitations set forth below in this Paragraph 7(e), the Partnership shall bear all commodity brokerage fees and shall be obligated to pay all liabilities incurred by it, including, without limitation, all expenses incurred in connection with its trading activities, and any management and incentive fees. The General Partner shall bear all other operating expenses except legal, accounting, filing, data processing and reporting fees and extraordinary expenses. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner. The aggregate annual expenses of every character paid or incurred by the Partnership, including management fees, advisory fees and all other fees, except for incentive fees, commodity brokerage commissions, the actual cost of legal and audit services and extraordinary expenses, when added to the customary and routine administrative expenses of the Partnership, shall in no event exceed, on an annual basis, 1/2 of 1% of Net Assets per month. For the purpose of this limitation, customary and routine administrative expenses shall include all expenses of the Partnership other than commodity brokerage commissions, incentive fees, the actual cost of legal and audit services and extraordinary expenses. All expenses of the Partnership shall be billed directly to and paid by the Partnership. If necessary, the General Partner will reimburse the Partnership, no less frequently than quarterly, for the amount by which aggregate fees and expenses exceed, on an annual basis, 1/2 of 1% of Net Assets per month. Reimbursements to the General Partner or its affiliates shall not be allowed, except for reimbursement of actual cost of legal and audit services used for or by the Partnership and charges incidental to trading. Expenses incurred by the General Partner in connection with administration of the Partnership including but not limited to salaries, rent, travel expenses and such other items generally falling under the category of overhead, shall not be charged to the Partnership. In no event will organizational and offering expenses exceed 15% of the Partners' initial capital contributions. For this purpose, organizational and offering expenses include interest on loans from SB to the Partnership for payment of organizational and offering expenses, if any.

     (f) Limited Liability of Limited Partners:

          (1) Each Unit of Limited Partnership Interest, when purchased by a Limited Partner, subject to the qualifications set forth below, shall be fully paid and non-assessable.

          (2) A Limited Partner will have no liability in excess of his obligation to make contributions to the capital of the Partnership and his share of the Partnership's assets and undistributed profits, subject to the qualifications provided in New York law.

     (g) Return of Limited Partner's Capital Contribution. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units of Limited Partnership Interest or shall be entitled to distributions in accordance with the terms of this Agreement, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand and receive property other than cash.

     (h) Distributions. The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units of Limited Partnership Interest), if any, the Partnership will make to its Partners. Distributions shall be pro rata in accordance with the respective capital accounts of the Partners.

8. MANAGEMENT OF THE PARTNERSHIP.

     Except as hereinafter provided, the General Partner, to the exclusion of all Limited Partners, shall conduct, manage and control the business of the Partnership including, without limitation, the investment of the funds of the Partnership. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership. The Partnership shall not permit the limited partners to contract away the fiduciary obligation owed to the limited partners by the General Partner under common law. Except as provided herein, no Partner shall be entitled to any salary, draw or other compensation from the Partnership. Each Limited Partner hereby undertakes to advise the General Partner of such additional information as may be deemed by the General Partner to be required or appropriate to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in commodity contracts.

     The General Partner may delegate its responsibility, in whole or in part, for the investment of the Partnership's assets to one or more qualified trading advisors and may delegate trading discretion to such persons. If the General Partner decides to direct trading for the Partnership itself, the General Partner may nonetheless render advisory services to other clients or accounts and may use the same trading strategies which are utilized in managing the Partnership's investments. However, the General Partner agrees and represents that any such other services will not affect its capacity to continue to render services to the Partnership of the quality and nature contemplated by this Agreement. If the General Partner determines to delegate its responsibility for trading decisions to one or more trading advisors, it may negotiate and enter into one or more management agreements with the advisor(s) on behalf of the Partnership, including a management agreement under which the General Partner is one of the advisors. Any such agreement could obligate the Partnership to pay management and incentive fees to the advisors in amounts determined by the General Partner acting in the best interests of the Partnership; provided, however, that such fees will in no event exceed those permitted under NASAA Guidelines for the Registration of Commodity Pools (the "Guidelines") and that neither the General Partner nor any affiliate of the General Partner shall receive an incentive fee in excess of 15% of New Trading Profits or a management fee if it or any of its affiliates receives any portion of the brokerage commissions paid by the Partnership. Specifically, except to the extent permitted by future changes to the Guidelines, incentive fees paid by the Partnership to an Advisor shall never exceed 15%, increased by an additional 2% for each 1% by which the Partnership's aggregate annual expenses are reduced below 6% annually, of New Trading Profits, calculated not more often than quarterly on the Valuation Date, over the highest previous Valuation Date.

     The General Partner shall monitor the trading and performance of any trading advisor for the Partnership and shall not permit the "churning" of the Partnership's account. The General Partner shall calculate the Net Assets of the Partnership daily and shall make available, upon the request of a Limited Partner, the Net Asset Value of a Unit of Limited Partnership Interest. The Partnership shall seek the best price and services available in its commodity futures brokerage transactions. The Partnership may not enter into an exclusive brokerage contract. The General Partner is authorized to enter into the Customer Agreement with Smith Barney Inc. ("SB") described in the Prospectus and to cause the Partnership to pay SB a monthly brokerage fee equal to 13/24 of 1% of month-end Net Assets (6.5% per year) (exclusive of fees incurred in connection with trading including exchange, clearing, floor brokerage, give-up and NFA fees) and to negotiate Customer Agreements in the future on these or other terms. Any interest or other income derived from any portion of the Partnership's assets whether held in the Partnership's margin account or otherwise shall accrue solely to the benefit of the Partnership except as otherwise provided in the Guidelines. Neither the General Partner nor any affiliate of the General Partner shall directly or indirectly pay or award any commissions or other compensation to any person engaged to sell Units of Limited Partnership Interests or to give investment advice to a potential Limited Partner, provided, however, that neither the General Partner nor any affiliate of the General Partner is prohibited from paying to a registered broker-dealer or other properly licensed person a normal sales commission, including trail commissions, for selling Units of Limited Partnership Interests. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership including, but not limited to, the following: opening bank accounts with state or national banks; paying, or authorizing the payment of, distributions to the Partners and expenses of the Partnership, such as management fees, brokerage commissions or fees, legal and accounting fees, printing and reporting fees, and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Partnership not being utilized as margin deposits. Only those goods and services enumerated in the Limited Partnership Agreement will be those provided by the General Partner to the Partnership. Except as provided in the Prospectus, the General Partner shall not take any action with respect to the assets or property of the Partnership which does not benefit the Partnership.

     The General Partner shall review, not less often than annually and to the extent practicable, the brokerage rates charged to public commodity pools which are comparable to the Partnership to determine that the brokerage fees being paid by the Partnership are competitive with such other rates. The General Partner may in its discretion, acting in the best interests of the Partnership, negotiate with SB to amend the Customer Agreement so that the Partnership is charged brokerage commissions on a round-turn basis instead of the monthly fee initially contemplated; provided that the commission rate agreed to is comparable to rates charged to comparable public commodity pools and further provided that such commissions, including pit brokerage fees will not exceed the limitation set forth in the Guidelines.

     The General Partner shall maintain a list of the names and addresses of, and interests owned by, all Partners, a copy of which shall be furnished to Limited Partners upon request either in person or by mail and upon payment of the cost of reproduction and mailing, and such other books and records relating to the business of the Partnership at the principal office of the Partnership. The General Partner shall retain such records for a period of not less than six years. The Limited Partners shall be given reasonable access to the books and records of the Partnership.

     The Partnership shall not enter into any contract with the General Partner or any of its affiliates or with any trading advisor which has a term of more than one year. The Partnership shall make no loans. Assets of the Partnership will not be commingled with assets of any other entity. Deposit of assets with a commodity broker or dealer shall not constitute commingling. Except as provided herein, no person may receive, directly or indirectly, any Net Asset fee for investment advice or management who shares or participates in any commodity brokerage commissions or fees from transactions for the Partnership; no broker (including the General Partner and its affiliates) may pay, directly or indirectly, rebates or give ups to any trading advisor; and such prohibitions shall not be circumvented by any reciprocal business arrangements. On loans made available to the Partnership by the General Partner or any of its affiliates, the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the lender's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the lender shall not receive points or other financing charges or fees regardless of the amounts.

     Subject to Paragraph 5 hereof, the General Partner may engage in other business activities and shall not be required to refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures contracts or otherwise. The General Partner may engage and compensate (consistent with the Guidelines) on behalf of the Partnership from funds of the Partnership, such persons, firms or corporations, including any affiliated person or entity, as the General Partner in its sole judgment shall deem advisable for the conduct and operation of the business of the Partnership.

     No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of its authority.

9. AUDITS AND REPORTS TO LIMITED PARTNERS.

     The Partnership books and records shall be audited annually by independent accountants. The Partnership will cause each Partner to receive (i) within 90 days after the close of each fiscal year, audited financial statements including a balance sheet and statements of income and partners' equity for the fiscal year then ended, and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for him to complete his federal income tax return. In addition, within 30 days of the end of each month the Partnership will provide each Limited Partner with reports showing Net Assets and Net Asset Value per Unit of Limited and General Partnership Interest as of the end of such month, as well as information relating to the advisory and brokerage fees and other expenses incurred by the Partnership during such month. Both annual and monthly reports shall include such additional information as the Commodity Futures Trading Commission may require under the Commodity Exchange Act to be given to participants in commodity pools such as the Partnership. The General Partner shall calculate the Net Asset Value per Unit of Limited and General Partnership Interest daily and shall make such information available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership. The General Partner will submit to state securities law administrators any information which such administrators require to be filed, including, but not limited to, copies of the annual and monthly reports to be provided to Limited Partners.

     In addition, if any of the following events occur, notice of such event shall be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit of Limited Partnership Interest to 50% or less of the Net Asset Value most recently reported; (ii) a decrease in assets maintained in cash to 50% or less of the amount most recently reported; (iii) any material change in contracts with advisors including any change in advisors or any modification in connection with the method of calculating the incentive fee; (iv) any change in commodity brokers or any change to payment or brokerage commissions on a round turn basis;
(v) any change in the General Partner; or (vi) any material change in the Partnership's trading policies or in any advisor's trading strategies; and (vii) any other material change affecting the compensation of any party. Any notice sent pursuant to this paragraph will include a description of the Limited Partners' voting rights and/or redemption rights under this Agreement. In the event of a change to payment of brokerage commissions on a round-turn basis, each Limited Partner will be notified and permitted to redeem his Units prior to the effective date of such change.

10. TRANSFER AND REDEMPTION OF UNITS.

     (a) Initial Limited Partner. As of the day after trading commences, the Initial Limited Partner may redeem his Unit for $1,000 and withdraw from the Partnership.

     (b) Transfer. Each Limited Partner expressly agrees that he will not assign, transfer or dispose of, by gift or otherwise, any of his Units of Limited Partnership interest or any part or all of his right, title and interest in the capital or profits of the Partnership without giving written notice of the assignment, transfer or disposition to the General Partner and that no assignment, transfer or disposition shall be effective against the Partnership or the General Partner until the first day of the month next succeeding the month in which the General Partner receives the written notice described below. Any assignment, transfer or disposition by an assignee of Units of Limited Partnership Interest of his interest in the capital or profits of the Partnership shall not be effective against the Partnership or the General Partner until the first day of the month next succeeding the month in which the General Partner receives the written notice described below.

     If the General Partner receives an opinion of counsel to the effect that a transfer should be prohibited in order to protect against treatment as a publicly traded partnership, such transfer shall be prohibited. Upon advice of counsel, the General Partner shall eliminate or modify any restrictions on substitutions or assignment at such time as the restriction is no longer necessary. If an assignment, transfer or disposition occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner. The written notice required by this paragraph shall specify the name and residence address of the assignee, the date of assignment, shall include a statement by the assignee that he agrees to give the above-described written notice to the General Partner upon any subsequent assignment, and shall be signed by the assignor and assignee. The General Partner may, in its sole discretion, waive receipt of the above-described notice or waive any defect therein. Any such assignee shall become a substituted Limited Partner only upon the consent of the General Partner (which consent may only be withheld for the purpose of preserving the Partnership's tax status or to avoid adverse legal consequences to the Partnership), upon the execution of a Power of Attorney by such assignee appointing the General Partner as his attorney-in-fact in the form contained in paragraph 13 hereof. The estate or any beneficiary of a deceased Limited Partner or assignee shall have no right to withdraw any capital or profits from the Partnership except by redemption of Units of Limited Partnership Interest. Upon the death of a Limited Partner, his estate shall have any rights of inventory, accounting, appraisal or examination of Partnership records as are granted by law. A substituted Limited Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of a Limited Partner of the Partnership. A substituted Limited Partner is also liable for the obligations of his assignor to make contributions to the Partnership, but shall not be liable for the obligations of his assignor under the Partnership Act to return distributions received by the assignor, provided, however, that a substituted Limited Partner shall not be obligated for liabilities unknown to him at the time he became a substituted Limited Partner and which could not be ascertained from this Agreement. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the further act or approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner and shall not have any of the rights of a Limited Partner except that the assignee shall be entitled to receive that share of capital or profits and shall have that right of redemption to which his assignor would otherwise have been entitled. An assigning Limited Partner shall remain liable to the Partnership as provided in the Partnership Act, regardless of whether his assignee becomes a substituted Limited Partner. The transfer of Units of Limited Partnership Interest shall be subject to all applicable securities laws. The transferor or assignor shall bear the cost related to such transfer or assignment. Certificates representing Units of Limited Partnership Interest may bear appropriate legends to the foregoing effect. Except for transfers by gift, inheritance, intrafamily transfers, family dissolutions and transfers to affiliates, no transfer may be made that results in either the transferor or the transferee holding fewer than three Units.

     (c) Redemption. After the end of six full months after the commencement of trading operations, a Limited Partner (or any assignee thereof) may withdraw some or all of his capital contribution and undistributed profits, if any, from the Partnership in multiples of the Net Asset Value of a Unit of Limited Partnership Interest (such withdrawal being herein referred to as "redemption") as of the last day of a calendar month (the "Redemption Date") after a request for redemption has been made to the General Partner; provided, that all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them. For the purpose of a redemption, any accrued liability for reimbursement of offering and organizational expenses will not reduce Net Asset Value per Unit. Interest earned by the Partnership will be used to reimburse SB for its initial payment of such expenses. As used herein, "request for redemption" shall mean a letter or oral request in a form specified by the General Partner received by the General Partner at least 10 days in advance of the Redemption Date. No partial redemptions are permitted if after giving effect to the redemption a Limited Partner would own fewer than three Units. Upon redemption a Limited Partner (or any assignee thereof) shall receive, per Unit of Limited Partnership Interest redeemed, an amount equal to the Net Asset Value of a Unit of Limited Partnership Interest as of the Redemption Date, less any amount owing by such Partner (and his assignee, if any) to the Partnership. If redemption is requested by an assignee, all amounts owed by the Partner to whom such Unit of Limited Partnership Interest was sold by the Partnership as well as all amounts owed by all assignees of such Unit of Limited Partnership Interest shall be deducted from the Net Asset Value of such Unit of Limited Partnership Interest upon redemption by an assignee. Payment will be made within 10 business days after the Redemption Date. The General Partner may temporarily suspend redemptions if necessary in order to liquidate commodity positions in an orderly manner, and may, in its discretion, in a particular case, permit redemptions before the end of any applicable holding period, partial redemptions, or at times other than month-end.

     The General Partner may, in its sole discretion and upon notice to the Limited Partners, declare a special redemption date on which Limited Partners may redeem their Units at Net Asset Value, provided that the Limited Partner submits a request for redemption in a form acceptable to the General Partner. The General Partner shall declare such a special redemption date whenever the Partnership experiences a decline in net asset value per unit as of the close of business on any business day to less than 50% of the net asset value per unit on the last valuation date. The Partnership shall suspend trading during such special redemption period.

11. PUBLIC OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

     The General Partner on behalf of the Partnership shall (i) cause to be filed a Registration Statement, and such amendments thereto as the General Partner deems advisable, with the United States Securities and Exchange Commission for the registration and public offering of the Units of Limited Partnership Interest, and (ii) qualify the Units of Limited Partnership Interest for sale under the securities laws of such States of the United States or foreign countries as the General Partner shall deem advisable.

     The General Partner may make such arrangements for the sale of the Units of Limited Partnership Interest as it deems appropriate, including, without limitation, the execution on behalf of the Partnership of a selling agreement with SB as an agent of the Partnership for the offer and sale of the Units of Limited Partnership Interest as contemplated in the Prospectus, the Partnership's offering document prepared from the Registration Statement.

12. ADMISSION OF ADDITIONAL PARTNERS.

     After the Public Offering of the Units of Limited Partnership Interest has been terminated by the General Partner, no additional General Partners will be admitted to the Partnership except as described in Paragraph 17(c). The General Partner may take such actions as may be necessary or appropriate at any time to offer new Units or partial Units and to admit new Limited Partners to the Partnership. Any new Limited Partners accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such on the books and records of the Partnership.

13. SPECIAL POWER OF ATTORNEY.

     Each Limited Partner does irrevocably constitute and appoint the General Partner and each other person or entity that shall after the date of this Agreement become a general partner of the Partnership with the power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and Certificate of Limited Partnership including amendments and/or restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change or modification of the Partnership in accordance with the terms of this Agreement; (iii) Certificates of Assumed Name; and (iv) Customer Agreements with SB or other commodity brokerage firms. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive and not be affected by the subsequent incapacity, disability or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney; provided, however, that the action taken was determined to be in the best interest of the Partnership and did not constitute negligence or misconduct of the General Partner or any successor thereto. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Paragraph, this Agreement shall control.

14. WITHDRAWAL OF A PARTNER.

     The Partnership shall be dissolved and its affairs wound up upon the assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17). The General Partner shall not withdraw from the Partnership without giving the Limited Partners one hundred twenty (120) days' prior written notice. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner shall not (in and of itself) dissolve the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Paragraph 10 hereof. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit; provided, however, that this waiver in no way limits the rights of the Limited Partners or their representatives to have access to the Partnership's books and records as described in Paragraph 8 hereof.

     If a General Partner withdraws as general partner and the Limited Partners elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. If the Partnership is continued pursuant to Paragraph 17, the General Partner will be responsible for all expenses resulting from its withdrawal or removal as a general partner. In the event of removal or withdrawal of the General Partner, the General Partner is entitled to a redemption of its interest in the Partnership at its Net Asset Value on the next Redemption Date following the date of General Partner removal or withdrawal.

15. NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

     The General Partner, subject to paragraph 16 hereof, shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

16. INDEMNIFICATION.

     (a) The General Partner and its Affiliates shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership, the General Partner (or its affiliate) was acting on behalf of or performing services for the Partnership and such loss or liability was not the result of negligence or misconduct of the General Partner or its Affiliates. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the General Partner shall have determined in good faith that such course of conduct was in the best interests of the Partnership and such loss or liability was not the result of negligence or misconduct on the part of the General Partner or its Affiliates.

     (b) Notwithstanding (a) above, the General Partner and its Affiliates and any person acting as a Broker-Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws.

     (c) The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     (d) For purposes of this Paragraph 16, the term "Affiliates" shall mean (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such person; (c) any person, directly or indirectly, controlling, controlled by, or under common control of such person; (d) any officer, director or partner of such person; or
(e) if such person is an officer, director or partner, any person for which such person acts in such capacity.

     (e) The provision of advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner or its Affiliates is prohibited.

     (f) Indemnification under this Agreement is recoverable from the assets of the Partnership and not from the Limited Partners.

17. AMENDMENTS; MEETINGS.

     (a) Amendments with Consent of the General Partner. If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement (including the Partnership's basic investment policies set forth in paragraph 3(b) hereof) such amendment shall be effective only if approved in writing by the General Partner and by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding and if made in accordance with the Partnership Act. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement. The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order to (i) clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Limited Partnership Agreement and the Prospectus); (ii) delete or add any provision of or to the Limited Partnership Agreement required to be deleted or added by the staff of any federal or state agency; or (iii) make any amendment to the Limited Partnership Agreement which the General Partner deems advisable (including but not limited to amendments necessary to effect the allocations proposed herein or to change the name of the Partnership) provided that such amendment is not adverse to the Limited Partners, or is required by law.

     (b) Meetings. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units of Limited Partnership Interest then outstanding, delivered in person or by certified mail that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice, either in person or by certified mail, to each Limited Partner of record mailed within fifteen days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty but not more than sixty days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

     (c) Amendments and Actions without Consent of the General Partner. At any meeting called pursuant to Paragraph 17(b), upon the approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Limited Partnership Interest, the following actions may be taken: (i) this Agreement may be amended in accordance with the Partnership Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner may be admitted immediately prior to the removal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (iv) if the General Partner elects to withdraw from the Partnership a new general partner or general partners may be admitted immediately prior to withdrawal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner, any of its affiliates or any commodity trading advisor to the Partnership may be terminated on sixty days' notice without penalty; and (vi) the sale of all the assets of the Partnership may be approved.

     (d) Continuation. Upon the assignment by the General Partner of all of its interest in the Partnership, the withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act, the Partnership is not dissolved and is not required to be wound up by reason of such event if, within 90 days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner. In the event of the withdrawal by the General Partner and the continuation of the Partnership pursuant to this paragraph, the General Partner shall pay all expenses incurred as a result of its withdrawal.

18. GOVERNING LAW.

     The validity and construction of this Agreement shall be governed by and construed in accordance with the laws of the State of New York including, specifically, the New York Revised Uniform Partnership Act, as amended (without regard to its choice of law principles); provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 18.

19. MISCELLANEOUS.

     (a) Priority among Limited Partners. No Limited Partner shall be entitled to any priority or preference over any other Limited Partner with regard to the return of contributions of capital or to the distribution of any profits or otherwise in the affairs of the Partnership.

     (b) Notices. All notices under this Agreement, other than reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner.

     (c) Binding Effect. This Agreement shall inure to and be binding upon all the parties, their successors, permitted assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the

Partnership records as to who are Partners and assignees and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Paragraph 17 hereof.

     (d) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

General Partner:                      Initial Limited Partner:

SMITH BARNEY
FUTURES MANAGEMENT INC.
                                       /s/     DAVID J. VOGEL
                                       ---------------------------------
                                               David J. Vogel
By: /s/   DAVID J. VOGEL
    ---------------------------
    David J. Vogel, President
                                        Limited Partners
                                          All Limited Partners now and hereafter
                                          admitted as limited partners of the
                                          Partnership pursuant to powers of
                                          attorney now and hereafter executed in
                                          favor of and delivered to the General
                                          Partner

                                                      By: SMITH BARNEY
                                                      FUTURES MANAGEMENT INC.
                                                      Attorney-in-Fact



                                        By: /s/   DAVID J. VOGEL
                                            ------------------------------
                                            David J. Vogel, President

                 (This page has been left blank intentionally.)

                                                                       EXHIBIT B

                             SMITH BARNEY WESTPORT
                               FUTURES FUND L.P.

                             SUBSCRIPTION AGREEMENT

Dear Sirs:

    A. SUBSCRIBER PROVISIONS.

    1. Subscription for Units. I hereby subscribe to purchase from Smith Barney Inc. the amount indicated below of units of limited partnership interest ("Units") of SMITH BARNEY WESTPORT FUTURES FUND L.P. (the "Partnership") at the Net Asset Value per Unit as of the date of my admission to the Partnership (as those terms are defined under "Plan of Distribution") (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimum in certain states). I UNDERSTAND THAT MY SUBSCRIPTION MAY BE REVOKED IF SB DETERMINES NOT TO CONDUCT MARKET-MAKING ACTIVITIES AS OF THE END OF A MONTH, THAT MY SUBSCRIPTION AMOUNT MAY BE ADJUSTED PENDING DETERMINATION OF MONTH-END NET ASSET VALUE PER UNIT AND THAT AMOUNTS NOT USED TO PURCHASE UNITS WILL BE RETURNED TO ME.

    2. Representations and Warranties. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I AM NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. As an inducement to the General Partner on behalf of the Partnership to accept my subscription for the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant to the General Partner and the Partnership as follows:

        (A) I HAVE RECEIVED A COPY OF THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE PARTNERSHIP, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT (AS SUPPLEMENTED BY STICKER SUPPLEMENTS, IF ANY) AND A COPY OF THE MOST RECENT MONTHLY STATEMENT AND ANNUAL REPORT, IF ANY, RELATING TO AND DESCRIBING THE TERMS AND CONDITIONS OF THIS OFFERING OF UNITS ("PROSPECTUS").

        (B) I MEET THE APPLICABLE INVESTOR SUITABILITY REQUIREMENTS SET FORTH IN EXHIBIT C TO THE PROSPECTUS AND REPRESENT THAT ALL THE INFORMATION SET FORTH WITH RESPECT TO MY FINANCIAL POSITION IS CORRECT AND COMPLETE AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT, AND IF THERE SHOULD BE ANY MATERIAL CHANGE IN SUCH INFORMATION PRIOR TO MY ADMISSION AS A LIMITED PARTNER, I WILL IMMEDIATELY FURNISH SUCH REVISED OR CORRECTED INFORMATION TO THE GENERAL PARTNER.

        (c) I hereby consent to the execution and delivery of the Customer Agreement between the Partnership and SB and to the payment to SB of fees as described in the Prospectus.

        (d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or SB for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

    3. Employee-Benefit Plans. The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan ("Director") represents and agrees as follows:

        (a) Either (A) or (B): (A) neither SB nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the "Plan"), or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan's investment decisions and which are individualized to the particular needs of the Plan.

        or (B) The relationship between the Plan and SB or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan's assets and the investment in the Partnership is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

        (b) Although an SB Financial Consultant may have suggested that the Director consider the investment in the Partnership, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

        (c) The Plan is in compliance with all applicable Federal regulatory requirements.

    4. Acceptance of Limited Partnership Agreement and Power of Attorney. I hereby apply to become a limited partner as of the date the sale of my Units becomes effective, and I hereby agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

    I hereby irrevocably constitute and appoint Smith Barney Futures Management Inc., the General Partner of the Partnership, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Partnership and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Partnership; (iii) certificates of assumed name; and
(iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.
                               ------------------

    B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.

                               ------------------

    C. RISK DISCLOSURE.

        1. Investment in the Partnership is speculative and includes the risks summarized under "Risk Factors" in the Prospectus. Each investor must be able to afford the risks of an investment in the Partnership.

        2. Smith Barney Futures Management Inc., the General Partner, is an affiliate of Smith Barney Inc. ("SB"). SB is the Market-Maker and the Commodity Broker/Dealer and recipient of brokerage fees. Therefore, conflicts of interest exist (see "Conflicts of Interest" and "The Commodity Broker/Dealer" in the Prospectus). SB will receive substantial brokerage fees from the Partnership regardless of the Partnership's trading performance (see "Fees and Expenses to the Partnership" in the Prospectus).

        3. An Investor may transfer or redeem his Units only as of the last day of a calendar month, all as set forth in the Prospectus and the Limited Partnership Agreement.

        4. The offering of Units is made solely on the information in the Prospectus and Exhibits thereto. No person is authorized to make any representations not contained in the Prospectus.

                    SMITH BARNEY WESTPORT FUTURES FUND L.P.            EXHIBIT B
                               SECONDARY OFFERING
                         UNITS SUBJECT TO AVAILABILITY
                                PLEASE COMPLETE

SUBSCRIPTION AMOUNT (MINIMUM $5,000,
EXCEPT $2,000 FOR EMPLOYEE-BENEFIT PLANS
INCLUDING IRAS. SUBJECT TO HIGHER
MINIMUMS IN
CERTAIN STATES. SEE EXHIBIT
C -- SUITABILITY REQUIREMENTS.)


   __________________                        _______________________________
   |  $             |                        | / / / /-/ / / / / /-/ / / / |
   |________________|                        |_____________________________|
                                               SMITH BARNEY ACCOUNT NUMBER


ACCOUNT NAME        ____________________________________________

                    ____________________________________________
STATE OR COUNTRY
OF RESIDENCE        ____________________________________________


                      CIRCLE APPLICABLE ACCOUNT TYPE BELOW

1 INDIVIDUAL ACCOUNT             3 CORPORATION                               6 IRA, KEOGH, SEP
2 JOINT ACCOUNT                  4 PARTNERSHIP                               7 EMPLOYEE BENEFIT PLAN
                                 5 TRUST                                     8 OTHER________________

                                    PAYMENT

PAYMENT FOR SUBSCRIPTIONS MAY BE MADE BY AUTHORIZING YOUR FINANCIAL CONSULTANT TO DEBIT YOUR SMITH BARNEY INC. SECURITIES ACCOUNT IN THE AMOUNT OF YOUR SUBSCRIPTION. SUBSCRIBERS WHO AUTHORIZE SMITH BARNEY INC. TO DEBIT THEIR SECURITIES ACCOUNT MUST HAVE THEIR SUBSCRIPTION PAYMENT IN THEIR ACCOUNT ON THE SPECIFIED SETTLEMENT DATE. THE ACCOUNT WILL BE DEBITED ON OR BEFORE THE EFFECTIVE DATE OF PURCHASE FOLLOWING NOTIFICATION TO THE INVESTOR OF THE ACCEPTANCE OF THE SUBSCRIPTION.

                                   SIGNATURE

IF JOINT OWNERSHIP, ALL PARTIES MUST SIGN. IF FIDUCIARY, PARTNERSHIP OR CORPORATION, INDICATE TITLE OF SIGNATORY UNDER SIGNATURE LINES.


____________________________________________________________       ____________________________________________________________
                   SUBSCRIBER'S SIGNATURE                                             SUBSCRIBER'S SIGNATURE

____________________________________________________________       ____________________________________________________________
                           TITLE                                                              TITLE

____________________________________________________________       ____________________________________________________________
                            DATE                                                               DATE

                           BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of Rule 2810 of the NASD's Conduct Rules, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

Branch Manager's Signature _________________________________

Print Name: ________________________________________________
--------------------------------------------------------------------------------


FOR BRANCH USE                                                           ENTER IOI FOR SECURITY NO.
FC PLEASE COMPLETE                                                       INDICATED BELOW (CHECK ONE):
FINANCIAL CONSULTANT NAME                                                    8955450 ________
_____________________________________________________
PRINT NAME __________________________________________
FC TELEPHONE NO. ____________________________________
FC WIRE CODE ________________________________________

                   SEND COMPLETED SUBSCRIPTION AGREEMENT TO:

                      SMITH BARNEY FUTURES MANAGEMENT INC.
                        390 GREENWICH STREET - 1ST FLOOR
                            NEW YORK, NEW YORK 10013
                    ATTN.: KRISTIN MCAREE TEL (212) 723-4976
                     NOT ACCEPTABLE FOR CLIENT SUBSCRIPTION

                                                                       EXHIBIT C

                            SUITABILITY REQUIREMENTS

     (a) I understand that a subscriber must have (i) net worth of at least $150,000 (exclusive of home, furnishings and automobiles), or (ii) net worth of at least $45,000 (exclusive of home, furnishings and automobiles) and an annual income of $45,000. I understand that certain states impose more restrictive investment requirements than the foregoing.

     (b) I understand that the investment requirements as to net worth ("NW") (exclusive of home, furnishings and automobiles) and past and anticipated annual income ("AI") or taxable income ("TI") set forth below opposite the state in which I am a resident apply to my subscription:

Alaska....................  $225,000 NW or $75,000 NW and $75,000 AI
Arizona...................  $225,000 NW and (1) or $75,000 NW and $75,000 AI and (1)
California................  $250,000 NW or $100,000 NW and $65,000 AI
Iowa......................  $225,000 NW and (1) or $75,000 NW and $75,000 AI and (1)
Maine.....................  $200,000 NW or $50,000 NW and $50,000 AI
Massachusetts.............  $225,000 NW or $60,000 NW and $60,000 AI
Michigan..................  $225,000 NW and (1) or $60,000 NW and $60,000 AI and (1)
Minnesota.................  $225,000 NW or $60,000 NW and $60,000 AI
Mississippi...............  $225,000 NW and $60,000 AI
Missouri..................  $225,000 NW or $75,000 NW and $75,000 AI
North Carolina............  $225,000 NW or $60,000 NW and $60,000 TI
Pennsylvania..............  $175,000 NW and (2) or $100,000 NW and $50,000 AI and (2)
South Dakota..............  $225,000 NW or $60,000 NW and $60,000 Annual Gross Income
Tennessee.................  $225,000 NW or $60,000 NW and $60,000 AI
Texas.....................  $225,000 NW or $60,000 NW and $60,000 TI

     --------------------
     (1) In addition, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

     (2) In addition, if my net worth is less than $1,000,000, my investment will represent no more than 10% of my net worth less the value of any other investments in limited partnership interests.

     (c) [Iowa Individual Retirement Accounts only]. I understand that my investment in the Partnership must be for a minimum of $3,000.

     (d) [For all Maine Residents including employee-benefit plans]. Your investment in the Partnership, whether in the initial or continuous offering, must be for a minimum of $5,000.

     (e) [Ohio Residents only]. I understand that my investment will represent no more than 10% of my net worth less the value of any other investment in limited partnership interests.

     (f) [For South Dakota investors]. IN THE CASE OF SALES TO FIDUCIARY ACCOUNTS, THE FOLLOWING MINIMUM INCOME AND NET WORTH STANDARDS SHALL BE MET BY THE BENEFICIARY, THE FIDUCIARY ACCOUNT, OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS TO PURCHASE THE UNITS IF THE DONOR OR GRANTOR IS THE FIDUCIARY: (A) A MINIMUM ANNUAL GROSS INCOME OF $60,000 AND A MINIMUM NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS, AND AUTOMOBILES) OF $60,000; OR (B) A MINIMUM NET WORTH OF $225,000 (EXCLUSIVE OF HOME, HOME FURNISHINGS, AND AUTOMOBILES).

                 (This page has been left blank intentionally.)

                                                                  EXECUTION COPY

                             SMITH BARNEY WESTPORT
                               FUTURES FUND L.P.

                             SUBSCRIPTION AGREEMENT

Dear Sirs:

    A. SUBSCRIBER PROVISIONS.

    1. Subscription for Units. I hereby subscribe to purchase from Smith Barney Inc. the amount indicated below of units of limited partnership interest ("Units") of SMITH BARNEY WESTPORT FUTURES FUND L.P. (the "Partnership") at Net Asset Value per Unit as of the date of my admission to the Partnership (as those terms are defined under "Plan of Distribution") (with a minimum investment of $5,000, except $2,000 for employee-benefit plans, subject to higher minimum in certain states). I UNDERSTAND THAT MY SUBSCRIPTION MAY BE REVOKED IF SB DETERMINES NOT TO CONDUCT MARKET-MAKING ACTIVITIES AS OF THE END OF A MONTH, THAT MY SUBSCRIPTION AMOUNT MAY BE ADJUSTED PENDING DETERMINATION OF MONTH-END NET ASSET VALUE PER UNIT AND THAT AMOUNTS NOT USED TO PURCHASE UNITS WILL BE RETURNED TO ME.

    2. Representations and Warranties. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, I AM NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. As an inducement to the General Partner on behalf of the Partnership to accept my subscription for the Units for which I have subscribed, I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant to the General Partner and the Partnership as follows:

        (A) I HAVE RECEIVED A COPY OF THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE PARTNERSHIP, INCLUDING THE LIMITED PARTNERSHIP AGREEMENT (AS SUPPLEMENTED BY STICKER SUPPLEMENTS, IF ANY) AND A COPY OF THE MOST RECENT MONTHLY STATEMENT AND ANNUAL REPORT, IF ANY, RELATING TO AND DESCRIBING THE TERMS AND CONDITIONS OF THIS OFFERING OF UNITS ("PROSPECTUS").

        (B) I MEET THE APPLICABLE INVESTOR SUITABILITY REQUIREMENTS SET FORTH IN EXHIBIT C TO THE PROSPECTUS AND REPRESENT THAT ALL THE INFORMATION SET FORTH WITH RESPECT TO MY FINANCIAL POSITION IS CORRECT AND COMPLETE AS OF THE DATE OF THIS SUBSCRIPTION AGREEMENT, AND IF THERE SHOULD BE ANY MATERIAL CHANGE IN SUCH INFORMATION PRIOR TO MY ADMISSION AS A LIMITED PARTNER, I WILL IMMEDIATELY FURNISH SUCH REVISED OR CORRECTED INFORMATION TO THE GENERAL PARTNER.

        (c) I hereby consent to the execution and delivery of the Customer Agreement between the Partnership and SB and to the payment to SB of fees as described in the Prospectus.

        (d) If I am not a citizen or resident of the United States for federal income tax purposes, I represent that I am not a dealer in commodities and I agree to pay the General Partner or SB for any taxes, including but not limited to withholding tax, imposed as a result of my status as a limited partner.

    3. Employee-Benefit Plans. The undersigned individual, employer or trustee who has investment discretion over the assets of the subscribing employee-benefit plan ("Director") represents and agrees as follows:

        (a) Either (A) or (B): (A) neither SB nor any of its employees or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the "Plan"), or (ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan's investment decisions and which are individualized to the particular needs of the Plan.

        or (B) The relationship between the Plan and SB or any of its employees or affiliates comes within (i) or (ii) above with respect to only a portion of the Plan's assets and the investment in the Partnership is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

        (b) Although an SB Financial Consultant may have suggested that the Director consider the investment in the Partnership, the Director has studied the Prospectus and has made the investment decision solely on the basis of the Prospectus and without reliance on such suggestion.

        (c) The Plan is in compliance with all applicable Federal regulatory requirements.

    4. Acceptance of Limited Partnership Agreement and Power of Attorney. I hereby apply to become a limited partner as of the date the sale of my Units becomes effective, and I hereby agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed therein.

    I hereby irrevocably constitute and appoint Smith Barney Futures Management Inc., the General Partner of the Partnership, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to execute, acknowledge, swear to, file and record on my behalf in the appropriate public offices (i) the Limited Partnership Agreement of the Partnership and a Certificate of Limited Partnership, including amendments and restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change, modification or restatement of the Limited Partnership Agreement in accordance with the terms of the Limited Partnership Agreement, as amended, including any instruments necessary to dissolve the Partnership; (iii) certificates of assumed name; and
(iv) customer agreements with any commodity brokerage firm. The power of attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and survive the death, disability or incapacity of the undersigned.
                               ------------------

    B. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except for matters arising under federal and state securities laws.
                               ------------------

    C. RISK DISCLOSURE.

        1. Investment in the Partnership is speculative and includes the risks summarized under "Risk Factors" in the Prospectus. Each investor must be able to afford the risks of an investment in the Partnership.

        2. Smith Barney Futures Management Inc., the General Partner, is an affiliate of Smith Barney Inc. ("SB"). SB is the Market-Maker and the Commodity Broker/Dealer and recipient of brokerage fees. Therefore, conflicts of interest exist (see "Conflicts of Interest" and "The Commodity Broker/Dealer" in the Prospectus). SB will receive substantial brokerage fees from the Partnership regardless of the Partnership's trading performance (see "Fees and Expenses to the Partnership" in the Prospectus).

        3. An Investor may transfer or redeem his Units only as of the last day of a calendar month, all as set forth in the Prospectus and the Limited Partnership Agreement.

        4. The offering of Units is made solely on the information in the Prospectus and Exhibits thereto. No person is authorized to make any representations not contained in the Prospectus.

                    SMITH BARNEY WESTPORT FUTURES FUND L.P.       EXECUTION COPY
                               SECONDARY OFFERING
                         UNITS SUBJECT TO AVAILABILITY
                                PLEASE COMPLETE


SUBSCRIPTION AMOUNT (MINIMUM $5,000,
EXCEPT $2,000 FOR EMPLOYEE-BENEFIT PLANS
INCLUDING IRAS. SUBJECT TO HIGHER
MINIMUMS IN
CERTAIN STATES. SEE EXHIBIT
C -- SUITABILITY REQUIREMENTS.)


   __________________                        _______________________________
   |  $             |                        | / / / /-/ / / / / /-/ / / / |
   |________________|                        |_____________________________|
                                               SMITH BARNEY ACCOUNT NUMBER


ACCOUNT NAME        ____________________________________________

                    ____________________________________________
STATE OR COUNTRY
OF RESIDENCE        ____________________________________________


                      CIRCLE APPLICABLE ACCOUNT TYPE BELOW

1 INDIVIDUAL ACCOUNT             3 CORPORATION                               6 IRA, KEOGH, SEP
2 JOINT ACCOUNT                  4 PARTNERSHIP                               7 EMPLOYEE BENEFIT PLAN
                                 5 TRUST                                     8 OTHER _______________

                                    PAYMENT

PAYMENT FOR SUBSCRIPTIONS MAY BE MADE BY AUTHORIZING YOUR FINANCIAL CONSULTANT TO DEBIT YOUR SMITH BARNEY INC. SECURITIES ACCOUNT IN THE AMOUNT OF YOUR SUBSCRIPTION. SUBSCRIBERS WHO AUTHORIZE SMITH BARNEY INC. TO DEBIT THEIR SECURITIES ACCOUNT MUST HAVE THEIR SUBSCRIPTION PAYMENT IN THEIR ACCOUNT ON THE SPECIFIED SETTLEMENT DATE. THE ACCOUNT WILL BE DEBITED ON OR BEFORE THE EFFECTIVE DATE OF PURCHASE FOLLOWING NOTIFICATION TO THE INVESTOR OF THE ACCEPTANCE OF THE SUBSCRIPTION.

                                   SIGNATURE

IF JOINT OWNERSHIP, ALL PARTIES MUST SIGN. IF FIDUCIARY, PARTNERSHIP OR CORPORATION, INDICATE TITLE OF SIGNATORY UNDER SIGNATURE LINES.


____________________________________________________________       ____________________________________________________________
                   SUBSCRIBER'S SIGNATURE                                             SUBSCRIBER'S SIGNATURE

____________________________________________________________       ____________________________________________________________
                           TITLE                                                              TITLE

____________________________________________________________       ____________________________________________________________
                            DATE                                                               DATE

                           BRANCH MANAGER ATTESTATION

I have received all documents required to open this account and acknowledge the suitability of this investment for the client pursuant to Paragraphs (b)(2)(B) and (b)(3)(D) of Rule 2810 of the NASD's Conduct Rules, which sections require that (i) in recommending the purchase of Units, the selling agent determine the suitability of the Subscriber and maintain records containing the basis of the suitability determination; and (ii) prior to executing a purchase of Units, the selling agent inform the subscriber of facts relating to the liquidity and marketability of the Units. If the account is a partnership or trust, I acknowledge that my review of the partnership or trust allows investments in limited partnerships whose principal business is in futures trading.

Branch Manager's Signature  ________________________________

Print Name:  ______________________________________________
--------------------------------------------------------------------------------


FOR BRANCH USE                                                           ENTER IOI FOR SECURITY NO.
FC PLEASE COMPLETE                                                       INDICATED BELOW (CHECK ONE):
FINANCIAL CONSULTANT NAME                                                    8955450  __________
_________________________________________________
PRINT NAME ______________________________________
FC TELEPHONE NO. ________________________________
FC WIRE CODE ____________________________________

                   SEND COMPLETED SUBSCRIPTION AGREEMENT TO:

                      SMITH BARNEY FUTURES MANAGEMENT INC.
                        390 GREENWICH STREET - 1ST FLOOR
                            NEW YORK, NEW YORK 10013
                    ATTN.: KRISTIN MCAREE TEL (212) 723-4976
                      PHOTOCOPIES OR FAXES NOT ACCEPTABLE

                                    PART II

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Filing Fee -- Securities and Exchange Commission (1933
  Act)......................................................  $      0
Filing Fee -- National Association of Securities Dealers,
  Inc. .....................................................  $      0
Printing Expenses...........................................  $ 50,000*
Legal Fees..................................................  $100,000*
Blue Sky Fees and Expenses (excluding legal fees)...........  $ 40,000*
Accounting Fees.............................................  $ 10,000*
Marketing...................................................  $ 20,000*
Miscellaneous...............................................  $  5,000
                                                              --------
     Total..................................................  $225,000*
                                                              ========

     -------------------------
     *Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 16 of the Limited Partnership Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for indemnification of the General Partner, its officers, directors, stockholders, employees and controlling persons. The General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the General Partner shall have determined in good faith that such course of conduct was in the best interest of the Partnership and such loss or liability was not the result of negligence or misconduct on the part of the General Partner or its Affiliates. Notwithstanding the foregoing, the Registrant is not permitted to indemnify the General Partner or its affiliates for liabilities resulting from a violation of the Securities Act of 1933 or any State securities law in connection with the offer or sale of the Units of limited partnership interest.

     [Section 5] of the Market Making Agreement provides for indemnification of the Registrant by SB against any and all loss, liability, claim, damage and expense arising out of or based upon any untrue or alleged untrue statement of material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any related sales material used by SB in connection with this offering of Units, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that such statement or omission was made in reliance upon and in conformity with information furnished to the Registrant by SB, expressly for use in any preliminary prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereto.

     Section 7 of the Customer Agreement provides for indemnification of SB by the Registrant against any loss, liability, damage, cost, expense (including attorneys' fees and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if SB acted in good faith and in a manner it reasonably believed to be in the best interest of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter which as to SB constituted negligence, misconduct or breach of its fiduciary obligations to the Registrant, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, SB is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper, and further provided that no indemnification shall be available from the Registrant if such indemnification is prohibited by Section 16 of the Limited Partnership Agreement.

     Section 6 of the Management Agreement provides for indemnification by the General Partner of the Advisor for any loss, liability, damage, cost, expense (including without limitation, attorneys' and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and provided that its conduct did not constitute negligence, intentional misconduct, or a breach of its fiduciary obligations to the Registrant's commodity trading advisor, unless and only to the extent that the court or administrative forum in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Advisor is fairly and reasonably entitled to indemnity for such expenses which such court or administrative forum shall deem proper, and further provided that no indemnification shall be available from the Registrant if such indemnification is prohibited by Section 16 of the Limited Partnership Agreement.

     The agreements filed as Exhibits 1.1, 10.1 and 10.4 contain certain indemnity provisions.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     On March 31, 1997 Registrant sold one Unit of Limited Partnership Interest to David J. Vogel for $1,000. No underwriting or sales commissions were paid in connection with this sale. The Registrant claims an exemption from registration based on Section 4(2) of the Securities Act of 1933 as a sale not involving a public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS:

           1.1 --    Form of Market-Making Agreement among Registrant, Smith
                     Barney Futures Management Inc. and Smith Barney Inc.
           3.1 --    Limited Partnership Agreement (included as Exhibit A to the
                     Prospectus)
          *3.2 --    Certificate of Limited Partnership of Registrant
          *4.1 --    Specimen of Unit Certificate
           5.1 --    Opinion of Willkie Farr & Gallagher relating to the legality of the Units
           8.1 --    Tax Opinion of Willkie Farr & Gallagher
         *10.1 --    Form of Customer Agreement between Registrant and Smith
                     Barney Inc.
          10.2 --    Form of Subscription Agreement (included as Exhibit B to the
                     Prospectus)
          10.3 --    Form of Escrow Agreement among the Registrant, Smith Barney
                     Futures Management Inc., Smith Barney Inc. and the Escrow
                     Agent relating to escrow of subscription funds.
         *10.4 --    Form of Management Agreement among Registrant, Smith Barney
                     Futures Management Inc. and John W. Henry & Company, Inc.
          10.5 --    Form of Amended Management Agreement among Registrant, Smith
                     Barney Futures Management Inc. and John W. Henry & Company,
                     Inc.
          24.1 --    Consent of Independent Accountants (included in Part II of this Registration Statement)
          24.2 --    Consent of Counsel (included in Part II of this Registration
                     Statement)

---------------
       * Previously filed as like-numbered Exhibits to Registration Statement No. 333-24923, and incorporated by reference herein.

     (b) FINANCIAL STATEMENT SCHEDULES:

          Not Applicable.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK ON THE 18TH DAY OF JUNE, 1998.

                                          SMITH BARNEY WESTPORT
                                            FUTURES FUND L.P.

                                               By       SMITH BARNEY FUTURES
                                                        MANAGEMENT INC.
                                                       (General Partner)
                                               By /s/ DAVID J. VOGEL
                                              ----------------------------------

                                                David J. Vogel, President and
                                                             Director

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                     SIGNATURE                       TITLE                                    DATE
                     ---------                       -----                                    ----

               SMITH BARNEY FUTURES                  General Partner                      June 18, 1998
                  MANAGEMENT INC.

                /s/ DAVID J. VOGEL                   Director, Principal Executive        June 18, 1998
---------------------------------------------------    Officer and President
                  DAVID J. VOGEL

              /s/ MICHAEL R. SCHAEFER                Director                             June 18, 1998
---------------------------------------------------
                MICHAEL R. SCHAEFER

                /s/ STEVEN J. KELTZ                  Secretary and Director               June 18, 1998
---------------------------------------------------
                  STEVEN J. KELTZ

              /s/ JACK H. LEHMAN III                 Chairman and Director                June 18, 1998
---------------------------------------------------
                JACK H. LEHMAN III

              /s/ DANIEL A. DANTUONO                 Treasurer, Chief Financial           June 18, 1998
---------------------------------------------------    Officer and Director
                DANIEL A. DANTUONO

           /s/ DANIEL R. MCAULIFFE, JR.              Director                             June 18, 1998
---------------------------------------------------
             DANIEL R. MCAULIFFE, JR.

                /s/ SHELLEY ULLMAN                   Director                             June 18, 1998
---------------------------------------------------
                  SHELLEY ULLMAN

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-1 of Smith Barney Westport Futures Fund L.P. to be used in registering, under the Securities Act of 1933, 120,000 Outstanding Units of Limited Partnership Interest for a secondary offering of (i) our report dated March 31, 1998 on our audit of the statement of financial condition of Smith Barney Futures Management Inc. and (ii) our report dated March 6, 1998 on our audit of the financial statements of Smith Barney Westport Futures Fund L.P.

     We also consent to the reference to our firm under the caption "Experts".

                                          /s/  COOPERS & LYBRAND L.L.P.

New York, New York
June 18, 1998

                               CONSENT OF COUNSEL

     As counsel for the Registrant, we hereby consent to the references made to our firm in this Registration Statement.

                                          /s/  WILLKIE FARR & GALLAGHER

New York, New York
June 19, 1998

                               INDEX TO EXHIBITS

                                                                                  SEQUENTIALLY
         EXHIBIT                                                                    NUMBERED
         NUMBER                                EXHIBIT                                PAGE
         -------                               -------                            ------------
           1.1 --    Form of Market-Making Agreement among Registrant, Smith
                     Barney Futures Management Inc. and Smith Barney Inc.
           3.1 --    Limited Partnership Agreement (included as Exhibit A to the
                     Prospectus)
          *3.2 --    Certificate of Limited Partnership of Registrant
          *4.1 --    Specimen of Unit Certificate
           5.1 --    Opinion of Willkie Farr & Gallagher relating to the legality of the Units
           8.1 --    Tax Opinion of Willkie Farr & Gallagher
         *10.1 --    Form of Customer Agreement between Registrant and Smith
                     Barney Inc.
          10.2 --    Form of Subscription Agreement (included as Exhibit B to the
                     Prospectus)
          10.3 --    Form of Escrow Agreement among the Registrant, Smith Barney
                     Futures Management Inc., Smith Barney Inc. and the Escrow
                     Agent relating to escrow of subscription funds
         *10.4 --    Form of Management Agreement among Registrant, Smith Barney
                     Futures Management Inc. and John W. Henry & Company, Inc.
          10.5 --    Form of Amended Management Agreement among Registrant, Smith
                     Barney Futures Management Inc. and John W. Henry & Company,
                     Inc.
          24.1 --    Consent of Independent Accountants (included in Part II of this Registration Statement)
          24.2 --    Consent of Counsel (included in Part II of this Registration
                     Statement)

---------------
       * Previously filed as like-numbered Exhibits to Registration Statement No. 333-24923, and incorporated by reference herein.